EXHIBIT 10.13


                             AGREEMENT FOR PURCHASE
                               AND SALE OF ASSETS


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                               TABLE OF CONTENTS

                                                                           PAGE

ARTICLE......................................................................2

DEFINITIONS..................................................................2

ARTICLE 2...................................................................10

PURCHASE AND SALE OF SELLERS' ASSETS........................................10
     2.1 Purchase and Sale of Assets........................................10
         2.1.1.   Real Property.............................................10
         2.1.2.   Machinery and Equipment...................................11
         2.1.3.   Inventory.................................................11
         2.1.4.   Contracts.................................................11
         2.1.5.   Personal Property.........................................11
         2.1.6.   Intentionally Omitted.....................................11
         2.1.7.   Prepaid Expenses..........................................11
         2.1.8.   Accounts Receivable and Notes Receivable..................11
         2.1.9.   Provider Numbers and Agreements...........................11
         2.1.10.  Other Assets..............................................11
     2.2 Excluded Assets....................................................12

ARTICLE 3...................................................................13

ASSUMPTION OF LIABILITIES; AND EXCLUDED LIABILITIES.........................13
     3.1 Liabilities to Be Assumed by Purchasers............................13
         3.1.1.   Contracts and Leases......................................13
         3.1.2.   Vacation Leave and Paid Time Off..........................13
         3.1.3.   Extended Illness Bank ("EIB") Accumulations...............13
         3.1.4.   Intentionally Omitted.....................................13
         3.1.5.   Accounts Payable..........................................14
         3.1.6.   Other Liabilities.........................................14
     3.2 Excluded Liabilities...............................................14

ARTICLE 4...................................................................15

EARNEST MONEY DEPOSIT AND CONSIDERATION.....................................15
     4.1 Earnest Money Deposit..............................................15
     4.2 Consideration .....................................................16
         4.2.1.   Allocation................................................16
         4.2.2.   Physical Count of Inventory...............................16
         4.2.3.   Net Working Capital Calculation...........................17
     4.3 Post-Closing Adjustments...........................................17
         4.3.1.   Post-Closing Adjustment Payment...........................17


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ARTICLE 5...................................................................18

CLOSING AND CLOSING DATE....................................................18
     5.1 Date, Location ....................................................18
     5.2 Allocation of Income and Real Estate Taxes.........................18
     5.3 The Sellers Deliverables...........................................18
     5.4 Purchasers Deliverables............................................20
     5.5 Designation of Affiliates..........................................20
     5.6 Closing Costs......................................................20
     5.7 Baptist Bonds......................................................21

ARTICLE 6...................................................................21

REPRESENTATIONS AND WARRANTIES OF SELLERS...................................21
     6.1  Authority to Enter into Agreement; Enforceability.................21
     6.2  Organization and Standing.........................................21
     6.3  Financial Statements, Undisclosed Liabilities.....................22
     6.4  Compliance with Laws..............................................22
     6.5  Litigation .......................................................22
     6.6  No Patient Trust Funds............................................22
     6.7  No Breach ........................................................23
     6.8  Insurance Coverage................................................23
     6.9  Absence of Material Adverse and Other Changes.....................23
     6.10 No Broker or Finder...............................................24
     6.11 Payment of Taxes..................................................24
     6.12 Unemployment Insurance............................................25
     6.13 Medical Staff.....................................................25
     6.14 Fraud and Abuse; Cost Reports; Medicare and AHCCCS Certification..26
     6.15 JCAHO Accreditation...............................................26
     6.16 Labor Relations...................................................27
     6.17 Employee Benefit Plans............................................27
     6.18 Bond Requirements.................................................28
     6.19 Contracts ........................................................28
     6.20 Opinion of Financial Advisor......................................29
     6.21 Accounts Receivable Inventory.....................................29
     6.22 Equipment.........................................................29
     6.23 Title to Personal Property........................................29
     6.24 Real Property.....................................................30
     6.25 Environmental Matters.............................................31
     6.26 Intellectual Properties, Computer Software, etc...................32
     6.27 Employees ........................................................32
     6.28 Special Funds.....................................................32
     6.29 Solvency .........................................................33
     6.30 Operation of the Baptist Facilities...............................33
     6.31 Material Misstatements or Omissions...............................33


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ARTICLE 7...................................................................33

ADDITIONAL REPRESENTATIONS AND WARRANTIES OF BHHS...........................33
     7.2. Litigation........................................................34
     7.3. No Breach ........................................................34
     7.4  Subsidiary and Third Party Rights.................................34

ARTICLE 8...................................................................36

REPRESENTATIONS AND WARRANTIES OF PURCHASER.................................36
     8.1 Authority to Enter into Agreement; Enforceability..................36
     8.2 Organization and Standing..........................................36
     8.3 Litigation ........................................................36
     8.4 Financial Statements; Undisclosed Liabilities; Solvency............36
     8.5 Compliance with Laws and Other Instruments.........................37
     8.6 No Breach .........................................................37
     8.7 Vanguard's and Purchasers' Management Experience...................37
     8.8 No Broker or Finder................................................37
     8.9 Material Misstatements or Omissions................................37

ARTICLE 9...................................................................37

PRE-CLOSING COVENANTS OF SELLERS............................................37
     9.1  Preserve Accuracy of Representations and Warranties...............38
     9.2  Operate in Ordinary Course........................................38
     9.3  Access to Information.............................................38
     9.4  Maintain Books and Accounting Practices...........................39
     9.5  Third Party Authorizations/Notifications..........................39
     9.6  Best Reasonable Efforts and Continuing Cooperation................39
     9.7  Maintain Insurance Coverage.......................................40
     9.8  Preliminary Title Report..........................................40
     9.9  Surveys ..........................................................41
     9.10 Environmental Reports.............................................41
     9.11 UCC Reports ......................................................41
     9.12 Alternative Proposals.............................................41
     9.13 Negative Covenants................................................42
     9.14 Casualty .........................................................43
     9.15 Insurance Ratings.................................................43
     9.16 Tail Insurance....................................................43
     9.17 Arizona Conversion Statute........................................44
     9.18 HCFA Survey ......................................................44
     9.19 Use Restrictions and Subdivision of Option Property...............44


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ARTICLE 10..................................................................44

PRE-CLOSING COVENANTS OF PURCHASERS.........................................44
     10.1 Preserve Accuracy of Representations and Warranties...............44
     10.2 Access to Information.............................................44
     10.3 Third Party Authorizations/Notifications..........................44
     10.4 Reasonable Best Efforts and Continuing Cooperation................45
     10.5 Lender Approval...................................................45

ARTICLE 11..................................................................45

JOINT COVENANTS OF THE PARTIES..............................................45
     11.1 Non-Disclosure; Confidentiality...................................45
     11.2 Publicity ........................................................45
     11.3 Survival/Remedies.................................................46
     11.4 Other Confidentiality Agreements..................................46
     11.5 Certain Employment and Severance Arrangements.....................46

ARTICLE 12..................................................................47

ADDITIONAL POST-CLOSING AGREEMENTS/OBLIGATIONS OF THE PARTIES...............47
     12.1  Employment of Sellers' Employees; Additional Employee Matters....47
           12.1.1.  Employment of Employees.................................47
           12.1.2.  WARN Act ...............................................48
           12.1.3.  Sellers' Plans..........................................49
           12.1.4.  Ads.....................................................49
           12.1.5.  Employee Releases and Waivers; Certain Severance
                    and Retention Benefits..................................49
     12.2  Staffing Levels..................................................50
     12.3  Medical Staff Matters............................................50
           12.3.1.  Medical Staff Appointment...............................50
           12.3.2.  No Discrimination.......................................50
           12.3.3.  Discontinuance/Reduction of Clinical Services...........50
           12.3.4.  Cardiovascular Services.................................51
           12.3.5.  Family Services Practice................................51
     12.4  Community Board..................................................51
     12.5  Management by Purchaser's Board of Directors.....................51
     12.6  Regional Boards..................................................52
           12.6.1.  Regional Board..........................................52
           12.6.2.  Regional Medical Board..................................52
     12.7  Baptist Bonds ...................................................52
     12.8  Sellers' Cost Reports............................................52
     12.9  Restriction on Sale/Transfer of PBHMC and ACHMC and
           Right of First Refusal...........................................53
           12.9.1.  Restriction on Sale/Transfer............................53
           12.9.2.  Right of First Refusal..................................53
           12.9.3.  Permitted Exceptions....................................55
           12.9.4.  Recording...............................................55
     12.10 Use, Purpose and Mission of Baptist Facilities...................56


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     12.11 Purchasers' Payables.............................................56
     12.12 Purchasers' Receivables..........................................56
     12.13 Post-Closing Maintenance of and Access to Information
           and Cooperation..................................................56
     12.14 Bulk Transfer Laws...............................................57
     12.15 Restricted Assets................................................57
     12.16 Transition Services and Patients.................................57
     12.17 Indigent Care ...................................................58
     12.18 Purchaser Post-Closing Expenditures..............................58
     12.19 Annual Compliance Certificate....................................59
     12.20 Foundation Treatment.............................................60
     12.21 Binding Effect on Successors, Assigns and Transferees............60
     12.22 Certain COBRA Benefits...........................................60
     12.23 Noncompetition...................................................60
     12.24 Use of Names ....................................................61
     12.25 Medical Staff Accounts...........................................62
     12.26 Information System Services and License Agreements...............62
     12.27 Continuing Guarantee.............................................62
     12.28 Foundation Office Space..........................................62
     12.29 DHHS Settlement Agreement........................................62

ARTICLE ....................................................................63

CONDITIONS TO ..............................................................63
     13.1  Conditions Precedent to Purchasers' Obligation to Close..........63
     13.2  Conditions Precedent to Sellers' Obligations to Close............68

ARTICLE 14..................................................................70

INDEMNIFICATION AND SURVIVAL OF COVENANTS, WARRANTIES AND
REPRESENTATIONS.............................................................70
     14.1  Indemnification by Sellers.......................................70
     14.2  Sellers' Limitations.............................................71
     14.3  Indemnification by Purchasers....................................72
     14.4  Purchaser's Limitations..........................................73
     14.5  Notice and Procedure.............................................73
     14.6  Survival of Representations: Indemnity Periods...................76

ARTICLE 15..................................................................77

DISCLAIMERS AND RELEASES....................................................77
     15.1  Disclaimer and Release As To Information.........................77
     15.2  Disclaimer and Release as to Representations and Warranties......77

ARTICLE 16..................................................................78

TERMINATION AND LIQUIDATED DAMAGES..........................................78
     16.1  Termination of Agreement.........................................78
     16.2  Effect of Termination............................................79


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     16.3  Fulfillment of Conditions........................................81

ARTICLE 17..................................................................81

MISCELLANEOUS...............................................................81
     17.1  Arbitration .....................................................81
     17.2  Strict Compliance................................................81
     17.3  Notices..........................................................81
     17.4  Entire Agreement.................................................83
     17.5  Amendments ......................................................83
     17.6  Captions ........................................................83
     17.7  Assignment ......................................................84
     17.8  Controlling Law..................................................84
     17.9  Severability ....................................................84
     17.10 Successors and Assigns...........................................84
     17.11 Attorneys' Fees..................................................84
     17.12 Remedies ........................................................84
     17.13 Third Party Beneficiaries........................................84
     17.14 No Provisions Binding Until Signed...............................84
     17.15 Time is of the Essence...........................................85
     17.16 No Agency or Partnership Relations...............................85
     17.17 Execution in Counterparts........................................85
     17.18 Rules of Construction............................................85
     17.19 Interest ........................................................85
     17.20 Schedules .......................................................86
     17.21 Reproduction of Documents........................................87
     17.22 Consented Assignment.............................................87
     17.23 Misdirected Payments.............................................87

ARTICLE 18..................................................................88

GUARANTEE; CONTINUING LIABILITY.............................................88
     18.1  Guarantee of Sellers' Obligations................................88
     18.2  Vanguard Guarantee of Obligations................................88

ARTICLE 19..................................................................89

FOUNDATION REPRESENTATIONS..................................................89
     19.1  Authority to Enter into Agreement: Enforceability................89
     19.2  Organization and Standing........................................89
     19.3  No Breach .......................................................89
     19.4  No Broker of Finder..............................................89

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                             AGREEMENT FOR PURCHASE
                               AND SALE OF ASSETS
                              (Phoenix Facilities)

     This AGREEMENT FOR PURCHASE AND SALE OF ASSETS (this "Agreement") is made and entered into as of the 31st day of March, 2000 (the "Effective Date"), by and among Vanguard Health Systems, Inc., a Delaware corporation ("Vanguard"), VHS of Phoenix, Inc., a Delaware corporation ("VHS") on its behalf and on behalf of such Affiliates of Vanguard that will take title to the Purchased Assets (VHS and such Affiliates are sometimes collectively referred to herein as the "Purchasers" and individually as a "Purchaser"), on the one hand, and BAPTIST HOSPITALS AND HEALTH SYSTEMS, INC., an Arizona nonprofit corporation ("BHHS"), PHOENIX BAPTIST HOSPITAL AND MEDICAL CENTER, INC., an Arizona nonprofit corporation ("PBHMC"), ARROWHEAD COMMUNITY HOSPITAL AND MEDICAL CENTER, INC., an Arizona nonprofit corporation ("ACHMC"), ARIZONA NETWORK DEVELOPMENT, INC., an Arizona nonprofit corporation ("ANDI"), THE FOUNDATION FOR BAPTIST HEALTH SYSTEMS, an Arizona nonprofit corporation, and project oasis, llc, an Arizona limited liability company (collectively with The Foundation for Baptist Health Systems, the "Foundation"), on the other hand (BHHS, PBHMC, ACHMC and ANDI are sometimes collectively referred to herein as the "Sellers" and individually as a "Seller"). Purchasers, Vanguard, Sellers and the Foundation are sometimes referred to in this Agreement collectively as the "Parties" or individually as a "Party".

                                   RECITALS:

     WHEREAS, Sellers (other than BHHS) operate hospitals and other healthcare facilities in Arizona that provide a broad range of healthcare services and programs.

     WHEREAS, Purchasers and their Affiliates operate hospitals and other healthcare facilities in Arizona, California and Illinois that provide a broad range of healthcare services and programs.

     WHEREAS, the Parties share a broad range of ideals and program goals and are each committed to the philosophy that their respective healthcare services and programs should be offered in a quality setting and that their facilities, services and programs, in the aggregate, should be operated on an efficient and financially sound basis so as to maintain their continued existence, viability and availability.

     WHEREAS, the Parties believe that combination of the assets of Sellers with the assets of Purchasers as contemplated in this Agreement will promote quality, cost effective health services through a continuum of care to the citizens of the communities served and will bring together organizations with shared vision, values, philosophy and mission; and

     WHEREAS, Sellers wish to sell their health care facilities to Purchasers, and Purchasers wishes to purchase such properties, assets and operations, upon the terms and conditions set forth herein.


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     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and subject to the terms and conditions hereof, the parties agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     The following terms shall have the following respective meanings (it being understood that such terms shall include in the singular number the plural, and in the plural number the singular unless the context otherwise requires):

     1.1 "Abandonment Date" shall be as defined in Section 5. 1.

     1.2 "Accounts Payable" shall mean all accounts payable of Sellers, accrued and unaccrued, but excluding (i) amounts due to Affiliates and (ii) accounts payable related to the Excluded Businesses.

     1.3 "Accounts Receivable" shall mean all accounts receivable of Sellers, accrued and unaccrued, whether written off or reserved against, including Medicare and AHCCCS program receivables, but excluding (i) all Cost Report settlement amounts and risk pools (whether a credit balance or a debit balance), (ii) amounts due from Affiliates and (iii) accounts receivable related to the Excluded Businesses.

     1.4 "Affiliate" of a Party shall mean a corporation, limited liability company, partnership, joint venture, association, business trust or similar entity organized under the laws of the United States of America or a state thereof which directly or indirectly controls, is controlled by, or is under common control with the Party. For purposes of this definition, "control" means the power to direct the management and policies of a party through the ownership of at least a majority of its voting securities or otherwise, or the right to designate or elect at least a majority of the members of its governing body by contract or corporate membership rights or otherwise.

     1.5 "Allocated Bonds" shall mean the outstanding principal amount of the tax-exempt Baptist Hospital System Revenue Bonds, Series 1995 and 1996, that are allocated under federal tax law, to PBHMC and ACHMC, and shown in Exhibit A.

     1.6 "Alternative Proposal" shall be as defined in Section 9.12.

     1.7 "Assumed Contracts" shall mean those Contracts described in Section
2.1.4 that Purchasers agree to assume, all Immaterial Contracts, and all Material Contracts entered into between the Effective Date and the Closing Date in accordance with Section 9.2.

     1.8 "Assumed Liabilities" shall be as defined in Section 3. 1.

     1.9 "Assignment and Assumption Agreement" shall be as defined in Section
3. 1.


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     1.10 "Baptist Facility(ies)" shall individually or collectively mean
Phoenix Baptist Hospital and Medical Center, Arrowhead Community Hospital and Medical Center, the outpatient treatment centers owned by ANDI, and all related medical office buildings and other facilities at which the business of the Sellers is conducted other than the Excluded Business.

     1.11 "Baptist Financial Statements" shall be as defined in Section 6.3.

     1.12. "Baptist Hospital" shall be as defined in Section 6.13.

     1.13 "Bond Escrow Agreement" shall mean the Defeasance Escrow Agreement among Bank One Arizona, N.A., as escrow agent, the Bond Trustee, PBHMC, ACHMC and Medical Environments, Inc., providing for the defeasance of the Allocated Bonds.

     1.14 "Cash Portion of the Purchase Price" shall be as defined in Section 4.2.4.

     1.15 "Claim Notice" shall mean written notification of a Third Party Claim by an Indemnified Party to an Indemnifying Party under Article 14.

     1.16 "Closing" shall mean the consummation of the transactions contemplated by this Agreement, in connection with which Sellers shall execute and deliver to or for Purchasers' benefit the Deeds and other instruments of transfer to transfer to Purchasers all of the Purchased Assets, and otherwise perform the obligations to be performed by Sellers under this Agreement, and at which Purchasers shall remit to Sellers the Purchase Price and otherwise perform the obligations to be performed by Purchasers under this Agreement.

     1.17 "Closing Balance Sheets" shall mean the unaudited individual and combined balance sheets of BHHS and the Baptist Facilities as of the close of business on the day immediately prior to Closing Date.

     1.18 "Closing Date" shall mean the date on which the Closing of the transactions contemplated by this Agreement shall occur, as provided for in
Section 5.1 hereof.

     1.19 "Closing Documents" shall mean all instruments, agreements, certificates or other documents executed or delivered by any Party to another at Closing.

     1.20 "Closing Effective Time" shall mean for accounting purposes 12:00:01 A.M. on the Closing Date.

     1.21 "Code" shall mean the Internal Revenue Code of 1986, as amended.

     1.22 "Community Boards" shall be as defined in Section 12.4.

     1.23 "Contracts" shall mean all commitments, contracts, leases, licenses, agreements and understandings, written or oral, relating to the Purchased Assets or the operation of the businesses of any Seller, the Subsidiary or the Joint Venture to which any Seller, the Subsidiary or the Joint Venture is a party or by which it or any of the Purchased Assets or any of the assets


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of the Subsidiary or the Joint Venture are bound, including agreements with payers, physicians and other providers, agreements with health maintenance organizations, independent practice associations, preferred provider organizations and other managed care plans and alternative delivery systems, joint venture and partnership agreements, management, employment, retention and severance agreements, vendor agreements, real and personal property leases and schedules, maintenance agreements and schedules, and agreements with municipalities and labor organizations.

     1.24 "Controlled Group" shall mean with respect to any Seller, a group consisting of each trade or business (whether or not incorporated) which, together with such Seller, would be deemed a "single employer" within the meaning of subsections (b), (c), (m) or (o) of section 414 of the Code.

     1.25 "Cost Reports" shall mean all cost and other reports filed pursuant to the requirements of the Government Payment Programs for payment or reimbursement of amounts due from them.

     1.26 "Effective Date" shall be as defined in the first paragraph of this Agreement.

     1.27 "Encumbrances" shall mean liabilities, levies, claims, charges, assessments, mortgages, security interests, liens, pledges, conditional sales agreements, title retention contracts, leases, subleases, rights of first refusal, options to purchase, restrictions (including restrictions on transferring, pledging and mortgaging) and other encumbrances, and agreements or commitments to create or suffer any of the foregoing.

     1.28 "Environmental Law" shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment binding on Sellers or any Affiliate of Sellers, as applicable, and relating to the environment or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C.A.ss. 2601 et seq.; the Toxic Substances Control Act, 15 U.S.C.ss. 2601 et seq.; the Clean Air Act, 42 U.S.C.A.ss. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C.A.ss. 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C.A.ss. 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C.A.ss.11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C.A.ss.1801 et seq.; the Occupational - Safety and Health Act, 29 U.S.C.A.ss. 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

     1.29 "Equipment" shall be as defined in Section 2.1.2.

     1.30 "ERISA" shall be as defined in Section 6.17.

     1.31 "ERISA Plans" shall be defined in Section 6.17.

     1.32 "Excluded Assets" shall be as defined in Section 2.2.


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     1.33 "Excluded Businesses" shall mean (i) the businesses owned or operated by the following Affiliates of Sellers: Medical Environments, Inc., Bethany Enterprises, Inc. (except for the Real Property described in Section 2.1.1), CRV, Inc. (except for the Real Property described in Section 2.1.1), Chris
Ridge Village, Inc., SRV, Inc., CRV, LP, and the Foundation, and (ii) the businesses owned and operated by BHHS, ANDI and LaPaz Regional Hospital, Inc.
in LaPaz County, Arizona, including, but not limited to, The Quartzite Clinic.

     1.34 "Excluded Liabilities" shall be as defined in Section 3.2.

     1.35 "Final Abandonment Date" shall be as defined in Section 5. 1.

     1.36 "Foundation" shall be as defined in the first paragraph of this Agreement.

     1.37 "GAAP" shall mean generally accepted accounting principles, consistently applied, as in effect from time to time in the United States of America.

     1.38 "Governmental Authorities" shall mean all agencies, authorities, bodies, boards, commissions, courts, instrumentalities, legislatures and offices of any nature whatsoever of any federal, state, county, district, municipal, city, foreign or other government or quasi-government unit or political subdivision.

     1.39 "Government Payment Programs" shall mean federal and state Medicare, Medicaid (AHCCCS) and CHAMPUS programs, and similar or successor programs with or for the benefit of Governmental Authorities.

     1.40 "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     1.41 "Hill-Burton Act" shall mean the Public Health Service Act, 42 U.S.C. 291, et seq.

     1.42 "Immaterial Contracts" shall mean Contracts other than Material Contracts that (i) require the future payment by any Seller of $40,000 or less or the future performance by any Seller of services having a value of $40,000 or less, or (ii) are terminable by Seller at any time without cause upon notice of 90 days or less, and that require during the period prior to termination the payment of $40,000 or less or the future performance of services having a value of $40,000 or less.

     1.43 "Indemnified Party" shall mean any Person entitled to indemnification under Article 14.

     1.44 "Indemnifying Party" shall mean any Person obligated to indemnify another Person under Article 14.


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     1.45 "Indemnity Notice" shall mean written notification of a claim for indemnity under Article 14, other than a Third Party Claim, made by an Indemnified Party to an Indemnifying Party Pursuant to Section 14.5.

     1.46 "Intellectual Properties" shall mean all marks, names, trademarks, service marks, patents, patent rights, assumed names, logos, copyrights, trade secrets and similar intangibles (including variants of and applications for the foregoing) used in connection with the ownership and operation as of the Effective Date or the business of any Seller, the Subsidiary or the Joint Venture, including those Intellectual Properties listed or described on
Schedule 1.46.

     1.47 "Interim Closing Balance Sheets" shall mean the unaudited individual and combined balance sheets of BHHS and the Baptist Facilities as of the date most recently available prior to Closing.

     1.48 "Inventory" shall be as defined in Section 2.1.3.

     1.49 "Joint Venture" shall mean Arrowhead MOB Joint Venture, an Arizona general partnership.

     1.50 "Joint Venture Assets" shall mean all assets, real, personal and mixed, tangible and intangible, owned or leased by the Joint Venture and employed in the operation of the businesses of the Joint Venture as of the Effective Date, and arising or acquired between the Effective Date and the Closing Date, including the medical office building currently know as Arrowhead Medical Plaza I.

     1.51 "Knowledge", "knowledge" or "best knowledge" of Sellers or variants thereof (including "best knowledge") mean only the actual knowledge of each of the Persons whose names or titles are set forth in Schedule 1.51, after due inquiry by Sellers of such Persons, but no further inquiry by such Persons.

     1.52 "Knowledge" "knowledge" or "best knowledge" of Purchasers or variants thereof (including "best knowledge") mean only the actual knowledge of each of the Persons whose names or titles are set forth in Schedule 1.52, after due inquiry by Purchasers of such Persons, but no further inquiry by such Persons.

     1.53 "Legal Requirements" shall mean with respect to any Person, all statutes, ordinances, by-laws, codes, rules, regulations, restrictions, orders, judgments, orders, writs, injunctions, decrees, determinations or awards of any Governmental Authority having jurisdiction over such Person or any of such Person's assets or businesses.

     1.54 "Leased Property" shall be as defined in Section 2.1.1.

     1.55 "Material Contracts" shall mean Contracts affecting the ownership or use of, title to or interest in any Real Property; Contracts with referral sources to any of the Hospital Businesses and Contracts between any Affiliate of any Seller, the Subsidiary or the Joint Venture and any physician or physician group who is (or whose members are) employees of Sellers or


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any Affiliate of Sellers or appointees to the medical staff of any of the
Baptist Facilities (but not any Contract between an Excluded Business and a physician on the medical staff of a Baptist Facility unless the physician is an employee of a Baptist Facility); Contracts with respect to Intellectual Properties; Contracts relating to information and data processing systems, hardware and software utilized in connection with the Baptist Facilities; collective bargaining agreements or other Contracts with labor unions or other employee representatives or groups; Contracts with directors, trustees, shareholders, partners, Affiliates, officers or other individual employees of any Seller, the Subsidiary or the Joint Venture relating to the Baptist Facilities, as described on Schedule 2.1.4; Contracts relating to the sale or factoring of Accounts Receivables or other Purchased Assets; requirements or exclusive Contracts or Contracts prohibiting or limiting competition or the conduct of any lawful business by the Baptist Facilities; Contracts providing for payments based in any manner on the revenues, purchases or profits of the Baptist Facilities or any part thereof; and any and all other Contracts that are not Immaterial Contracts.

     1.56 "Materials of Environmental Concern" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous wastes," "restrictive hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar meaning and regulatory effect under any applicable Environmental Law; and (c) any other chemical, material or substance, the Release of which is prohibited, limited or regulated by any governmental authority.

     1.57 "Medical Staff" shall be as defined in Section 6.13.

     1.58 "Multiemployer Plan" shall be as defined in Section 3(37) of ERISA or
Section 4001(a)(3) of ERISA.

     1.59 "Multiple Employer Plan" shall mean an ERISA Plan which is not a Multiemployer Plan and for which a Person who is not a member of a Controlled Group that includes any Seller is or has been a contributing sponsor.

     1.60 "Net Working Capital" shall mean the difference between (i) "accounts receivable (net)", usable "inventories" and usable "other current assets" and
(ii) "accounts payable", "accrued payroll and related" and "other current liabilities" but excluding from such calculation any Excluded Assets and Excluded Liabilities.

     1.61 "Option Property" shall mean (i) the portion of the Real Property owned by ACHMC that is currently leased to and subject to a right of first refusal (which is not triggered by this Transaction) and option to purchase in favor of AMPII, L.L.C., its successors and assigns, and which appears to require the consent of AMPII, L.L.C.'s lender to the placement of an encumbrance on such Real Property by Purchaser, and (ii) the portion of the Real Property owned by PBHMC and subject to rights of first refusal and options to purchase in favor of Health Care Property Investors, its successors and assigns, and Woodmen of the World Life Insurance Society and/or Omaha Woodmen Life Insurance Agency, its successors and assigns.

     1.62 "Other Assets" shall be as defined in Section 2.1.10.

     1.63 "Owned Property" shall be as defined in Section 2.1.1.

     1.64 "Parties" shall be as defined in the first paragraph of this Agreement.

     1.65 "PBGC" shall mean the Pension Benefit Guaranty Corporation.

     1.66 "Pension Plan" shall be as defined in Section 6.17.

     1.67 "Permitted Exceptions" shall be as defined in Section 9.8.

     1.68 "Person" shall mean any individual, company, body corporate, association, partnership, limited liability company, firm, joint venture, trust, trustee or Governmental Authority.

     1.69 "Personal Property" shall be as defined in Section 2.1.5.

     1.70 "PHO" shall mean Phoenix Baptist Primary Physician Group, Inc.

     1.71 "Phoenix Campuses" shall mean the campuses of each of the Baptist Hospitals and the areas within a one-half mile radius of each such campus.

     1.72 "Plan" shall be as defined in Section 6.17.

     1.73 "Pricing Date" shall mean December 31, 1999.

     1.74 "Primary Service Areas" shall mean the geographic areas located within the following zip codes: 85009, 85013, 85014, 85015, 85017, 85019,
85020, 85021, 85029, 85033, 85051, 85301, 85302, 85304, 85023, 85027, 85306,
85308, 85310, 85345, 85374 and 85382.

     1.75 "Provider Numbers and Agreement" shall be as defined in Section
2.1.9.

     1.76 "Purchase Price" shall be as defined in Section 4.2.

     1.77 "Purchase Price Adjustment" shall be as defined in Section 4.3.1.

     1.78 "Purchased Assets" shall be as defined in Section 2. 1.

     1.79 "Purchasers" shall be as defined in the first paragraph of this Agreement.

     1.80 "Purchasers' Indemnified Persons" shall mean Purchasers, their respective stockholders, Affiliates, successors and assigns, and all of their respective stockholders, partners, Affiliates, directors, employees and officers.

     1.81 "Real Property" shall be as defined in Section 2.1.1.

     1.82 "Sellers" shall mean BHHS, PBHMC, ACHMC, and ANDI.

     1.83 "Sellers' Indemnified Persons" shall mean Sellers, their respective successors and assigns and all of their respective Affiliates, directors and officers.

     1.84 "Sellers Cost Reports" shall be as defined in Section 12.8.

     1.85 "Special Severance Credit" shall mean up to $131,897 in severance payments, plus reasonable outplacement costs, paid or incurred by Sellers pursuant to the severance policies and practices of BHHS in effect on the Effective Date as a result of the failure of Purchasers to offer employment at Closing to the employees listed in Schedule 1.85 pursuant to Section 12.1.1.

     1.86 "Subsidiary" means Pleasant Properties, Inc., an Arizona corporation.

     1.87 "Tax" shall mean any income, unrelated business income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, privilege, premium, windfall profits, environmental (including taxes under section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, stamp, sales, use, transfer, registration, escheat, unclaimed property, value added, alternative or add-on minimum, estimated or other tax, assessment, charge, levy or fee of any kind whatsoever, including payments or services in lieu of Taxes, interest or penalties on and additions to all of the foregoing, which are due or alleged to be due to any Governmental Authority, whether disputed or not.

     1.88 "Tax Return" shall mean any return, declaration, report, claim for refund, information return or statement, including schedules and attachments thereto and amendments, relating to Taxes.

     1.89 "Third Party Claim" shall be as defined in Section 14.5(a)(i).

     1.90 "Title Insurance Company" shall mean First American Title Insurance Company.

     1.91 "Transaction" means the transactions that will take place at Closing and after Closing pursuant to the terms and conditions of this Agreement, including without limitation, Sellers' execution and delivery to or for Purchasers' benefit of the Deeds and other instruments of transfer to transfer to Purchasers all of the Purchased Assets, and Purchasers' remittance to the Foundation of the Purchase Price.

     1.92 "Venture Documents" shall mean (i) the Joint Venture Agreement dated October 25, 1991 between the Subsidiary and Capital Resources Group, Ltd., (ii) the $2,800,000 Secured Promissory Note dated September 1, 1993 made payable by the Joint Venture to Farm Bureau Life Insurance Company, (iii) the Continuing Guarantee dated September 1, 1993, executed by BHHS in favor of Farm Bureau Life Insurance Company, (iv) the Deed of Trust, Security Agreement, Financing Statement and Fixture Filing with Absolute Assignment of Rents and

Leases dated September 1, 1993, by and among the Joint Venture, Lawyers Title of Arizona, Inc., and Farm Bureau Life Insurance Company, (iv) the Environmental Certification and Indemnity Agreement, dated September 1, 1993, between the Joint Venture and Farm Bureau Life Insurance Company, (v) the Allocation Agreement, dated April 8, 1993, among BHHS, the Subsidiary and Capital Resources Group, Ltd. (formerly Weitz Properties Holdings, Inc.), and
(vi) the Management Agreement dated October 1, 1992, by and between the Joint Venture and Devman Company, as amended by Management Agreement Extensions most recently dated October 12, 1999.

     1.93 "Welfare Plan" shall be as defined in Section 6.17.

     1.94 "403(b) Plan" shall be as defined in Section 6.17.

                                   ARTICLE 2

                      PURCHASE AND SALE OF SELLERS' ASSETS

     2.1 Purchase and Sale of Assets. At the Closing, Sellers shall sell, convey, transfer, assign and deliver to Purchasers or cause to be sold, conveyed, transferred, assigned and delivered to Purchasers, and Purchasers shall purchase and acquire from Sellers, subject to Section 2.2 hereof, all of Sellers' right, title and interest in and to all of Sellers' properties and assets (real and personal, tangible and intangible) used, or held for use, in connection with the operation of BHHS and the Baptist Facilities, including but not limited to the following (collectively (and excluding the Excluded Assets), the "Purchased Assets"):

          2.1.1. Real Property. All of the real property and interests therein (together with all of the rights, easements and appurtenances thereto, if any) used, or held for use, in connection with the operation of BHHS, the Baptist Facilities, the Subsidiary and the Joint Venture, either (a) owned by the Sellers in fee simple and set forth in Schedule 2.1.1-A, subject to existing leases described on Schedule 2.1.4 ("Owned Property"), or (b) leased by the Sellers as lessee and set forth in Schedule 2.1.1-B, subject to existing subleases described on Schedule 2.1.4 ("Leased Property"), or (c) owned by the Joint Venture in fee simple and set forth in Schedule 2.1.1-C, subject to existing leases described on Schedule 7.4(f) ("Joint Venture Property" and, together with the Owned Property, the "Real Property"). The Real Property shall not include those assets described in Section 2.2, but shall include all Sellers' interests in the land and buildings and other improvements and fixtures attached to the Real Property, and shall include the Real Property more particularly described on Schedules 2.1.1-A, 2.1.1-B and 2.1.1-C attached hereto. Schedule 2.1.1-A includes certain real property owned as of the Effective Date by CRV, Inc., and Bethany Enterprises, Inc., Affiliates of Sellers, but such properties shall be included in the Real Property conveyed directly to Purchasers at Closing. Purchasers acknowledge and agree that Sellers do not own and are not selling, assigning, conveying or transferring to Purchasers, nor otherwise undertaking any obligation with respect to, any fee simple interest in the Leased Property.

          2.1.2. Machinery and Equipment. All of the machinery, vehicles, equipment (including spare parts), computer systems and software (to the extent assignable or transferable by Sellers), office equipment, fixtures and furniture and all other tangible assets owned by the Sellers and used, or held for use, in connection with the operation of BHHS and the Baptist Facilities and, to the extent assignable or transferable by the Sellers, all rights in all warranties of any manufacturer or vendor with respect thereto, including, but not by way of limitation, those items described on Schedule 2.1.2 attached hereto (collectively, the "Equipment").

          2.1.3. Inventory. All of Sellers' inventory of drugs, food, laundry, housekeeping, and other supplies and other disposables and consumables used, or held for use, in connection with the operation of BHHS and the Baptist Facilities (the "Inventory").

          2.1.4. Assumed Contracts. All Assumed Contracts identified as such among the Contracts listed and described on Schedule 2.1.4, Schedule 11.5, and all Immaterial Contracts, but with respect to Assumed Contracts that include any Excluded Businesses, Purchasers' assumption shall be with respect to the Purchased Assets and the Baptist Facilities only and not the Excluded Businesses.

          2.1.5. Personal Property. To the extent assignable and/or transferable under applicable law: (a) all of the Sellers' interest in any and all personal property, whether tangible or intangible (collectively, "Personal Property"), including without limitation, all Intellectual Properties, used, or held for use, in connection with the operation of BHHS and the Baptist Facilities and described on Schedule 2.1.5.

          2.1.6. Shares of Subsidiary Capital Stock. All shares of capital stock of the Subsidiary, which is the legal and beneficial owner of 80% of the outstanding membership interests of the Joint Venture, and all books, records and other corporate and partnership documents of the Subsidiary and the Joint Venture.

          2.1.7. Prepaid Expenses. All of Sellers' interest in usable prepaid expenses relating to the operation of BHHS and the Baptist Facilities.

          2.1.8. Accounts Receivable and Notes Receivable. All of the Accounts Receivable of Sellers as of the Closing Date relating to the operation of BHHS and the Baptist Facilities, and only those notes receivable listed on Schedule 2.1.8, which will be included in Net Working Capital.

          2.1.9. Provider Numbers and Agreements. Sellers' provider numbers and related participation agreements for Medicare, AHCCCS and other federal, state and local health care programs.

          2.1.10. Other Assets. To the extent assignable and transferable under applicable law and subject to Sellers' rights under Section 12.13, all of Sellers' rights to all assignable certificates, accreditations, licenses, permits, franchises, governmental approvals and similar rights relating to the operation of the Baptist Facilities, including without limitation those described in Schedule 6.4(i); all building or construction plans, designs and drawings relating to

BHHS and the Baptist Facilities; all records and books maintained in connection with the conduct and operation of the Purchased Assets (including all financial, patient, medical staff, personnel and other records, equipment records, medical/administrative libraries, medical records, documents, catalogs, books, files and operating manuals, but excluding records subject to the attorney-client privilege); all rights as either lessor or lessee under the Assumed Contracts to any security deposits; all warranties associated with the Purchased Assets; all Patient Trust Fund Accounts as described in Schedule 6.6; all patient lists, assignable data processing software, licenses and supplier lists; all judgment rights of Sellers described in Schedule 2.1.10(a); subject to Section 9.14, all insurance proceeds arising in connection with damage to the Purchased Assets occurring prior to the Closing Date, to the extent not expended for the repair or restoration of the Purchased Assets; general intangibles of the Baptist Facilities, including goodwill and the names "Phoenix Baptist Hospital and Medical Center", and "Arrowhead Community Hospital and Medical Center"; claims of Sellers against third parties relating to the Purchased Assets, choate or inchoate, known or unknown, contingent or otherwise, but excluding such claims relating to Excluded Liabilities; and all other assets of the Sellers used in the conduct and operation of the Purchased Assets and not specifically excluded pursuant to Section 2.2; and all proceeds of the foregoing and all other property of every kind, character or description, tangible and intangible, known or unknown, owned or leased by Sellers, wherever located and whether or not reflected on the Baptist Financial Statements or similar to the properties described above (collectively, the "Other Assets").

     2.2 Excluded Assets. The interest of the Sellers in the following assets as set forth on Sellers' Financial Statements or otherwise shall be excluded from the definition of Purchased Assets under this Agreement and will not be sold to Purchasers (the "Excluded Assets"):

          2.2.1. Cash and cash equivalents.

          2.2.2. Except to the extent included in the Net Working Capital, investments and securities, including cash proceeds, if any, from the PHO bankruptcy.

          2.2.3. Trustee-held funds.

          2.2.4. Prepaid insurance and insurance deposits and self-insurance trust funds.

          2.2.5. Intercompany receivables and payables.

          2.2.6. Restricted funds (except as provided in Section 12.15) and charitable cash pledges.

          2.2.7. Cost Report settlement receivables, and all appeals and appeal rights relating thereto.

          2.2.8. Notes receivable, except as described in Schedule 2.1.8.

          2.2.9. All corporate documents; minute books; corporate seals; attorney-client privileged records; the Cost Reports and other documents described in Section 12.8; and records of Sellers relating to their respective corporate organization and existence.

          2.2.10. Other excluded items described on Schedule 2.2.10.

          2.2.11. Assets owned by BHHS and its Affiliates (other than PBHMC, ACHMC, the Subsidiary and the Joint Venture) and used solely in the conduct of the Excluded Businesses.

                                   ARTICLE 3

              ASSUMPTION OF LIABILITIES; AND EXCLUDED LIABILITIES

     3.1 Liabilities to Be Assumed by Purchasers. At the Closing, Purchasers shall assume and agree to perform and discharge when and as due the following liabilities and obligations of the Sellers relating to their operation and the operation of the Purchased Assets, pursuant to an Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit B (the "Assignment and Assumption Agreement") (collectively, the "Assumed Liabilities"):

          3.1.1. Contracts and Leases. All liabilities and obligations of the Sellers arising on or after the Closing Date with respect to any period commencing on the Closing Date pursuant to the Assumed Contracts.

          3.1.2. Vacation Leave and Paid Time Off. All accrued unused vacation leave, sick-leave days and paid time off with respect to former employees of Sellers who are employed by Purchasers to the extent included in Net Working Capital. Purchasers shall permit former employees of Sellers to use (or be paid the vested portions of) such accrued unused vacation leave, sick-leave days and paid time off on substantially the same terms and conditions as such employees are permitted to use (or be paid the vested portions of) them while employed by Sellers, provided that nothing shall prevent Purchasers from debiting vacation, sick-leave and paid time off taken by employees against amounts accumulated prior to Closing before debiting them against amounts that shall continue to accumulate in the normal course of Purchasers' business after Closing.

          3.1.3. Extended Illness Bank ("EIB") Accumulations. All EIB accumulations, as of the Closing Effective Time, for the former employees of Sellers who are employed by Purchasers with a Purchase Price deduction equal to $683,492. Purchasers shall permit former employees of Sellers to use such EIB accumulations on substantially the same terms and conditions as such employees are permitted to use them while employed by Sellers, provided that nothing shall prevent Purchasers from debiting EIB leave taken by employees against amounts accumulated prior to Closing before debiting them against amounts that shall continue to accumulate in the normal course of Purchasers' business after Closing.

          3.1.4. [Intentionally Omitted]

          3.1.5. Accounts Payable. All of the Accounts Payable of Sellers as of the Closing Effective Time relating to the operation of BHHS and the Baptist Facilities to the extent included in the computation of Net Working Capital.

          3.1.6. Other Liabilities. The other liabilities and obligations included in Net Working Capital and those, if any, described on Schedule 3.1.6.

     3.2 Excluded Liabilities. Under no circumstance shall Purchasers assume or be obligated to pay, and none of the Purchased Assets shall be or become liable for or subject to, any and all liabilities of any Seller other than the Assumed Liabilities, whether known or unknown, fixed or contingent, recorded or unrecorded, and whether arising prior to or after Closing (the "Excluded Liabilities"), which shall be, become and remain liabilities and obligations of Sellers (subject to Section 14.2(a)(iii)), including, without limitation:

     (a) other than those included in Section 3.1 and/or Net Working Capital, all liabilities accrued on the Closing Balance Sheets;

     (b) liabilities or obligations of Sellers, the Subsidiary or the Joint Venture for Taxes in respect of periods ending on or prior to the Closing Date or resulting from the consummation of the transactions contemplated herein;

     (c) liabilities or obligations associated with any Excluded Assets and liabilities and obligations of the Joint Venture arising prior to Closing or with respect to periods prior to the Closing Date;

     (d) liabilities or obligations associated with any and all indebtedness of Sellers or the Subsidiary for borrowed money, except the indebtedness, if any, expressly described on Schedule 3.1.6;

     (e) liabilities or obligations accruing under any Assumed Contracts prior to the Closing Date or resulting from any breach or default prior to the Closing Date of any Assumed Contracts or of other Assumed Liabilities, and liabilities arising out of any improper assignment to Purchasers at Closing of any Assumed Contracts and liabilities arising under any Contracts not Assumed Contracts;

     (f) liabilities or obligations arising out of or in connection with Third Party Claims, litigation or proceedings currently pending or which arise on or after the Closing Date arising out of or based upon acts or omissions of Sellers or its Affiliates which occurred prior to the Closing Date, including litigation and final actions relating to peer review activities at the Baptist Hospitals prior to the Closing Date;

     (g) liabilities or obligations under the Hill-Burton Act or other restricted grant or loan programs;

     (h) except to the extent included in Net Working Capital on the Closing Balance Sheets or assumed by Purchasers with a Purchase Price credit pursuant to Section 4.2, and except for obligations under the Contracts specified in
Schedule 11.5 as being assumed by Purchasers, liabilities or obligations to Sellers' employees, Employee Benefit Plans, the Internal Revenue Service, PBGC or any other Governmental Authority, arising from or relating to periods prior to Closing (whether or not triggered by the transactions contemplated by this Agreement), including liabilities or obligations arising under any Employee Benefit Plan, severance, bonus or incentive pay program or arrangement, EEOC claim, unfair labor practice, and wage and hour practice, and liabilities or obligations arising under the Worker Adjustment and Retraining Act, 29 U.S.C. 2101-2109, as a result of acts of any Seller prior to Closing (except as provided in Section 12.1.2);

     (i) Cost Report settlement payables relating to all Cost Report periods ending on or before the Closing Date;

     (j) liabilities and obligations associated with the ownership, operation, management, control or bankruptcy of the PHO, whether such liabilities or obligations arise prior to or after Closing; and

     (k) penalties, fines, settlements, interest, costs and expenses arising out of or incurred as a result of any Third Party Claim alleging a violation by any Seller of any Legal Requirement.

     3.3 Subsidiary Liabilities. The Parties acknowledge and agree that the sale to Purchasers of Sellers' interest in the assets of the Joint Venture has been structured as a sale of BHHS' capital stock in the Subsidiary. At Closing the Sellers and the Subsidiary shall execute and deliver an agreement in form acceptable to the parties pursuant to which Sellers shall assume, agree to pay and discharge and generally be responsible for any and all liabilities and obligations of the Subsidiary (including liabilities of the Subsidiary incurred in its capacity as general partner of the Joint Venture), except for obligations that arise after Closing under the Venture Documents and liabilities that arise after Closing, unless in each such instance such obligations or liabilities arise out of or result from acts or omissions of the Subsidiary or any Seller prior to Closing.

                                   ARTICLE 4.

                    EARNEST MONEY DEPOSIT AND CONSIDERATION

     4.1 Earnest Money Deposit. Upon the execution of this Agreement, Purchasers shall deposit with Bank One, NA (the "Bank"), $1,000,000 in immediately available funds (the "Earnest Money Deposit"), which Earnest Money Deposit shall be either applied at Closing toward the Purchase Price or paid to one of the Parties in accordance with the terms of this Agreement and the Deposit Escrow Agreement in the form attached to this Agreement as Exhibit C.

     4.2 Consideration. The aggregate consideration for the Purchased Assets and other covenants and commitments provided by the Sellers shall be (a) the assumption of liabilities as provided for in Section 3.1; and (b) a purchase price of Ninety Million Two Hundred Thousand Dollars ($90,200,000), plus the Special Severance Credit, plus, the amount, if any, by which Net Working Capital on the Closing Balance Sheets exceeds Twenty One Million Five Hundred Eighty-eight Thousand, Four Hundred Seventy-five Dollars ($21,588,475), minus the amount, if any, by which Net Working Capital on the Closing Balance Sheets is less than Twenty-One Million Five Hundred Eighty-eight Thousand, Four Hundred Seventy-five Dollars ($21,588,475) (the "Purchase Price"). Purchasers shall pay to the Foundation at Closing an amount (the "Cash Portion of the Purchase Price") equal to the Purchase Price minus (i) the net book value as of the Closing Date of any long-term indebtedness or capitalized lease obligations of Sellers (including the current portions thereof) that Purchasers may agree to assume at Closing, the net book value as of the Closing Date of any long-term indebtedness or capitalized lease obligations of the Subsidiary to which any of its assets or properties are subject, and the 80% of the net book value as of the Closing Date of any long-term indebtedness or capitalized lease obligations of the Joint Venture to which any of its assets or properties are subject (ii) the amount of immediately available funds provided by Purchasers to the Bond Trustee sufficient to defease the Allocated Bonds in accordance with the Bond Escrow Agreement, (iii) to the extent not included in Net Working Capital, all vacation, holiday and sick leave accumulations of the Sellers' former employees hired by Purchasers at the Closing (with the deduction for EIB plans being the amount set forth in Section 3.1.3), and related Taxes thereon, which liabilities will be assumed by Purchasers at Closing. The Purchase Price shall be calculated by Purchasers and Sellers at Closing from the relevant entries in the Interim Closing Balance Sheets (as adjusted to reflect the Inventory described in Section 4.2.2.) and estimates of fees, expenses and other items as of the Closing Date.

          4.2.1. Allocation. The aggregate consideration described in Section
4.2 shall be allocated among the Purchased Assets as mutually agreed to by the Purchasers and the Sellers in writing prior to the Closing Date and as set forth at Schedule 4.2.1, which allocation may be amended by the parties as necessary to reflect any adjustment in the Purchase Price which the Parties may agree upon. The Parties agree to file the forms required by Section 1060 of the Code, and tax returns in a manner consistent with such agreed upon allocation. The Parties agree to abide by the allocation arrived at pursuant to this
Section 4.2.1 for Closing and terminating cost report purposes. Sellers and Purchasers shall exchange mutually acceptable and completed Internal Revenue Services Forms 8594 (including supplemental forms, if required), which they shall use to report the Transaction to the Internal Revenue Service in accordance with such allocation.

          4.2.2. Physical Count of Inventory. No more than three days prior to the Closing Date, Sellers, at their sole cost and expense, shall conduct (and Purchasers shall be entitled to monitor) a physical count as of such date of the usable Inventory that are not damaged, are currently dated, not obsolete, and are of a quality and quantity that may be used in the ordinary course of the business on hand at or used in connection with the operation of BHHS and the Baptist Facilities, and shall prepare a schedule indicating the value of the Inventory (determined by the lower of the cost or market value on a first-in-first-out basis for each item). Sellers shall give Purchasers at least five business days' prior written notice of the date that the Inventory is to be counted and shall permit Purchaser to monitor the count. The Parties acknowledge that the physical count to be taken pursuant to this Section 4.2.2 will not be conducted until just prior to the Closing Date and, therefore, the results of such physical count will not be available until some time after the Closing Date. Accordingly, the Parties agree that for purposes of the Closing the Net Working Capital shall include the value of the Inventory as reflected by the Interim Closing Balance Sheets. For purposes of the Closing Balance Sheets, the portion of Net Working Capital attributable to the Inventory shall be the value of the Inventory as determined pursuant to the physical count referred to in this Section 4.2.2.

          4.2.3. Net Working Capital Calculation. No less than five business days prior to the Closing Date Purchasers and Sellers shall agree on the value of those items included in the calculation of Net Working Capital as reflected on Sellers' Interim Closing Balance Sheets. Purchasers and Sellers shall cooperate in good faith with one another in advance of five business days prior to the Closing Date in order to accomplish the foregoing.

     4.3 Post-Closing Adjustments.

          4.3.1. Post-Closing Adjustment Payment. Within 60 days after the Closing Date, Sellers will deliver to Purchasers the Closing Balance Sheets, prepared in accordance with generally accepted accounting principles consistently applied, and the Net Working Capital shall be recalculated to reflect the difference between the Net Working Capital on the Interim Closing Balance Sheets and on the Closing Balance Sheets (the "Purchase Price Adjustment"); provided, however, such recalculation shall be dollar-for-dollar for the differences between such balance sheets and no consideration in the recalculations shall be given to the fact that under generally accepted accounting principles consistently applied a materiality standard applies to such Financial Statements. If Purchasers dispute any entry in the Closing Balance Sheets relevant to the calculation of the Purchase Price Adjustment, and/or dispute the value of the Inventory, and such dispute is not resolved to the mutual satisfaction of Sellers and Purchasers within ninety (90) days after the Closing Date, Sellers and Purchasers each shall have the right to require that such dispute be submitted to Ernst & Young, acting as experts and not as arbitrators to resolve the computation or verification of the disputed Closing Balance Sheets entries in accordance with the provisions of this Agreement and otherwise where applicable in accordance with generally accepted accounting principles applied on a consistent basis. The fees and expenses of any such submission to an accounting firm shall be split 50/50 between Sellers and Purchasers. Sellers shall pay Purchasers, or Purchasers shall pay Sellers, as the case may be, the Purchase Price Adjustment, if any, within five (5) business days after its determination. The determination made by Ernst & Young, shall be final and binding on the Parties unless Sellers, on the one hand, or Purchasers, on the other hand, provide a written notice of objection to the other Party within ten (10) days after receipt of the Ernst & Young determination, in which case the matter shall be submitted to arbitration as provided in Section 17.1 of this Agreement.

                                   ARTICLE 5

                            CLOSING AND CLOSING DATE

     5.1 Date, Location. The Closing shall take place at the offices of Sellers in Phoenix, Arizona, on a date mutually agreed upon by Purchasers and Sellers. In the event the Closing does not take place on or before May 1, 2000 (the "Abandonment Date"), this Agreement will terminate; provided, however, that if the Closing is delayed beyond such date solely by virtue of any delay in obtaining regulatory approvals, bond defeasance, or other approvals or consents, the Abandonment Date shall be extended until such approvals have been obtained or denied, but not beyond June 30, 2000 without the written approval of each of the Parties (the "Final Abandonment Date").

     5.2 Allocation of Income and Real Estate Taxes. Except as expressly provided in this Agreement, all cash and income received prior to the Closing Effective Time (as defined in Section 1.20) attributable to the operation of the Baptist Facilities prior to the Effective Time shall be the property of the Sellers. Except as expressly provided herein, all cash and income received commencing at or after the Closing Effective Time attributable to the Accounts Receivable or the operation of the Baptist Facilities on or after the Effective Time shall be the property of the Purchasers. All cash and other deposits held by the Sellers under Assumed Contracts as security for the performance of third party obligations shall be delivered to the Purchasers.

     To the extent not included in Net Working Capital, real estate taxes and assessments and other expenses normally prorated upon a sale of assets attributable to Owned Property and real estate and personal property lease payments shall be prorated as of the Closing Effective Time. Sellers and Purchasers will work cooperatively to (i) transfer all utilities for Real Property to the account of Purchasers immediately following the Closing Effective Time and (ii) calculate, pay, collect and remit all such prorated or allocated items.

     5.3 The Sellers Deliverables. At the Closing, Sellers shall at their sole cost and expense deliver or cause to be delivered to Purchasers:

     (a) A special warranty deed or deeds to the Owned Property, substantially in the form attached hereto as Exhibit D conveying to Purchasers marketable title in fee simple, free and clear of all Encumbrances, except for Permitted Exceptions, and a quitclaim deed or deeds for any improvements located on any Leased Property in which any Seller is lessee under a ground lease, substantially in the form attached hereto as Exhibit E (such special warranty deed(s) and quitclaim deed(s) referred to herein as the "Deeds"),.

     (b) Non-foreign Affidavits and Affidavits of Property Value for the Owned Property, in forms reasonably acceptable to the Title Insurance Company.

     (c) Bills of sale, assignments, certificates of title (or like documents), and other instruments of transfer to convey to Purchasers good and merchantable title to the Equipment, Inventory, Personal Property, and Other Assets, free of all Encumbrances except Permitted Exceptions, substantially in the form attached hereto as Exhibit F.

     (d) The executed Assignment and Assumption Agreement.

     (e) Stock certificates representing the shares of capital stock of the Subsidiary (collectively, the "Shares"), duly endorsed in blank for transfer or accompanied with stock powers duly executed in blank.

     (f) A copy of the articles of incorporation for each of BHHS, PBHMC, ACHMC, ANDI, the Foundation and the Subsidiary, certified by the Corporation Commission of Arizona or other applicable agency of the state of its incorporation and dated within thirty (30) days prior to the Closing Date.

     (g) A copy of the bylaws of each of BHHS, PBHMC, ACHMC, ANDI, the Foundation and the Subsidiary, certified by the secretary or assistant secretary of each such entity and dated within thirty (30) days prior to the Closing Date.

     (h) Copies of the resolutions and other actions of the directors, shareholders, trustees and members, as applicable, of each of BHHS, PBHMC, ACHMC, ANDI and the Foundation, authorizing the execution and delivery of this Agreement and the consummation by such corporation of the Transaction, which copies have been certified by the secretary or assistant secretary of each such corporation and dated as of the Closing Date.

     (i) A certificate of good standing (or similar document) for each of BHHS, PBHMC, ACHMC, ANDI, the Foundation and the Subsidiary issued by the Corporation Commission of Arizona or other applicable agency of the state of its incorporation or organization and dated within thirty (30) days prior to the Closing Date.

     (j) The executed Bond Escrow Agreement.

     (k) The original minute books, transfer ledgers and other corporate books and records of the Subsidiary and the partnership books and records of the Joint Venture.

     (l) Written resignations of the directors and officers of the Subsidiary effective on and as of the Closing.

     (m) All documents required to be provided by the Sellers by any other provision of this Agreement and all documents reasonably requested by the Purchasers or their counsel.

     (n) UCC-2 Termination Statements, releases and reconveyances or similar instrument for any and all financing statements filed with respect to and deeds of trust and other Encumbrances on the Purchased Assets, excluding Permitted Exceptions.

     5.4 Purchasers Deliverables. At the Closing, Purchasers shall deliver to the Sellers:

     (a) A wire transfer of immediately available federal funds payable to the Foundation in the Cash Portion of the Purchase Price required under Section 4.2.

     (b) A copy of the Articles of Incorporation of each Purchaser, certified by the Corporation Commission of Arizona or other applicable agency of the state of its incorporation and dated within thirty (30) days prior to the Closing Date.

     (c) Copies of the resolutions and other actions of the directors and, if required by law or under each Purchaser's governing documents, shareholders of Purchasers authorizing the execution and delivery of this Agreement and the consummation by the Purchaser of the Transaction, which copies have been certified by the secretary or assistant secretary of the Purchaser and dated as of the Closing Date.

     (d) A certificate of good standing for each Purchaser issued by the Corporation Commission of Arizona or other applicable agency of the state of its incorporation and dated within thirty (30) days prior to the Closing Date.

     (e) Affidavits of Property Value, in forms reasonably acceptable to the Title Insurance Company.

     (f) The executed Assignment and Assumption Agreement.

     (g) An executed document in recordable form evidencing the rights of the Foundation and its assigns under Section 12.9 of this Agreement.

     (h) All documents required to be provided by Purchasers by any other provision of this Agreement and documents reasonably requested by Sellers or their legal counsel.

     5.5 Designation of Affiliates. Vanguard may designate one or more Affiliates in addition to VHS to take title to the Assets for regulatory or other reasons and references to instruments or agreements to be executed and delivered to or by Purchasers in this Agreement at Closing shall apply to each such designee with respect to the Assets acquired by it. Vanguard shall notify Sellers prior to Closing of the names of such designees and, from and after Closing, the rights, privileges, benefits and obligations of this Agreement applicable to Purchasers shall benefit and be binding upon each such designee as a Purchaser hereunder, subject to the terms, covenants and conditions of this Agreement, with respect to the Assets acquired by it.

     5.6 Closing Costs.

     (a) Sellers shall pay the recording costs for Deeds. Seller shall pay that portion of the title insurance premiums attributable to the ALTA standard owner's title insurance policies to be delivered to Purchasers pursuant to the terms of this Agreement and the cost of removing Encumbrances from the Real Property which are not Permitted Exceptions, and Purchasers shall pay any additional premium for an ALTA extended coverage policy or endorsements in the event Purchasers elect to purchase an ALTA extended coverage policy or endorsements. All other fees, charges, or expenses incidental to the sale, transfer and conveyance of the Real Property and the Leased Property to Purchasers shall be paid according to the customs of real estate transactions in the county or counties in Arizona in which such property is situated, except as otherwise expressly provided herein.

     (b) Except as otherwise expressly set forth in this Agreement, all expenses of the preparation of this Agreement and of the purchase of the Purchased Assets set forth herein, including counsel, accounting, brokerage and investment advisor fees and disbursements, shall be borne by the respective Party incurring such expenses, whether or not such transactions are consummated. Sellers shall be responsible for paying all fees and expenses of Morgan Stanley Dean Witter as Sellers' independent financial advisor, in connection with the transactions contemplated by this Agreement.

     5.7 Baptist Bonds. At the Closing, cash proceeds from the Purchase Price paid by Purchasers in accordance with Article 4 and Section 5.4(a) in an amount sufficient to defease the Allocated Bonds (defined in Section 1.5) shall be placed in escrow, in accordance with the terms of the Bond Escrow Agreement. Sellers shall comply with each and every one of their respective obligations under the Bond Escrow Agreement, subject to the conditions and limitations specified therein.

                                   ARTICLE 6

                   REPRESENTATIONS AND WARRANTIES OF SELLERS

     As of the date of this Agreement and the Closing Date, each Seller represents and warrants to Purchasers and Vanguard, with respect to itself, that:

     6.1 Authority to Enter into Agreement; Enforceability. It has full corporate power and authority to enter into and to carry out the terms and provisions of this Agreement, and the Transaction, without the approval and consent of any other party or authority, other than BHHS which approval and consent has been obtained. All corporate proceedings have been taken and all corporate authorizations have been obtained by it to authorize execution of the Agreement. All corporate proceedings have been or will be taken, and all corporate authorizations have been or will be obtained by it, to effect the Transaction. The Agreement, when duly executed and delivered by it and, when duly executed by the other Parties hereto, will constitute its legal, valid, and binding obligation enforceable against it in accordance with its terms except as limited by: (a) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally, and (b) general principles of equity.

     6.2 Organization and Standing. To the extent it is a corporation, it has been duly organized, is validly existing, and in good standing under the laws of its jurisdiction of incorporation. It has all requisite power and authority to own, lease, and operate its properties and to carry on its business as it is now being conducted. To the extent it is claiming to be exempt from federal taxation, it is recognized as exempt from federal income taxation under Section 501(c)(3) and 509(a), respectively, of the Code and has no knowledge of any action by the IRS to revoke or terminate such tax-exempt status under Code Sections 501(c)(3) or 509(a).

     6.3 Financial Statements, Undisclosed Liabilities. It has provided Purchasers with its audited balance sheets and income statements and statements of cash flow for fiscal years 1997, 1998 and 1999, together with its unaudited balance sheet and income statement for the period ending December 31, 1999 (referred to collectively herein with those of the other Sellers and the financial statements delivered to Purchasers pursuant to Section 9.3(b)(i) as the "Baptist Financial Statements"). The Baptist Financial Statements relating to it: (a) are in accordance with its books and records, and (b) fairly present its financial condition and results of operations as of the dates and for the periods indicated in accordance with GAAP applied on a consistent basis subject, in the case of such unaudited financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (which, if presented, would not differ materially from those included in such audited statements). It has no material liabilities or obligations, whether contingent or absolute, direct or indirect, or matured or unmatured, which are not shown or provided for in the Baptist Financial Statements or which are not otherwise set forth on Schedule 6.3 attached to the Agreement.

     6.4 Compliance with Laws. Its business and operations have been and are being conducted in accordance with all Legal Requirements except where the failure to so comply would not have a material adverse effect on its business or operations. It has all material licenses, permits, certificates and authorizations (collectively, "Permits") required to operate its businesses as they are currently being conducted and an accurate list and summary description of the Permits are disclosed on Schedule 6.4(i). None of such Permits are lapsed, revoked or terminated, and its businesses are being operated and conducted in accordance and consistent with all material terms and conditions thereof. Except as disclosed on Schedule 6.4(ii), no notice or warning from any authority with respect to the suspension, revocation or termination of any such Permits has been issued or given to it nor is it aware of the proposed or threatened issuances thereof. Sellers have delivered to Purchasers complete and genuine copies of the latest licensure, governmental or regulatory survey and/or fire marshal reports of the Baptist Facilities and plans of correction or responses thereto. All deficiencies set forth in such reports, if any, have been or by Closing will be corrected by Sellers at their expense, except those described in Schedule 6.4 (iii).

     6.5 Litigation. Except as disclosed in the side letter described in
Section 17.20(a), (a) there are no suits, actions, or legal, administrative, arbitration or other proceedings pending or filed against it; and (b) there are no governmental investigations pending, filed or, to its knowledge, threatened against it.

     6.6 No Patient Trust Funds. Except as set forth at Schedule 6.6, it does not maintain any Patient Trust Fund accounts. To the extent it discloses such Patient Trust Fund accounts, it shall provide the name of the patient and the amount existing in such account as of the date specified in Schedule 6.6 and update such information to the Closing Date.

     6.7 No Breach. Except as described on Schedule 6.7, neither the execution and delivery of the Agreement, nor the consummation of the Transaction, will conflict with or result in a violation or breach of any term or provision of, or constitute a default under (a) its governing documents; (b) to its knowledge, any material statute, rule, regulation, order, judgment, writ, injunction, or decree of any court or any governmental or regulatory body applicable to it; or (c) to its knowledge, any Material Contract or other instrument to which it is a party or by which it is or may be bound, or any material license, permit or similar authorization held by it, which conflict, violation, breach, or default would have a material adverse effect on its business or operations.

     6.8 Insurance Coverage. Schedule 6.8(i) contains a complete list of all the insurance policies covering the ownership and operations of the Purchased Assets owned by it, including policy numbers, identity of insurers, amounts and coverage. All such policies are in full force and effect with no premium arrearage. To its knowledge, it has given in a timely manner to its insurers all notices required to be given under its insurance policies with respect to all of the claims and actions relating to the Purchased Assets covered by insurance. Except as described in Schedule 6.8(ii), no insurer has denied coverage of any such claims or actions or reserved its rights in respect of or rejected any of such claims and it has neither (a) received any notice or other communication from any such insurance company canceling or materially amending any of such insurance policies, and, to its knowledge, no such cancellation or amendment is threatened, nor (b) to its knowledge, it has not failed to give any required notice or present any claim which is still outstanding under any of such policies with respect to its assets or businesses.

     6.9 Absence of Material Adverse and Other Changes. Since the Pricing Date, or except as set forth on Schedule 6.9, there has been:

     (a) No material adverse change in or to its assets or in its business or financial condition nor to Sellers' knowledge any occurrence or circumstance which is likely to result therein, except for the effect of changes in laws, regulations or market conditions generally applicable to hospitals operating in Phoenix, Arizona;

     (b) No material damage, destruction or loss to any of the material assets which are used in connection with its business, whether or not covered by insurance;

     (c) No material increase in any of its liabilities or obligations (whether absolute, contingent or otherwise) relating to its assets or businesses, except liabilities or obligations incurred in the ordinary course of business;

     (d) No change in the manner of keeping its books, accounts or records, or in the accounting practices reflected therein;

     (e) Except in the ordinary course of business it has not increased or agreed to increase the compensation payable to any of its employees or agents or made or agreed to make any bonus or severance payment to any of such employees or agents, and it has not employed any additional management personnel in respect of its business;

     (f) It has not sold, assigned, transferred, distributed or otherwise disposed of any of its assets, except in the ordinary course of business, and it has not sold or factored, or agreed to sell or factor, any Accounts Receivable;

     (g) Other than compensation paid or payable in the ordinary course of employment, it has not paid any amount to, sold any assets to, or entered into any Contract with, any officer, director, trustee, partner or member of it, or any Affiliate of any such Person;

     (h) No other event or condition which materially and adversely affects, or to Sellers' knowledge is likely to affect, its operations, cash flows or financial condition, except for the effect of changes in laws, regulations or market conditions generally applicable to hospitals operating in Phoenix, Arizona; and

     (i) Except for employees not to be hired by Purchasers at Closing, it has not amended or waived any provision of any Contract providing for the payment of severance, retention bonus, "Y2K pay" or similar compensation to any employee.

     6.10 No Broker or Finder. Except for Morgan Stanley Dean Witter and CJK Financial, LLC, each of whose commission will be paid by Sellers pursuant to separate agreements, it is not in any way obligated under any contract or agreement for payment of fees and expenses to any broker or finder in connection with the origin, negotiation, or execution of this Agreement or consummation of the Transaction.

     6.11. Payment of Taxes.

     (a) All federal, state, local and other income, employment and other Tax Returns, reports and declarations required to be filed by or on behalf of it with respect to its assets, business and operations have been filed, and such returns are complete and accurate and disclose all Taxes required to be paid for the period covered thereby, except where the failure to file, or any omission or misfiling, would not have a material adverse effect on it. All Taxes shown on such returns, and any additional Taxes, penalties and interest, have been paid, except where the failure to pay would not have a material adverse effect on it. There are no Tax liens on any of its assets (except for customary liens for property Taxes not yet due and payable) and, to its knowledge, no basis for the imposition of any such liens. To the extent it is a tax-exempt entity, to its knowledge, it has complied with all material IRS requirements with respect to tax-exempt entities and it has received favorable letters of determination from the Internal Revenue Service and the State of Arizona regarding such Tax status.

     (b) Each Seller, the Subsidiary and the Joint Venture has withheld proper and accurate amounts from its employees' compensation in compliance with all withholding and similar provisions of the Code and any and all other applicable Legal Requirements, and has withheld and paid, or caused to be withheld and paid, all Taxes on monies paid by Sellers, the Subsidiary and the Joint Venture to independent contractors, creditors and other Persons for which withholding or payment is required by law.

     (c) To its knowledge, no Governmental Authority intends to assess any additional Taxes for any period for which Tax Returns have been filed. Except as set forth on Schedule 6.11(c)(i), there is no dispute or claim concerning any Tax liability of Sellers, the Subsidiary or the Joint Venture either claimed or raised by any Governmental Authority in writing, or as to which any Seller has notice or knowledge based upon personal contact with any agent of such Authority. Schedule 6.11(c)(ii) lists all federal, state, local and foreign income Tax Returns filed with respect to Sellers, the Subsidiary and the Joint Venture for the last three complete fiscal years and for the current year-to-date, and indicates those Tax Returns that have been audited and those that currently are the subject of audit or that have not been audited.

     (d) There is not currently in effect any waiver of a statute of limitations in respect of Taxes by any Seller, the Subsidiary or the Joint Venture or any Contract to extend the time with respect to a Tax assessment or deficiency.

     (e) Except as set forth on Schedule 6.11(e), neither any Seller nor the Subsidiary or the Joint Venture is a party to any Tax allocation or sharing Contract; neither any Seller nor the Subsidiary or the Joint Venture is or has been a member of an Affiliated Group filing a consolidated federal income Tax Return.

     (f) Except as described on Schedule 6.11(f), neither an Seller nor the Subsidiary or the Joint Venture has or may have any liability for the Taxes of any Person other than Sellers, the Subsidiary or the Joint Venture under Internal Revenue Service regulation 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by Contract or otherwise.

     6.12 Unemployment Insurance. To its knowledge, it has paid in full any and all obligations due and owing under any applicable unemployment insurance act.

     6.13 Medical Staff. To the extent it owns and operates a Baptist Facility that is a hospital (a "Baptist Hospital"), it has delivered to Purchasers (a) a correct and complete copy of the bylaws and rules and regulations of the medical staff of its Baptist Hospital (the "Medical Staff"); and (b) the most current roster of its Medical Staff. Except as set forth on Schedule 6.13, there are no pending or to its knowledge threatened disputes with hospital medical staff appointees or applicants or allied health professionals and all appeal periods in respect of any medical staff appointee or applicant against whom an adverse action has been taken have expired. Except as set forth either on Schedule 6.13 or in the side letter described in Section 17.20(a), as of the date set forth on the Schedule, no appointee to the medical staff of any Baptist Facility which is a hospital has been excluded from participation in any Government Payment Program. To its knowledge, Sellers have made no request for payment from any Government Payment Program in respect of healthcare services furnished by or directed or prescribed by a physician who at such time was excluded from participation in such Government Payment Program.

     6.14 Fraud and Abuse; Cost Reports; Medicare and AHCCCS Certification.

     (a) Except as set forth in the side letter described in Section 17.20(a), it has complied with all applicable Medicare, AHCCCS, Federal and State of Arizona anti-fraud and abuse laws and regulations, except where noncompliance with any of the foregoing would not materially and adversely affect its businesses and operations.

     (b) It has delivered to Purchasers true and exact copies of all cost reports which it has filed with Medicare and AHCCCS for the last three (3) years, as well as correspondence and other documents relating to any disputes and/or settlements with Medicare or AHCCCS within the last three (3) years. It has filed when due (except for extensions allowed by law) all required cost and other reports of any facility operated by it for Medicare and AHCCCS payments or reimbursement. Except as set forth in the side letter described in Section 17.20(a) and disputes between it and the intermediary which concern the payment of an individual patient claim (as opposed to such disputes concerning its right to receive Medicare or AHCCCS reimbursement generally or to participate in the Medicare or AHCCCS programs), there is no dispute between it and any governmental authorities or the Medicare fiscal intermediary or other agent regarding such cost reports other than with respect to adjustments thereto made in the ordinary course of business which are adequately reserved for in the Baptist Financial Statements or which do not involve a material amount. To its knowledge, it is not subject to any pending but unassessed Medicare or AHCCCS claim payment adjustments, except to the extent it has established adequate reserves for such adjustments. To its knowledge, all liabilities and contractual adjustments under Medicare, AHCCCS and other reimbursement programs have been properly reflected and adequately reserved for on the audited Baptist Financial Statements and the interim Baptist Financial Statements.

     (c) To the extent applicable to its business, it is qualified for participation in, and has current and valid provider Contracts with, and meets, without material exception, the conditions for participation in, the Medicare and AHCCCS programs, and, except as set forth in the side letter described in
Section 17.20(a), to its knowledge, there is no pending or threatened proceeding or investigation under such programs involving it. The Baptist Facilities are entitled to and are receiving payment under the Medicare and AHCCCS programs for services rendered to qualified beneficiaries and are not subject to any withholds or offsets in respect thereof.

     (d) On February 21, 2000, Sellers requested in writing that the U.S Health Care Financing Administration ("HCFA") conduct an audit of the Arrowhead Community Hospital and Medical Center prior to Closing for the purpose of restoring that Baptist Facility to "deemed status" under Medicare conditions of participation in accordance with that certain Settlement Agreement dated 12/21/98 in Arrowhead Community Hospital and Medical Center, Inc. v. Shalala (Federal District Court for the District of Arizona, No. CIV-98-2205-SMM) (the "HCFA Settlement Agreement").

     6.15 JCAHO Accreditation. Each Baptist Hospital is accredited by the Joint Commission on Accreditation of Healthcare Organizations ("JCAHO") and the other accrediting organizations named on Schedule 6.15 for the periods specified in such Schedule. It has delivered to Purchasers complete and genuine copies of the most recent accreditation survey reports, deficiency lists, statements of deficiency, plans of correction and similar material. It has taken or is taking all reasonable steps to correct all material deficiencies noted therein. Except as set forth on Schedule 6.15, there is no pending or, to its knowledge, threatened investigation by JCAHO of any Baptist Hospital.

     6.16 Labor Relations. It has complied in all material respects with all applicable laws relating to the employment of its employees, including provisions relating to wages, hours, equal opportunity, collective bargaining, and the payment of Social Security and other taxes, the failure of which would have a material adverse effect on its business, and, except as set forth on
Schedule 6.16(i), no employee or former employee of it has filed any pending claim against it. Except as set forth on Schedule 6.16(ii), it has not entered into any collective bargaining agreement with a labor union and has not received notice that any of its employees is represented by a collective bargaining agent. There is no pending or, to its knowledge, threatened employee strike, work stoppage or slowdown, labor dispute or unfair labor practices at the Baptist Facilities. To its knowledge, no union organizing or collective bargaining activities by or with respect to any employees of it are taking place.

     6.17 Employee Benefit Plans.

     (a) Schedule 6.17(a) sets forth a complete list of all pension plans, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained or participated in by it, including church plans, if any, which are exempt from the requirements of ERISA (each, a "Pension Plan"), all welfare plans, as defined in Section 3(l) of ERISA, maintained or participated in by it, including church plans, if any, which are exempt from the requirements of ERISA (each a "Welfare Plan"), all Plans maintained or participated in by it which are subject to the requirements of
Section 403(b)(12)(A)(i) of the Code, including church plans, if any, which are exempt from the requirements of ERISA (each, a "403(b) Plan") (such welfare plans, the Pension Plans and 403(b) Plans being hereinafter referred to as "ERISA Plans"), and all other incentive, fringe benefit, vacation, or leave plans, policies or arrangements sponsored or maintained by it during the last two years, including all such plans which are or may be exempt from ERISA (collectively, the "Plans"). Each Pension Plan which is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to so qualify. To its knowledge, none of the Plans or ERISA Plans has provided a benefit which is a "Disqualified Benefit" (as such term is defined in Code
Section 4976(b)) for which an excise tax would be imposed. To its knowledge nothing has been done or omitted to be done with respect to any ERISA Plan that would result in any material liability on the part of it under Part 5 of Title I or Title IV of ERISA or Section 4975 of the Code. To its knowledge, no "reportable event," as defined in Section 4043 of ERISA, has occurred with respect to any Pension Plan subject to Title IV of ERISA.

     (b) Each Plan and ERISA Plan is and has been in the past maintained and operated in substantial compliance with ERISA and all applicable requirements under the Code and other applicable federal and state laws. All material reporting and disclosure requirements under the Code and ERISA applicable to any Plan or ERISA Plan have been substantially complied with, and there are no currently pending or, to its knowledge, threatened actions or claims against or with respect to any Plan, ERISA Plan, or any fiduciary of a Plan or ERISA Plan

(other than routine claims for benefits). No Plan or ERISA Plan and no fiduciary of any such Plan is currently the subject of a pending audit or examination by the Department of Labor or the IRS, nor has it been notified of the pendency of any such audit or examination. Its directors, officers, and employees, to the extent any of them are fiduciaries with respect to any Plan or ERISA Plan, have not breached any of their material responsibilities or obligations imposed upon them as fiduciaries under ERISA.

     (c) Sellers maintain the Baptist Hospital Pension Plan (the "Pension Plan"), which is a defined benefit pension plan within the meaning of Section 3(35) of ERISA. Purchasers shall neither adopt nor become a sponsor of the Pension Plan. Purchasers do not assume any obligations with respect the Pension Plan. This Agreement does not require Sellers to amend or otherwise alter the terms of the Pension Plan, or to interpret or administer the Pension Plan in any particular way because of the transactions contemplated by this Agreement.

     (d) Neither it nor any member of the Controlled Group that includes it, contributes to, ever has contributed to, or ever has been required to contribute to any Multiple Employer Plan or any Multiemployer Plan or has any liability (including withdrawal liability) under any Multiple Employer Plan or any Multiemployer Plan. Neither it nor any member of the Controlled Group that includes it, maintains or contributes, ever has maintained or contributed, or ever has been required to maintain or contribute to any ERISA Plan or Plan providing medical, health or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses or their dependents (other than in accordance with section 4980B of the Code).

     (e) Any reference to ERISA or the Code or any section thereof shall be construed to include all applicable regulations and administrative rulings issued thereunder.

     6.18 Bond Requirements. Prior to the Closing, it shall have satisfied, or obtained a waiver or modification of, all material conditions or restrictions of any kind in any Master Trust Indenture or other bond indenture to which it is a party that would prevent it from complying with, carrying out or performing any of its obligations under this Agreement.

     6.19 Contracts.

     (a) Except as set forth on Schedule 6.19(a), to its knowledge, all of the Contracts listed on Schedule 2.1.4 to which it is a party are in full force and effect, except for expired Immaterial Contracts.

     (b) Except as set forth on Schedule 6.19(b), all of the Assumed Contracts to which it is a party are assignable by it to Purchasers without the consent of any third party, or if the consent of a third party is required, such consent has been obtained on the date hereof or will be obtained prior to the Closing Date, except where the failure to have such consents will not have a material adverse effect on the conduct of the Baptist Facilities taken as a whole.

     (c) Except as set forth on Schedule 6.19(c), it is not in, nor has it given or received notice of, any material default or claimed, purported or alleged material default on the part of any party in the performance of any obligation to be performed under any of the Contracts listed on Schedule 2.1.4 to which it is a party.

     (d) No Seller is a party to any Material Contract other than those described on Schedule 2.1.4.

     6.20 Opinion of Financial Advisor. Sellers have received a written commitment from Morgan Stanley Dean Witter to issue an opinion to the effect that the Purchase Price is fair to Sellers in respect of a sale of the Purchased Assets to the Purchasers, and it has no reason or basis for believing that such opinion will not be issued to Sellers.

     6.21 Accounts Receivable; Inventory.

     (a) The Accounts Receivable, to the extent uncollected, are valid and existing and represent monies due for goods sold and delivered and services performed in bona fide commercial transactions and are not subject to any Encumbrances, except as provided under the documents applicable to the Allocated Bonds which Encumbrance will be released at Closing. There are no refunds, discounts or setoffs payable or assessable with respect to the Accounts Receivable not reflected in the Baptist Financial Statements.

     (b) All Purchased Assets consisting of inventory and supplies are carried at cost on a first-in, first-out basis and are in all material respects properly stated in the Baptist Financial Statements as of the dates thereof. All items of inventory and supplies on hand consist of items of a quality usable or saleable in the ordinary course of business, except for those items which are obsolete, below standard quality or in the process of repair.

     6.22 Equipment. Schedule 6.22(i) is a depreciation schedule as of the date set forth therein that, to its best knowledge, takes into consideration the equipment associated with, or constituting any part of, the Purchased Assets. Since the Pricing Date and other than in the usual course of business, neither any Seller nor the Subsidiary or the Joint Venture has sold or otherwise disposed of any of its equipment having an original cost in excess of $50,000 except with a comparable replacement thereof. Except as set forth in Schedule 6.22(ii), to its knowledge, all major equipment used in the operations of its businesses, whether reflected in the Baptist Financial Statements or otherwise, is in reasonably good operating condition in all material respects, except for reasonable wear and tear (taking into account the age and extent of use of each piece of equipment) and no material manufacturer or lessor required maintenance, repair or necessary replacement has been knowingly deferred. All major medical and leased equipment has been maintained in accordance with manufacturer and lessor requirements, and, if required by applicable Contract or law, maintenance logs or journals have been maintained in the ordinary course of business.

     6.23 Title to Personal Property. Sellers own and hold good and valid title or leasehold title to all Purchased Assets other than the Real Property, free and clear of any Encumbrances other than Encumbrances described in Schedule 6.23(i), and the Joint Venture owns and holds, and at Closing will own and hold, good and valid title or leasehold title to all Joint Venture Assets other than the Joint Venture Property, free and clear of any Encumbrances other than the Encumbrances described in Schedule 6.23(ii). At Closing Sellers will convey to Purchasers good and valid title to all Purchased Assets other than the Real Property, free and clear of any Encumbrances other than the Permitted Exceptions.

     6.24 Real Property.

     (a) The Real Property comprises all of the real property owned by Sellers which is associated with or employed in the operation of the Baptist Facilities, except that two parcels are owned by Bethany Enterprises, Inc., and CRV, Inc. The Leased Property comprises all of the real property leased by Sellers and its Affiliates which is associated with or employed in the operation of the Baptist Facilities. Sellers, Bethany Enterprises, Inc., and CRV, Inc., as the case may be, own fee simple title to the Real Property described in Schedule 2.1.1-A together with Sellers' interest in all buildings, improvements and fixtures thereon and all appurtenances and rights thereto, free and clear of any Encumbrances other than the Encumbrances described in
Schedule 6.24(a)(i). Sellers own leasehold title to the Leased Property described in Schedule 2.1.1-B, free and clear of any Encumbrances other than Encumbrances of record that a title commitment would disclose and subleases described in Schedule 2.1.4. The Joint Venture owns fee simple title to the Joint Venture Property, together with all buildings, improvements and fixtures thereon and all appurtenances and rights thereto, free and clear of any Encumbrances other than the Encumbrances described in Schedule 6.24(a)(iii). Subject to rights of first refusal and lender approvals on the Options Property, at Closing Sellers will convey or cause to be conveyed to Purchasers good and marketable fee simple or leasehold title (as the case may be) to the Real Property other than the Joint Venture Property, with warranties of special title, free and clear of any Encumbrances other than the Permitted Exceptions, and, subject to lender approval, the Joint Venture will own and hold good and marketable fee simple title to the Joint Venture Property, free and clear of any Encumbrances other than the Permitted Exceptions.

     (b) No Seller has received notice of condemnation or similar proceeding relating to the Real Property or any part thereof. Except as described on
Schedule 6.24(b), to its knowledge and taking into account the age and extent of use of each building, the buildings standing on the Real Property, taken as a whole, are in a state of reasonably good condition and repair, are structurally sound, and in need of no maintenance or repairs except for ordinary, routine maintenance.

     (c) To its knowledge and except as set forth on Schedule 6.24(c), no part of the Real Property contains, is located within or abuts any flood plain, navigable water or other body of water, tideland, wetland, marshland or any other area which is subject to special State, federal or municipal regulation, control or protection.

     (d) Except for tenants under Assumed Contracts and the Permitted Exceptions, there are no Persons in possession of, or claiming any possession, adverse or not, to or other interest in, any portion of the Real Property or the Leased Property other than Sellers, whether as lessees, tenants at sufferance, trespassers or otherwise.

     (e) No tenant is entitled to any rebate, concession, or free rent, other than as reflected in the Contract with such tenant; Sellers have made no commitments to any Tenant for repairs or improvements other than for normal repairs and maintenance in the future or improvements required under Contracts with tenants; and, except for applicable financing that will be paid off at Closing or assumed by Purchasers, no rents due under any of the Contracts with tenants have been assigned or hypothecated to, or encumbered by, any Person.

     (f) To its knowledge, all essential utilities (including water, sewer, gas, electricity and telephone service) are available to the Real Property, as currently developed by Sellers and the Joint Venture and, to Sellers' knowledge, there are no conditions existing which could result in the termination or reduction of the current access from the Real Property to existing roadways.

     6.25 Environmental Matters.

     (a) To its knowledge and except as described on Schedule 6.25(a), the Real Property are in compliance in all material respects with Environmental Law. Except as described on Schedule 6.25(a), no Seller has received any written communication (or reduced to writing any oral communication) from any Person alleging that, with respect to the conduct of the Real Property, any Seller, the Subsidiary or the Joint Venture is not in material compliance with Environmental Law. Each Seller, the Subsidiary and the Joint Venture has all material permits, licenses and approvals required under applicable Environmental Law to own the Real Property, to lease the Leased Property and to conduct the businesses thereon. All licenses, permits and other authorizations of Governmental Authorities currently held by Sellers, the Subsidiary and the Joint Venture related to the Real Property pursuant to the Environmental Law are identified in Schedule 6.25(a).

     (b) With respect to the Real Property and the Leased Property and except as described on Schedule 6.25(b), there is no Environmental Claim under Environmental Law pending or to Sellers' knowledge threatened against any Person with respect to the Real Property or the Leased Property, which liability has been retained or assumed by any Seller, the Subsidiary or the Joint Venture, either contractually or by operation of law.

     (c) To its knowledge and except as described on Schedule 6.25(c), no actions, activities, circumstances, conditions, events or incidents, including the release, omission, discharge or disposal of any Materials of Environmental Concern, have occurred on the Real Property or the Leased Property that could form the basis of any Environmental Claim under Environmental Law against any Person whose liability for any Environmental Claim under Environmental Law any Seller, the Subsidiary or the Joint Venture has or may have retained or assumed either contractually or by operation of law that has a material adverse effect on its business or operations.

     (d) Without in any way limiting the generality of the foregoing, (i) all on-site and off-site locations where Sellers, the Subsidiary and the Joint Venture store, dispose or arrange for the disposal of Materials of Environmental Concern for the Baptist Facilities are identified in Schedule 6.25(d), (ii) to its knowledge, all Contracts dealing with the removal, storage, disposal and handling of Materials of Environmental Concern of the Baptist Facilities are listed in Schedule 6.25(d) and (iii) all underground storage tanks, and the capacity and contents of such tanks located on the Real Property are identified in Schedule 6.25(d).

     6.26 Intellectual Properties, Computer Software, etc.

     (a) Except as described in Schedule 6.26 and except for customary licensing and maintenance fees payable under the Contracts, Sellers, the Subsidiary and the Joint Venture have the right to use, free and clear of any royalty or other payment obligations, claims of infringement or other liens,
(i) all Intellectual Properties used by Sellers, the Subsidiary and the Joint Venture in the conduct of their businesses, and (ii) all software, hardware application programs and similar systems owned by or licensed under Contracts to Sellers, the Subsidiary and the Joint Venture and used in the conduct of their businesses; and neither any Seller nor the Subsidiary or the Joint Venture is in conflict with or in violation or infringement of, nor has any Seller, the Subsidiary or the Joint Venture received a notice alleging any conflict with or violation or infringement of, any rights of any other Person with respect to any such Intellectual Properties or software, hardware, application programs or similar systems. To its knowledge, no other Person is in conflict with or in violation or infringement of any Seller, Subsidiary or Joint Venture rights in such Intellectual Properties or software, hardware, application programs or similar systems. Except as described on Schedule 6.26 and except for licensing limitations and obligations described in the Contracts, subsequent to the Closing, Purchasers will be entitled to use of all Intellectual Properties, software, hardware, application programs and similar systems currently used in the operation of the Baptist Facilities.

     (b) Sellers make no representation or warranty, whether implied or express, regarding the year 2000 compliance of any software, hardware, application programs or similar systems used in the conduct of their businesses. Neither any Seller nor the Subsidiary or the Joint Venture experienced any uncorrected material disruption in patient care or in financial and business office accounting as a result of applications of programs that were not year 2000 compliant and, to its knowledge, do not expect to experience any.

     6.27 Employees. Sellers have delivered to Purchasers (i) a list (as of the date set forth therein) of names and positions of all full-time and part-time non-physician employees of Sellers, the Subsidiary and the Joint Venture employed in the operation of their businesses, and (ii) a separate list (as of the date set forth therein) of names of all full-time and part-time physician employees of Sellers, the Subsidiary and the Joint Venture (indicating in both lists whether each employee is part-time or full-time, whether such employee is employed under written Contract, and, if such employee is not actively at work, the reason therefor). Sellers have also delivered to Purchasers a list setting forth the name of each employee whose employment was terminated during the 90-day period ending on the Effective Date and the reason for such termination.
Schedule 2.1.4 sets forth a list and description of all written Contracts between any Seller, the Subsidiary or the Joint Venture, and its officers, directors, trustees and employees.

     6.28 Special Funds. Except as described in Schedule 6.28, none of the Purchased Assets or Joint Venture Assets are subject to any Encumbrance in respect of funds received by any Person for the purchase, improvement or use of any of the Purchased Assets or the conduct of the Baptist Facilities under restricted or conditioned grants or donations, including monies received under the Hill-Burton Act.

     6.29 Solvency. No Seller immediately after Closing will be rendered insolvent or otherwise unable to pay its debts as they become due; no Seller has any intention of filing in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or any portion of such Seller's property; and, to Sellers' knowledge, no other Person has filed or threatened to file such a petition against any Seller. Neither the Subsidiary nor the Joint Venture is insolvent or otherwise unable to pay its debts as they become due; Neither the Subsidiary nor the Joint Venture has any intention of filing in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or any portion of the Subsidiary's or the Joint Venture's property; and, to Sellers' knowledge, no other Person has filed or threatened to file such a petition against the Subsidiary or the Joint Venture.

     6.30 Operation of the Baptist Facilities.

     (a) The Purchased Assets and the Joint Venture Assets constitute all assets, properties, goodwill and businesses necessary to operate the Baptist Facilities in all material respects in the manner in which they have been operated since August 31, 1999. Schedule 6.30(a)(i) sets forth a list of the 10 largest non-governmental payors of the Baptist Facilities, determined on the basis of revenues from services provided for the fiscal year ended August 31, 1999. Except as set forth in Schedule 6.30(a)(ii), none of the non-governmental payors in Schedule 6.30(a)(i) has terminated or materially curtailed its business relationship with or materially reduced reimbursement rates to the Baptist Facilities within the last two (2) years and no Seller has received any notice to the effect that any such non-governmental payor intends to terminate or materially curtail its business relationship with or materially reduce reimbursement rates to the Baptist Facilities.

     (b) The healthcare businesses of the Baptist Facilities are conducted solely by Sellers.

     6.31 Material Misstatements or Omissions. None of its representations or warranties contained in this Agreement or in any certificate or schedule furnished to Purchasers and attached to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements and facts contained therein not materially misleading.

                                   ARTICLE 7

               ADDITIONAL REPRESENTATIONS AND WARRANTIES OF BHHS

     As of the date of this Agreement and the Closing Date, BHHS further represents and warrants to Purchasers and Vanguard that:

     7.1. Ownership. It is the sole shareholder of the Subsidiary.

     7.2. Litigation. Except as disclosed in the side letter described in
Section 17.20(a), there are no suits, actions, or legal, administrative, arbitration or other proceedings or governmental investigations pending, filed, initiated by, or, to its knowledge, threatened against or directly involving the Subsidiary or the Joint Venture that would have a material adverse effect on the operations or financial status of the Subsidiary or the Joint Venture.

     7.3. No Breach. Except as described on Schedule 6.7, neither the execution and delivery of the Agreement, nor the consummation of the Transaction, will conflict with or result in a violation or breach of any term or provision of, or constitute a default under (a) the governing documents of the Subsidiary or the Joint Venture; (b) to its knowledge, any material statute, rule, regulation, order, judgment, writ, injunction, or decree of any court or any governmental or regulatory body applicable to the Subsidiary or the Joint Venture; or (c) to its knowledge, any Material Contract or other instrument to which the Subsidiary or the Joint Venture is a party or by which the Subsidiary or the Joint Venture is or may be bound, or any material license, permit or similar authorization held by the Subsidiary or the Joint Venture which conflict, violation, breach, or default would have a material adverse effect on the Subsidiary's or the Joint Venture's business or operations.

     7.4 Subsidiary and Third Party Rights.

     (a) The Subsidiary is duly organized, validly existing and in good standing under the laws of the state of Arizona. The Joint Venture is duly organized, validly existing and in good standing under the laws of the state of Arizona. Each of the Subsidiary and the Joint Venture is duly licensed, qualified or admitted to do business and is in good standing in the jurisdictions specified in Schedule 7.4(a) and such jurisdictions are the only jurisdictions in which the ownership, use or leasing of the Subsidiary's or the Joint Venture's assets or properties, or the conduct or nature of its business, makes such licensing, qualification or admission necessary. Complete and genuine copies of the articles of organization, joint venture, partnership or operating agreement, and all other agreements, instruments and documents relating to the creation and governance of the Subsidiary and the Joint Venture have been provided to Purchasers.

     (b) The minute books and other similar records of the Subsidiary and the Joint Venture have been made available to Purchasers prior to the Effective Date and are accurate in all material respects. The stock transfer ledgers and other similar records of the Subsidiary and the Joint Venture have been made available to Purchasers, are true, correct and complete, and accurately reflect all transactions in the ownership interests in such Person.

     (c) All outstanding shares of capital stock of the Subsidiary are duly authorized, validly issued, outstanding, fully paid and non-assessable. BHHS owns the shares beneficially and of record, free and clear of all Encumbrances. BHHS has full voting power over the shares, subject to no proxy, shareholders' agreement, voting trust or other agreement relating to the voting of any of the shares. Eighty percent of the ownership interests of the Joint Venture are owned beneficially and of record by the Subsidiary and 20% of the ownership interests of the Joint Venture are owned by Capital Resources Group, Ltd. Except as set forth in the Venture

Documents (complete and genuine copies of which have been delivered to Purchasers), (i) the Subsidiary's ownership interest in the Joint Venture is duly authorized, validly issued, outstanding, fully paid and non-assessable,
(ii) the Subsidiary owns its partnership interest beneficially and of record, free and clear of all Encumbrances, and (iii) the Subsidiary has full voting power over its partnership interest in the Joint Venture, subject to no proxy, voting trust or other agreement relating to the voting of any of such interest.

     (d) There are no outstanding securities, rights, subscriptions, warrants, calls, options, "phantom" stock rights or (except for this Agreement) other Contracts of any kind that give any Person (other than BHHS prior to Closing) the right to (i) purchase or otherwise receive or be issued any shares of capital stock of the Subsidiary or any security or liability of any kind convertible into or exchangeable for any such shares of the Subsidiary, (ii) receive any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock of the Subsidiary, or (iii) participate in the equity, income or election of directors or officers of the Subsidiary. Except as set forth in the Venture Documents, there are no outstanding securities, rights, subscriptions, warrants, calls, options, "phantom" stock rights or (except for this Agreement) other Contracts of any kind that give any Person (other than the Subsidiary prior to Closing) the right to (i) purchase or otherwise receive or be issued any economic or ownership interest in the Joint Venture or any security or liability of any kind convertible into or exchangeable for any such interest in the Joint Venture, (ii) receive any benefits or rights similar to any rights enjoyed by or accruing to the partners of the Joint Venture, or (iii) participate in the equity, income or election of directors or officers (or similar officials) of the Joint Venture. Other than this Agreement and the Venture Documents, there is no Contract between any Seller and any Person with respect to the disposition of the shares of the Subsidiary or the partnership interest in the Joint Venture.

     (e) Schedule 7.4(e)(i) attached hereto identifies substantially all of the equipment of the Subsidiary and the Joint Venture, Schedule 7.4(e)(ii) attached hereto identifies substantially all of the inventory of the Subsidiary and the Joint Venture, and Schedule 7.4(e)(iii) attached hereto identifies substantially all of the personal property of the Subsidiary and the Joint Venture.

     (f) Schedule 7.4(f) attached hereto identifies all Material Contracts of the Subsidiary and the Joint Venture by assigned number on the Schedule and such Schedule includes the following additional information about each such
Contract: parties, title and/or type, date, services, compensation, term, early termination rights and whether a sale of the Shares or the partnership interest constitutes an impermissible assignment thereof.

                                   ARTICLE 8

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

     As of the date of this Agreement and the Closing Date, each of Vanguard and the Purchasers, represents and warrants to Sellers with respect to itself that:

     8.1 Authority to Enter into Agreement; Enforceability. It has full corporate power and authority to enter into and to carry out the terms and provisions of the Agreement and the Transaction and has obtained all necessary corporate approvals and consents. All corporate proceedings have been taken and all corporate authorizations have been obtained by it to authorize execution of the Agreement. All corporate proceedings have been or will be taken, and all corporate authorizations have been or will be obtained by it, to effect the Transaction. The Agreement, when duly executed and delivered by it and, when duly executed by the other Parties hereto, will constitute the legal, valid, and binding obligation of it enforceable against it in accordance with the Agreement's terms except as limited by: (a) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally, and (b) general principles of equity.

     8.2 Organization and Standing. It has been duly organized, is validly existing, and in good standing under the laws of its jurisdiction of incorporation. It has all requisite power and authority to own, lease, and operate its properties and to carry on its business as it is now being conducted.

     8.3 Litigation. There are no suits, actions, or legal, administrative, arbitration or other proceedings or governmental investigations pending, filed, or initiated by, or to its knowledge, threatened against or directly involving it or its Affiliates that may materially and adversely affect its operations or financial status or its ability to perform its obligations under this Agreement or which seeks to restrain the Transaction.

     8.4 Financial Statements; Undisclosed Liabilities; Solvency. It has provided BHHS with Vanguard's consolidated audited balance sheets and income statements and statements of cash flow for fiscal years 1998 and 1999, together with the unaudited balance sheet and income statement of Vanguard for year to date in 2000 (the "Vanguard Financial Statements"). The Vanguard Financial
Statements: (a) are in accordance with its books and records, and (b) fairly present its financial condition and results of operations as of the dates and for the periods indicated in accordance with GAAP applied on a consistent basis subject, in the case of such unaudited financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (which, if presented, would not differ materially from those included in such audited statements). To the best of its knowledge, Vanguard has no material liabilities or obligations, whether contingent or absolute, direct or indirect, or matured or unmatured, which are not shown or provided for in the Vanguard Financial Statements. It is not insolvent and will not be rendered insolvent by the consummation of this Transaction.

     8.5 Compliance with Laws and Other Instruments. Its businesses and operations have been and are being conducted in accordance with all Legal Requirements except where the failure so to comply would not have a material adverse effect on its business or operations.

     8.6 No Breach. Neither the execution and delivery of the Agreement, nor the consummation of the Transaction, will conflict with or result in a violation or breach of any term or provision of, or constitute a default under
(a) its governing documents, (b) to its knowledge, any material statute, rule, regulation, order, judgment, writ, injunction, or decree of any court or any governmental or regulatory body applicable to it; or (c) to its knowledge, any material agreement, contract or other instrument to which it is a party or by which it is or may be bound, or any material license, permit or similar authorization held by it, which conflict, violation, breach, or default would have a material adverse effect on its business or operations, except that consummation of the Transaction requires the consent of Vanguard's lenders under the terms of its principal credit agreement and the approval of Morgan Stanley Dean Witter Capital Partners under its shareholder agreement.

     8.7 Vanguard's and Purchasers' Management Experience. Vanguard's and Purchasers' management has substantial experience in the management and operation of hospital businesses. Vanguard has delivered to Sellers a copy of a letter dated August 16, 1999 from Morgan Stanley Dean Witter Capital Partners to Sellers' investment advisors regarding Vanguard's ability to finance or cause the Purchasers to finance the consummation of the transactions described in this Agreement. Vanguard and the Purchasers have no reason to believe that such financing will not be forthcoming in sufficient amounts to finance the Purchase Price, except that Vanguard's ability to obtain debt financing or lender approval may depend in large part upon Sellers' willingness to subordinate the provisions of Section 12.9 to the lien securing the indebtedness of Vanguard to the lenders.

     8.8 No Broker or Finder. It is not in any way obligated under any contract or agreement for payment of fees and expenses to any broker or finder in connection with the origin, negotiation and execution of this Agreement or consummation of the Transaction.

     8.9 Material Misstatements or Omissions. None of its representations or warranties contained in this Agreement or in any certificate or schedule furnished to Sellers and attached to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements and facts contained therein not materially misleading.

                                   ARTICLE 9

                        PRE-CLOSING COVENANTS OF SELLERS

     Each Seller covenants and agrees with Purchasers that, except as otherwise provided in the following subsections, between the execution of this Agreement and the earlier of the Closing or the termination of this Agreement:

     9.1 Preserve Accuracy of Representations and Warranties. It shall not take any action which would render any representation and/or warranty contained in
Article 6 or 7 to be false or materially inaccurate. It shall promptly notify Purchasers of any lawsuits, claims, administrative actions, or other proceedings asserted or commenced against it, or its officers, directors, shareholders or members involving in any material way its businesses, properties or assets. It shall promptly notify Purchasers in writing of any facts or circumstances which come to its attention and which it reasonably believe causes, or through the passage of time is likely to cause, any of its representations and warranties contained in Article 6 or 7 to be false or materially inaccurate.

     9.2 Operate in Ordinary Course. It shall continue to operate its businesses in the ordinary course of business. In addition, it shall not, without the written consent of Purchaser, which consent shall not be unreasonably withheld:

     (a) Declare or pay any distributions of its assets to any of its members or shareholders;

     (b) Make any material change in its business, including any changes in accounting principles and practices;

     (c) Mortgage, sell, or lease any of its material assets, other than in the ordinary course of business and consistent with past practices;

     (d) Terminate any Material Contract to which it is a party or amend any Material Contract in any respect, except for immaterial amendments in the ordinary course of business;

     (e) Enter into any Material Contract or renew any Material Contract;

     (f) fail to make or to continue to make or cause to be made all material repairs, restoration, replacements and maintenance that may be necessary to maintain in good, reasonable condition the Purchased Assets and the Joint Venture Assets, taken as a whole, (taking into account the age and extent of use of such Assets) and fail to make the capital expenditures described in
Schedule 9.2(f); or

     (g) Take any action that would materially and adversely affect its net worth, financial position or business operations from that reflected in its most recent audited financial statement, except in the ordinary course of business.

     9.3 Access to Information.

     (a) It shall, upon reasonable notice, give to Purchasers and their counsel, accountants and other designated representatives reasonable access, during normal business hours, to such properties, books and records, contracts and other nonprivileged documents pertaining to its businesses, properties and assets (to the extent reasonably relating to the Purchased Assets), as may be reasonably requested and appropriate. Upon Purchasers' reasonable request, its officers and employees and, to the extent possible after its exercise of reasonable best efforts, appointees to its medical staffs shall be available to confer with appropriate representatives of Purchasers on operational matters. Any reviews, investigations and inspections conducted by or on behalf of Purchasers hereunder, and all related activities or events, shall be conducted at Purchasers' cost and expense. If Purchasers or their representatives damage or disturb any of Sellers' properties or assets, Purchasers shall repair or restore such properties or assets to the same condition that existed immediately prior to the occurrence of such damage or disturbance. Purchasers shall use their best efforts in performing such reviews, investigations and inspections not to interfere with Sellers' businesses or operations.

     (b) Sellers will deliver to Purchaser complete and genuine copies of

          (i) within 20 days following the end of each calendar month prior to the Closing Date, the unaudited balance sheet and the related unaudited statements of income and cash flows of the Baptist Facilities for each such month then ended and for the year-to-date then ended, in consolidated and consolidating forms, and

          (ii) promptly after prepared, any other financial statements or reports prepared by or for management relating to the Baptist Facilities, together with any notes thereto.

     (c) Sellers shall notify Purchasers in writing of any material changes in their respective operations or financial condition and, to the extent not appropriately insured against under Sellers' insurance policies, of any material hearings or adjudicatory proceedings filed or initiated against any Seller by any Person and of any material complaint or investigation of a Seller to which Sellers have knowledge, and shall keep Purchasers reasonably informed of such matters.

     9.4 Maintain Books and Accounting Practices. It will maintain its books of account in the usual, regular, and ordinary manner in accordance with GAAP consistently applied, and shall make no material change in any of its accounting methods or practices without the prior written approval of Purchaser, which approval shall not be unreasonably withheld, except for changes required by generally accepted accounting principles.

     9.5 Third Party Authorizations/Notifications. It shall use its reasonable best efforts to obtain expeditiously all consents, approvals and authorizations of third parties necessary for its performance of this Agreement and consummation of the Transaction, and shall cooperate with Purchasers in connection with its efforts to obtain such consents, approvals and authorizations of third parties, necessary for its performance of this Agreement and consummation of the Transaction. In addition, it shall provide in a timely manner all notifications to third parties necessary for its performance of this Agreement and consummation of the Transaction.

     9.6 Reasonable Best Efforts and Continuing Cooperation. It shall cooperate with Purchasers in the performance of this Agreement and the Transaction and shall use its reasonable best efforts to take all reasonable actions to consummate the Transaction.

     9.7 Maintain Insurance Coverage. The Sellers shall purchase and maintain in full force and effect all of the current insurance policies applicable to the Purchased Assets or equivalent policies, including but not limited to their professional liability insurance for claims relating to occurrences prior to the Closing Date.

     9.8 Preliminary Title Report. Each Seller shall obtain commitments for the issuance of ALTA extended owners title insurance policies by the Title Insurance Company in an amount equal to the amount of the cash payment allocated to its Owned Property and any Leased Property in which such Seller is the lessee under a ground lease, committing to insure fee simple title to the Owned Property and a leasehold interest in any Leased Property in which such Seller is the lessee under a ground lease, and showing title in the Seller, subject only to the exceptions shown in the title commitments. The costs of such policies shall be borne by Sellers and Purchasers as provided in Section
5.6. Upon receipt of the title commitments and legible copies of all exception documents related therein, Purchasers shall have fifteen (15) days to deliver written notice objecting to any exceptions set forth in the title commitments. If Purchasers do not notify Sellers prior to the expiration of such fifteen-day period of any exceptions that Purchasers have determined are unacceptable, then Purchasers shall be deemed to have approved the title commitments, and any exceptions, defects or other matters disclosed by the title commitments, and Purchasers' rights as provided for in this Section 9.8 shall have been waived. All (i) special exceptions shown in Schedule B of the title commitments which are not the subject of Purchasers' objections; (ii) the standard form stipulations and exclusions referred to in the title insurance policy; (iii) other defects, matters or exceptions arising by reason of any acts of any Purchaser, its employees, agents, contractors or consultants; (iv) property taxes that are a lien against the Real Property but that are not yet delinquent as of the Closing Date; and (v) instruments placed of record at or immediately prior to Closing in accordance with Section 9.19, shall become the "Permitted Exceptions". In addition, Sellers shall deliver customary affidavits sufficient in form and acceptable to Sellers to enable the title insurance company to delete the standard exceptions and shall satisfy the requirements set forth in the title commitments reasonably requested by the title insurance company to issue the title policy in the prescribed form. Purchasers and Sellers shall promptly prepare a Schedule (which will be attached hereto as Schedule 9.8 when in final form) itemizing all exceptions shown in the title commitments which are Permitted Exceptions. Purchasers shall be obligated to act reasonably and agree not to object to customary easements, restrictions and similar matters which would not materially affect the operation of the Real Property for its intended use. After receipt of Purchasers' objections to title, the Sellers shall have 20 days to cure such objections (or commit to cure such objections at Closing) or to notify Purchasers in writing that the Sellers are unable to cure such objections (which the Parties agree shall not apply to any Schedule B exceptions that are customarily and reasonably cured by the payment of monies to release or satisfy the exception). Sellers shall use reasonable efforts to cure any such objection. If the Sellers are unable after using their reasonable best efforts to cure any such objections, Purchasers shall have five (5) days after receipt of Sellers' notice to provide written notice to Sellers of Purchasers' election to either (a) accept title to the Real Property subject to such item, in which case the objection shall become a Permitted Exception; or
(b) terminate this Agreement as to the affected Real Property, in which event the Purchase Price shall be reduced by the fair market value of such Real Property and the business conducted thereon. However, if Purchasers elect option (b) in the previous sentence, thereby excluding certain Real Property from the purchase hereunder, Sellers shall have the right, for a period of five days thereafter, to terminate this Agreement by providing Purchasers with written notice thereof.

     9.9 Surveys. Upon execution of this Agreement, Sellers shall deliver to Purchasers copies of maps or surveys in their possession with respect to the Real Property. Purchasers, at their option and sole expense, may obtain additional surveys that meet the requirements described in Schedule 9.9 (collectively, the "Surveys"), which Surveys must be requested by Purchasers within twenty (20) days after the determination of the Permitted Exceptions pursuant to Section 9.8. Purchasers shall have ten (10) days from receipt of the Surveys to deliver written notice to Sellers disapproving any exceptions shown in the Surveys. Purchasers shall be obligated to act reasonably and agree not to object to survey matters which would not materially affect the operation of the Real Property for its intended use.

     9.10 Environmental Reports. Purchasers, at their option and sole expense, may obtain environmental surveys or reports (collectively, the "Environmental Reports"), which Environmental Reports must be requested by Purchasers within thirty (30) days after the determination of the Permitted Exceptions pursuant to Section 9.8.

     9.11 UCC Reports. Sellers shall obtain and deliver to Purchasers UCC lien, litigation and tax searches on the Purchased Assets ("UCC Reports") within 30 days after execution of this Agreement by Sellers. Purchasers shall have ten
(10) days from receipt of the UCC Reports (and if additional information is requested pertaining to any such reports, such additional information) to deliver written notice to Sellers disapproving any items disclosed in the UCC Reports. All matters shown in the UCC Reports which are not the subject of Purchasers' objections shall be and remain Encumbrances upon the personal property acquired by Purchasers and Sellers shall cure to Purchasers' reasonable satisfaction Purchasers' objections to the other matters. Purchasers shall not object to any items that relate to Assumed Contracts that are operating leases or that are capital leases or other indebtedness, if any, being assumed by Purchasers at Closing.

     9.12 Alternative Proposals. From the Effective Date until the Closing of the Transaction contemplated by, or termination of, this Agreement, and except for the Excluded Assets used solely in the conduct of the Excluded Businesses, Sellers agree (a) that none of them shall, and they shall direct and use their reasonable best efforts to cause the officers, directors, employees, agents and representatives of Sellers (including, without limitation, any investment banker, attorney or accountant retained by any Seller) not to initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposals or offer (including, without limitation, any proposal or offer to its board of directors) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or equity or membership interests of, Sellers, the Subsidiary or the Joint Venture (any such proposal or offer being hereinafter referred to as an "Alternative Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person to implement an Alternative Proposal; and
(b) that Sellers will promptly cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this Section; provided that nothing contained in this Section shall prohibit the board of directors of any Seller from furnishing information to or entering into discussions or negotiations with any Person that makes an unsolicited bona fide proposal to acquire Sellers, the Subsidiary or the Joint Venture pursuant to a merger, consolidation, share exchange, purchase of a substantial portion of assets, business combination or other similar transactions, if, and only to the extent that, (A) the relevant board of directors determines in good faith that such action is required for the board to comply with its fiduciary duties imposed by law, (B) prior to furnishing such information to, or entering into discussions or negotiations with such Person, Sellers provide written notice to Purchasers to the effect that it is furnishing information to, or entering into discussions or negotiations with such Person, and (C) subject to any confidentiality agreement with such Person (which Sellers determine in good faith is required to be executed in order for its board to comply with fiduciary duties imposed by law), Sellers keep Purchasers informed of the status (not the terms) of any discussions or negotiations. Nothing in this Section shall (x) permit Sellers to terminate this Agreement (except as specifically provided in Article 16), (y) permit Sellers to enter into any agreement with respect to an Alternative Proposal during the term of this Agreement (it being agreed that during the term of this Agreement Sellers shall not enter into any agreement with any Person that provides for or in any way facilitates an Alternative Proposal (other than a confidentiality agreement in customary form), or (z) affect any other obligation under this Agreement.

     9.13 Negative Covenants. From the Effective Date of this Agreement until the Closing Date or termination of this Agreement and except as otherwise expressly provided in this Agreement or agreed to by Purchasers which consent shall not be unreasonably withheld, Sellers will not, and will cause the Subsidiary and the Joint Venture not to:

     (a) amend or terminate any Assumed Contract, except in the ordinary course of business;

     (b) make offers to any employees of the Sellers, the Subsidiary or the Joint Venture for employment with any Person after Closing;

     (c) increase compensation payable or to become payable to, make a bonus or severance payment to, or otherwise enter into one or more bonus or severance Contracts with, any employee or agent of any of the Sellers, the Subsidiary or the Joint Venture except in the ordinary course of business or otherwise pursuant to existing contractual arrangements;

     (d) create, assume or permit to exist any new encumbrance upon any of the Purchased Assets or the Joint Venture Assets other than the interests of lessors under operating leases entered into in the ordinary course of the business;

     (e) sell, assign, transfer, distribute or otherwise transfer or dispose of any item of property (other than Accounts Receivable), plant or equipment of any Seller, the Subsidiary or the Joint Venture having an original cost in excess of $50,000 except in the ordinary course of business;

     (f) cancel, forgive, release, discharge or waive any receivable or any similar Purchased Asset or right with respect to the Baptist Facilities, or agree to do any of the foregoing, except in the ordinary course of the business or otherwise pursuant to existing Contracts;

     (g) change any accounting method, policy or practice or, except as permitted by generally accepted accounting principles and in accordance with policies and practices consistently applied in the preparation of the Baptist Financial Statements, reduce any reserves in the Baptist Financial Statements; or

     (h) except for employees not to be hired by Purchasers at Closing, amend or waive any provision of any Contract providing for the payment of severance, retention bonus, "Y2K pay" or similar compensation to any employee.

     9.14 Casualty. If prior to the Closing Date any part of one or more of the Baptist Facilities is destroyed or damaged by fire, theft, vandalism or other cause or casualty and, as a result thereof, any material part of such Baptist Facilities is rendered prior to the Closing Date unsuitable for its primary intended use, Purchasers may terminate this Agreement in its entirety without penalty. Otherwise, Purchasers may elect at their option to (i) reduce the Purchase Price by the fair market value of the Purchased Assets destroyed or damaged (determined as of the date immediately prior to the destruction or damage) or, if greater, by the estimated cost to restore, repair or replace such Purchased Assets, in which event Sellers shall retain all right, title and interest in and to insurance proceeds payable on account of such destruction or damage, or (ii) agree to consummate the transaction notwithstanding such destruction or damage, in which event Sellers shall pay, transfer and assign to Purchasers at Closing the proceeds (or the right to receive the proceeds) of, plus any deductibles or copayments required under, the applicable insurance policy. In the absence of an agreement among the Parties, any reduction in Purchase Price pursuant to this Section shall be determined by an MAI appraiser mutually selected and paid equally by Sellers, on the one hand, and Purchasers, on the other hand.

     9.15 Insurance Ratings. From the Effective Date of execution of this Agreement until the Closing Date, Sellers will take all actions reasonably requested by any Purchaser to seek to enable such Purchaser to succeed to the Sellers' Workers' Compensation and Unemployment Insurance ratings.

     9.16 Tail Insurance. On or prior to the Closing Date unless otherwise agreed by Purchasers, Sellers will purchase and obtain at least an unlimited extended claims reporting provision for all primary and excess professional and general liability insurance policies in force as of the Effective Time which cover Sellers and each physician employee of Sellers (or for which Sellers otherwise have an obligation to provide such insurance) and which are written on a claims made insuring agreement. Purchasers shall cooperate with Sellers to evaluate alternative arrangements that provide substantially the same liability protections to the Parties as tail insurance but that are less costly than the purchase by Sellers of tail insurance directly.

     9.17 Arizona Conversion Statute. Sellers shall use their reasonable best efforts after the Effective Date to comply with the provisions of the so-called non-profit hospital facility conversion provisions of Arizona law
(A.R.S.ss.10-11251, et seq.).

     9.18 HCFA Survey. Sellers shall encourage HCFA to complete the HCFA survey described in Section 6.14(d) as soon as possible after the date hereof and communicate to Sellers the results of such survey prior to Closing.

     9.19 Subdivision of Option Property. Sellers shall use commercially reasonable efforts to cause to be recorded in the Official Records of the Maricopa County Recorder a plat subdividing the Option Property owned by PBHMC from the remainder of the Real Property owned by PBHMC in accordance with applicable law and zoning ordinances, such that title to the Option Property may be conveyed as one or more discrete parcels, separate and distinct from the remainder of the Real Property owned by PBHMC.

                                   ARTICLE 10

                      PRE-CLOSING COVENANTS OF PURCHASERS

     Each Purchaser and Vanguard covenants and agrees with Sellers that between the execution of this Agreement and the earlier of the Closing or termination of this Agreement:

     10.1 Preserve Accuracy of Representations and Warranties. It shall not take any action which would render any representation and/or warranty contained in Article 8 to be false or materially inaccurate. It shall promptly notify BHHS in writing of any facts or circumstances which come to its attention and which it reasonably believes causes, or through the passage of time is likely to cause, any of the representations and warranties contained in Article 8 to be false or materially inaccurate.

     10.2 Access to Information. It shall, upon reasonable notice, give to BHHS, and its counsel, accountants and other designated representatives reasonable access, during normal business hours, to such properties, books and records, contracts and other nonprivileged documents pertaining to its businesses, properties and assets, as may be reasonably requested and appropriate. Upon BHHS's reasonable request, its officers and employees shall be available to confer with appropriate representatives of BHHS on operational matters.

     10.3 Third Party Authorizations/Notifications. It shall use its reasonable best efforts to obtain expeditiously all consents, approvals and authorizations of third parties necessary for its performance of this Agreement and consummation of the Transaction and shall cooperate with Sellers in connection with their efforts to obtain such consents, approvals and authorizations of third parties, necessary for their performance of this Agreement and consummation of the Transaction. In addition, it shall provide in a timely manner all notifications to third parties necessary for its performance of this Agreement and consummation of the Transaction.

     10.4 Reasonable Best Efforts and Continuing Cooperation. It shall cooperate with Sellers in the performance of this Agreement and the Transaction and shall use its reasonable best efforts to take all reasonable actions to consummate the Transaction.

     10.5 Lender Approval. Purchasers and Vanguard shall use commercially reasonable efforts to cause its lenders to agree to give notice to the Foundation of Vanguard's default or breach of covenants prior to exercising the lenders' rights under the collateral.

                                   ARTICLE 11

                         JOINT COVENANTS OF THE PARTIES

     11.1 Non-Disclosure; Confidentiality. Each Party agrees that the arrangements contained herein are confidential and shall not be disclosed to any other person or entity without the written consent of all Parties hereto (unless ordered to do so by a court of competent jurisdiction or otherwise required by applicable law and except to the applicable Governmental Authorities in connection with any required notification or application for approval or a license or exemption therefrom). The Parties acknowledge that each has received certain documents, materials and other information during the course of their respective evaluation and negotiation of this Agreement that are confidential in nature (the "Confidential Information"). Each of the Parties agrees that it shall not at any time utilize any Confidential Information made available to it pursuant to this Agreement except for the purpose of promoting the goals of or completing this Transaction and except that Purchasers may utilize such information after the Closing in connection with its operations of the Baptist Facilities, nor shall any receiving party, directly or indirectly, disclose such Confidential Information regarding the others to any person or entity; provided, however, the receiving party may disclose Confidential Information to members of its and its Affiliates' boards of directors, management employees, advisors, lenders and physicians with a need to know, subject to the conditions that the receiving party: (a) notify such board members, management employees, advisors and physicians that such Confidential Information is subject to the terms of a confidentiality agreement and (b) obtain such person's agreement to maintain the confidentiality of such Confidential Information. For purposes of this Agreement, Confidential Information shall not include any information which: (a) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other, (b) is known to the public and did not become so known through the fault of the receiving party, (c) becomes known to the public through no fault of the receiving party, (d) is later lawfully acquired by a party from other sources, (e) is required to be disclosed pursuant to the provisions of any state or United States statute or regulation issued by a duly authorized agency, board or commission thereof, or (f) is required to be disclosed by rule or order of any court of competent jurisdiction or otherwise required by law to be disclosed.

     11.2 Publicity. No public announcement concerning this Agreement or the Transaction shall be made without the advance approval of each of the Parties hereto, both as to the timing and content of such release.

     11.3 Survival/Remedies. The Parties each acknowledge and agree the provisions of this Article 11 shall survive any termination of this Agreement. The Parties agree that any breach of the confidentiality obligations of this Agreement contained in Section 11.1 or the publicity requirements of this Agreement contained in Section 11.2 would result in irreparable damage to the non-disclosing party for which such party will have no adequate remedy at law. Therefore, it is agreed that the non-disclosing parties shall be entitled to equitable relief, including an injunction enjoining any such breach or threatened breach by any court of competent jurisdiction, and the disclosing party agrees to pay all reasonable attorneys' fees and other costs incurred by the non-disclosing party to secure such injunction. Such injunction shall be without prejudice to any other right or remedy to which the non-disclosing party may be entitled, including but not limited to any damages resulting from a disclosing party's breach of the confidentiality obligations or publicity requirements under this Agreement. Any failure or delay in exercising any right, power or privilege hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

     11.4 Other Confidentiality Agreements. The Parties further acknowledge and agree that their respective rights and obligations under this Article 11 shall be in addition to, and shall in no way affect their respective rights and obligation under, existing agreements of confidentiality with one another, including the Confidentiality Agreement, dated June 18, 1999, together with any Amendments to the Confidentiality Agreement, attached to this Agreement as Exhibit G.

     11.5 Certain Employment and Severance Arrangements.

     (a) Purchasers shall not assume any Contracts with any employees of Sellers described as "Employment/Severance Agreements" on Schedule 2.1.4, except those Contracts described on Schedule 11.5. Except for the Contracts described on Schedule 11.5 and except as otherwise provided in Section 12.1.5, Purchasers shall not assume or otherwise be responsible for any severance, "stay-pay", "parachute" or other payments or obligations to any employees of Sellers, the Subsidiary or the Joint Venture arising under the Contracts listed on Schedule 2.1.4, and Sellers shall be solely responsible for any and all obligations owing to such employees under such Contracts, whether such obligations arise because of the passage of time, acts of Purchasers or any other reason.

     (b) Purchasers have informed Sellers that Purchaser intends to "outsource" the information systems and telecommunications functions of the Baptist Facilities to Shared Medical Systems Corporation ("SMS"). Any information systems and telecommunications employees of Sellers not offered employment by SMS pursuant to this Section will be offered employment by Purchasers or their Affiliates pursuant to Section 12.1.1. As of the Closing Date and except as otherwise provided above, Purchasers will cause SMS to offer at-will employment to (and, if an offer is accepted, hire effective as of the Closing Effective
Time) all of the information systems and telecommunication employees of Sellers who are actively at work on the Closing Date and those employees on vacation, sick leave or other short-term leaves of absence, including but not limited to regular weekly days off work (whether or not such employees return to active employment) upon substantially the same terms and conditions of employment (i.e., salaries, wages, job duties, titles and responsibilities) which are applicable to such employees on the Effective Date. In addition, the employee benefit plans applicable to such employees will be the same as those generally provided by SMS to other information systems and telecommunications employees in the Phoenix market; provided that SMS will waive as to such employees (and their beneficiaries) the "pre-existing condition" exclusion under SMS's medical plan subject to the pre-existing condition limitations in Sellers' medical plan and applicable law; provided, further, that SMS will recognize employment and dates of hire with Sellers for former employees of Sellers employed by SMS as of the Closing Date for purposes of eligibility under Purchasers' Plans or ERISA Plans (as each of those terms is defined for purposes of Section 6.17 of the Agreement but with regard to SMS's rather than Sellers' plans) and for purposes of determining leave time benefit accrual rates. In addition to the obligations and liabilities assumed by Purchasers under Article 3 of this Agreement related to employees (which obligations and liabilities shall be assumed by SMS as to those employees employed by SMS), SMS also shall provide a severance package equal to or greater than the package generally available to SMS's other comparable hospital-based employees in the Phoenix market. Sellers acknowledge that all employment offers are subject to the satisfactory completion by SMS of employee background checks customarily employed in the healthcare industry. Nothing contained in this Section or elsewhere in this Agreement shall be deemed to limit or otherwise affect in any manner the right of SMS to terminate at will the employment of any such hired employee or to change individual features or plans in the employment compensation and benefits package of the hired employees (but not to change recognition of employment and dates of hire with Sellers as provided above), provided that any such change is also implemented for employees of SMS in the Phoenix market generally. SMS will not assume or otherwise become liable for
(i) Sellers' ERISA Plans or Plans, (ii) obligations of Sellers under the Consolidated Omnibus Budget Reconciliation Act, (iii) payment of health care expenses of hired employees and their beneficiaries related to a continuum of care on the Closing Date, (iv) other obligations to former or currently retired employees, and will not make any contributions to Sellers' pension plans, or
(v) long-term disability payments to any former employee of Sellers who does not actively work for SMS after Closing. A person is in the "continuum of care" on the Closing Date if that person (i) is an inpatient of any hospital on the Closing Date, (ii) is receiving medical care in an outpatient or sub-acute care facility (e.g., skilled nursing facility, long term care facility or mental health facility) on the Closing Date, or (iii) is admitted to any hospital within 72 hours after receiving any outpatient or sub-acute care services prior to the Closing Date.

                                   ARTICLE 12

         ADDITIONAL POST-CLOSING AGREEMENTS/OBLIGATIONS OF THE PARTIES

     12.1 Employment of Sellers' Employees; Additional Employee Matters.

          12.1.1. Employment of Employees. As of the Closing Date and except as otherwise provided in Section 11.5(b) and in Schedule 12.1.1, Purchasers will offer at-will employment to (and, if an offer is accepted, hire effective as of the Closing Effective Time) all of the employees of Sellers who are actively at work on the Closing Date and those employees on vacation, sick leave, FMLA leave, or short-term leaves of absence, including but not limited to regular weekly days off work (whether or not such employees return to active employment).

Purchasers will offer such employees substantially the same terms and conditions of employment (i.e., salaries, wages, job duties, titles and responsibilities) which are applicable to such employees on the Effective Date. In addition, Purchasers' employee benefit plans applicable to such employees will be the same as those generally provided to employees of other facilities in the Phoenix market owned by Affiliates of Vanguard; provided that Purchasers will waive as to such employees (and their beneficiaries) the "pre-existing condition" exclusion under Purchasers' medical plan subject to the pre-existing condition limitations in Sellers' medical plan and applicable law; provided, further, that Purchasers will recognize employment and dates of hire with Sellers for former employees of Sellers employed by Purchasers as of the Closing Date for purposes of eligibility and vesting under Purchasers' Plans or ERISA Plans (as each of those terms is defined for purposes of Section 6.17 of the Agreement but with regard to Purchasers' rather than Sellers' plans) and for purposes of determining leave time benefit accrual rates and career achievement tributes. In addition to the obligations and liabilities assumed by Purchasers under Article 3 of this Agreement related to employees, Purchasers also shall provide a severance package equal to or greater than the package generally available to Purchasers' other comparable hospital-based employees in the Phoenix market. Sellers acknowledge that all employment offers are subject to the satisfactory completion by Purchasers of employee background checks customarily employed in the healthcare industry. Except as otherwise provided in Assumed Contracts, nothing contained in this Section or elsewhere in this Agreement shall be deemed to limit or otherwise affect in any manner the right of Purchasers or any Affiliate of Purchasers to terminate at will the employment of any such hired employee or to change individual features or plans in the employment compensation and benefits package of the hired employees (but not to change recognition of employment and dates of hire with Sellers as provided above), provided that any such change is also implemented for employees of other facilities in the Phoenix market owned by Affiliates of Purchasers. Purchasers will not assume or otherwise become liable for (i) Sellers' ERISA Plans or Plans, (ii) obligations of Sellers under the Consolidated Omnibus Budget Reconciliation Act except as otherwise provided in
Section 12.22, (iii) payment of health care expenses of hired employees and their beneficiaries related to a continuum of care on the Closing Date, (iv) other obligations to former or currently retired employees, and will not make any contributions to Sellers' pension plans, or (v) long-term disability payments to any former employee of Sellers who does not actively work for Purchasers after Closing. A person is in the "continuum of care" on the Closing Date if that person (i) is an inpatient of any hospital on the Closing Date,
(ii) is receiving medical care in an outpatient or sub-acute care facility (e.g., skilled nursing facility, long term care facility or mental health facility) on the Closing Date, or (iii) is admitted to any hospital within 72 hours after receiving any outpatient or sub-acute care services prior to the Closing Date.

          12.1.2. WARN Act. At Closing, Sellers shall deliver to Purchasers a list as of Closing setting forth the name of each employee of the Sellers whose employment was terminated during the 90 day period ending on the Closing Date and the reason for such termination, and Sellers shall not terminate prior to Closing (except for cause) any employee to whom Purchasers or SMS have agreed to offer employment. In reliance upon this list and covenant, Purchasers shall indemnify, defend and hold harmless Sellers from any liability or claim arising under the WARN Act as a result of Purchasers' termination after Closing of any employee hired by Purchasers in accordance with Section 12.1.1 or as a result of the termination by Sellers prior to or at Closing of any corporate employees of Sellers to whom Purchasers will not make offers of employment as of Closing, as described on
Schedule 12.1.1.

          12.1.3. Sellers' Plans. As of the Closing Date, Sellers shall terminate the participation of all former employees of Sellers hired by a Purchaser at Closing in all Plans and ERISA Plans of Sellers. Sellers shall provide for distributions or other arrangements consistent with the terms of the applicable plans, ERISA and the Code. Purchasers and Sellers shall employ the Alternative Procedure described in Section 5 of the IRS Revenue Procedure 96-60 for purposes of calendar year 2000 income tax and employment tax withholding and reporting. Accordingly, as soon as practicable after Closing (but in any event prior to December 31 of the year in which the Closing occurs), Sellers shall provide Purchasers with all necessary payroll records for the calendar year in which the Closing occurs so that Purchasers will furnish a Form W-2 to all such hired employees disclosing all wages and other compensation paid to them (and amounts withheld therefrom) by Sellers and Purchasers in the calendar year.

          12.1.4. Ads. Between the Effective Date hereof and Closing, Purchasers may run newspaper advertisements in the name of any of the Baptist Facilities to recruit employees for and in the name of any of the Baptist Facilities, such employment to commence as of the Closing Date or any time thereafter; provided, however, that Purchasers must obtain the written consent of BHHS prior to running any such newspaper advertisements, which consent shall not be unreasonably withheld.

          12.1.5. Employee Releases and Waivers; Certain Severance and Retention Benefits.

          (a) Purchasers and Sellers shall each use their reasonable best efforts to obtain releases and/or waivers reasonably acceptable to both parties from each information systems and telecommunications employee of Sellers who is hired at Closing by Purchasers or SMS. These releases and/or waivers shall concern applicable severance payments that may become due under a Contract (i) in the event of constructive termination of employment or (ii) with regard to termination of employment by BHHS notwithstanding employment by Purchasers or SMS at comparable position, salary and benefits. The cost of any consideration to be paid to the employees for executing the waivers and/or releases will be borne 50% by Sellers and 50% by Purchasers.

          (b) From and after Closing, Purchasers shall be responsible for and pay any and all severance due under the Contracts (if and to the extent modified pursuant to Section 12.1.5(a)) with information services and telecommunication employees of Sellers who are employed by the Purchasers or SMS on and after the Closing, if the obligation to make such payments and bonuses results from the actual (and not constructive) termination of such employee's employment by Purchasers or SMS for reasons other than for "substantial cause" (as defined in subsection (e) below). Furthermore, from and after Closing, Purchasers shall be responsible for and pay any Y2K retention payments to the extent included in Net Working Capital due under the Contracts with information services and telecommunication employees of Sellers who are employed by the Purchasers or SMS on and after the Closing. In the event any employee is required by the terms of such Contract to repay or refund to Sellers after Closing any such severance or "Y2K pay" compensation, whether the amount to be repaid or refunded was paid by Sellers prior to or after Closing, Sellers shall promptly remit to Purchasers the amount actual repaid by such employee. Sellers will not amend or waive any such repayment obligation and will use reasonable collection efforts to collect any such repayment or refund.

          (c) From and after Closing, Purchasers shall be responsible for and pay any and all severance payments and outplacement benefits due under Contracts with the employees of Sellers listed on Schedule 12.1.5(c) who are employed by the Purchasers on and after Closing, if the obligation to make such payments and bonuses results from the actual (and not constructive) termination of such employee's employment by the Purchasers for reasons other than "substantial cause" (as defined in subsection (e) below).

          (d) From and after Closing, Purchasers shall be responsible for and pay for any referral and recruitment bonuses, to the extent included in Net Working Capital, due under Contracts with employees of Sellers who are employed by Purchasers on or after the Closing.

          (e) For purposes of this Section 12.1.5, "substantial cause" shall mean only malfeasance, willful misconduct, gross negligence, fraud, unauthorized disclosure or use of a trade secret or other confidential commercially or competitively sensitive information concerning Vanguard or any of its Affiliates, conviction of a felony or conviction of any crime involving moral turpitude.

     12.2 Staffing Levels. Purchasers shall at all times maintain minimum staffing levels at each Baptist Hospital in accordance with applicable accreditation standards and federal and state laws and regulations.

     12.3 Medical Staff Matters.

          12.3.1. Medical Staff Appointment. Purchasers agree that all current appointees to each Baptist Hospital's Medical Staff shall continue to have the same rights and privileges as appointees to the Medical Staff as such appointees had prior to the Closing; provided, however, that the consummation of the Transaction will not limit the ability of Purchaser's Board of Directors, the Community Board (as defined in Section 12.4) and the Medical Executive Committee to grant, withhold or suspend Medical Staff appointment or clinical privileges in accordance with the terms and provisions of the Medical Staff Bylaws.

          12.3.2. No Discrimination. Purchasers shall not permit discrimination against appointees to the Medical Staffs of the Baptist Hospitals in any Purchaser's network of healthcare facilities that includes the Baptist Facilities or in any managed care network or organization which is owned or operated by any Purchaser or its Affiliates that includes the Baptist Facilities.

          12.3.3. Discontinuance/Reduction of Clinical Services. For a period of five (5) years after the Closing Date, prior to any material clinical service being discontinued or materially reduced at a Baptist Hospital, or relocated from one Baptist Hospital to another facility owned and/or operated by Purchasers or their Affiliates or elsewhere, Purchasers shall consult with the Baptist Hospital's Community Board (as defined in Section 12.4). Purchasers will also use reasonable best efforts to assist appointees to the Medical Staffs of the Baptist Hospital providing such clinical service ("affected appointees"), as well as appointees to the Medical Staffs from which the affected appointees seek consultative services, to be equitably credentialed and privileged on the Medical Staff at the facility to which the services are transferred subject to approval by the Community Board of such facility. The purpose of this provision is to provide that appointees to the Medical Staffs of the Baptist Hospitals shall have the ability to continue caring for their patients and practicing medicine within their respective specialties in a manner similar to that for which they held privileges at the Baptist Hospital prior to any service relocation.

          12.3.4. Cardiovascular Services. However, notwithstanding any other provision of this Agreement, no Purchaser shall relocate, discontinue or materially reduce the Cardiovascular Services of the Cardiology Department at PBHMC during the first five (5) years after the Closing Date and each Purchaser further agrees to adequately support the growth, marketing and development of such Cardiovascular Services at PBHMC.

          12.3.5. Family Services Practice. During the first five (5) years after the Closing Date, each Purchaser agrees to maintain the family services practice and family services residency program at PBHMC.

     12.4 Community Board. As of the Closing and thereafter, Purchasers agree to establish and maintain advisory boards of trustees ("Community Boards") for each Baptist Hospital, with each Baptist Hospital's Community Board comprised of 5 to 15 members, consisting of the CEO of the Baptist Hospital and, with respect to the remaining members, 50% of whom shall be physicians on the Medical Staff of the Baptist Hospital and 50% of whom shall be community representatives. To the extent permitted by applicable law, each Baptist Hospital's Community Board shall be responsible for quality management, medical staff credentialing and accreditation matters at the Baptist Hospital, and shall have such other responsibilities and authorities as delegated to it by Purchaser's Board of Directors.

     12.5 Management by Purchaser's Board of Directors. The Parties agree that, upon the Closing, the responsibilities of each Purchaser's Board of Directors in connection with the ownership and operation of the Purchased Assets shall include the following:

     (a) All affairs of the Baptist Hospitals, except as specifically delegated to the Community Boards, as described in Section 12.4, or the Regional Board or Regional Medical Board, as described in Section 12.6;

     (b) Financing matters;

     (c) Acquisition;

     (d) Significant capital investments;

     (e) Management and policy matters for the Baptist Hospitals; and

     (f) General guidance and support on local market and community concerns.

     12.6 Regional Boards.

          12.6.1. Regional Board. At the request of Sellers or the Foundation made within 12 months after the Closing Date, Purchaser shall establish and maintain a regional board ("Regional Board") for the Baptist Hospitals and other hospitals owned by Purchasers and/or their Affiliates in the Phoenix market (each a "Phoenix Hospital"). The Regional Board shall be composed of an equal number of physicians, community representatives and the CEO from each Phoenix Hospital. Membership on the Regional Board will be expanded, at the request of the Regional Board, as additional Phoenix Hospitals are added, including the anticipated new hospital in West Valley. The purpose of the Regional Board shall be to advise the Purchasers about activities of the Phoenix Hospitals, including patient care, capital expenditures, operating budgets, physician activities and other items of concern.

          12.6.2. Regional Medical Board. At the request of Sellers or the Foundation made within 12 months after the Closing Date, Purchaser shall establish and maintain a regional medical board ("Regional Medical Board") for the Phoenix Hospitals. The Regional Medical Board shall be comprised of three physicians from each Phoenix Hospital elected by the medical staff of each Phoenix Facility. The Chairman of the Regional Medical Board shall be elected by the members of the Regional Medical Board. Membership on the Regional Medical Board will be expanded, at the request of the Regional Board, as additional hospitals are added in the Phoenix market, including the new anticipated hospital in West Valley. The purpose of the Regional Medical Board shall be to discuss issues of concern to the physicians, including patient care, services offered by the Phoenix Hospitals, physician recruitment and managed care.

     12.7 Baptist Bonds. At the Closing, the Purchasers shall provide immediately available funds to the Bond Trustee in accordance with Section 4.2 so that Allocated Bonds currently outstanding shall be defeased in accordance with their terms and so that each Bond Trustee delivers to BHHS a certificate that the Allocated Bonds are no longer outstanding under the terms of the Bond Indentures under which the Allocated Bonds are outstanding and are no longer secured by the bond indenture.

     12.8 Sellers' Cost Reports. Sellers will timely prepare all cost reports relating to Sellers for periods ending on or prior to the Closing Date or required as a result of the consummation of the Transaction set forth herein, including terminating cost reports for the Medicare, AHCCCS and CHAMPUS programs (the "Sellers Cost Reports") and shall forward to Purchasers copies of the Sellers Cost Reports, including attachments and schedules. Purchasers shall forward to BHHS any and all correspondence relating to Sellers Cost Reports within five (5) business days after receipt by Purchasers. Except as otherwise provided herein, Purchasers shall remit any receipts of funds relating to Sellers Cost Reports promptly after receipt by Purchasers and shall forward to BHHS any demand for payments within three (3) business days after receipt by Purchasers. Sellers shall retain all rights to government agency settlements and to Sellers Cost Reports including any amounts receivable or payable in respect of such reports or reserves relating to such reports. Such rights shall include the right to appeal any Medicare determinations relating to government agency settlements and Sellers Cost Reports. Sellers shall retain the originals of Sellers Cost Reports, correspondence, work papers and other documents relating to Sellers Cost Reports and the government agency settlements.

     12.9 Restriction on Sale/Transfer of PBHMC and ACHMC and Right of First Refusal.

          12.9.1. Restriction on Sale/Transfer. For a period of five (5) years after the Closing Date, no Purchaser shall transfer ownership or control of all or substantially all of the assets of either Baptist Hospital to any Person, other than a Person wholly-owned and controlled by the Purchaser.

          12.9.2. Right of First Refusal. In addition to, and in no way limiting, the restrictions in Section 12.9.1, for a period of ten (10) years after the Closing Date, the Foundation shall have a right of first refusal on the following terms and conditions:

          (a) Before a Purchaser may sell or otherwise transfer all or substantially all of the assets of a Baptist Facility (the "Baptist Assets") to a Person (the "Offeror") that is not wholly-owned and controlled by the Purchasers or their Affiliates (a "Permitted Transferee"), it must first obtain an Offer (as defined below) from the Offeror and give notice (and send a copy) of such Offer to the Foundation. The Purchaser shall provide the Foundation any additional information regarding such Offer or the Offeror (subject to confidentiality obligations) in the Purchaser's possession as may be reasonably requested from time to time by the Elector, as defined in subsection (b) below. For purposes hereof, an "Offer" shall mean a bona fide offer to purchase or otherwise acquire the Baptist Assets with an actual intent to consummate the transaction pursuant to the stated terms and conditions which states the consideration to be given for such Baptist Assets and other material terms. Notwithstanding anything to the contrary herein, Purchasers may reject any Offer without providing the Foundation with a notice relating to such Offer.

          (b) If the Foundation notifies the Purchaser within 45 days from the date on which notice (and a copy) of the Offer was given to the Foundation (the "Response Period") that the Foundation or a Foundation assignee specifically identified by the Foundation in accordance with Section 12.9.2(e) (the Foundation or such assignee is sometimes referred to hereafter as the "Elector") irrevocably elects to purchase or acquire all (but not less than all) of the Baptist Assets that are the subject of the Offer (sometimes referred to hereinafter as a "Call Response") for the consideration to be paid to the Purchaser pursuant to the Offer, then such election shall be binding upon the Foundation, the Elector (if other than the Foundation) and the Purchasers. In the event the Elector elects to match the Offer, the Parties shall negotiate in good faith for 30 days after the Response Period the terms and conditions of a definitive agreement to be executed by the Purchasers and the Elector containing the principal terms set forth in the Offer, but otherwise containing substantially the same terms and conditions as this

     Agreement (except for Sections 12.7, 12.9 and 12.19), provided that any representations and warranties of Purchasers about the Baptist Assets shall relate to Purchasers' period of ownership only. If the Offer includes any non-cash consideration, the Elector shall be entitled to substitute cash in an amount equal to the fair market value of such non-cash consideration. The Elector shall acquire the Baptist Assets at a Closing to be held within five business days following the date upon which the last material regulatory approval required in connection with the sale of the Baptist Assets is obtained, subject to reasonable extensions mutually acceptable to Purchasers and the Elector (the "Call Response Termination Date"), provided that in no event shall the Call Response Termination Date be later than 90 days after execution of the definitive agreement described above (which 90 days shall be extended an additional 45 days if the only closing condition not satisfied at such 90th day is the receipt by one or more of the parties of a necessary approval or consent of a governmental authority).

          (c) If (i) a copy of the Offer is delivered to the Foundation as provided above and (ii) (A) the Foundation or the Elector fails to deliver a Call Response within the Response Period or (B) after delivery of a Call Response, the Elector fails to purchase or acquire the Baptist Assets that are the subject of the Offer as provided in Section 12.9.2, or (C) the Elector and the Purchasers fail to execute a definitive agreement within 30 days after the expiration of the Response Period after using good faith efforts to do so, or (D) the Elector assigns or transfers its rights to purchase under this Section after the Response Period (and prior to execution of the definitive agreement), then the Purchaser may (but shall not be obligated to) sell or transfer such Baptist Assets to the Offeror in accordance with the terms and conditions of the Offer, subject to purchase price adjustments, if any, as provided for in the Offer, within 180 days after the event described in clause (A), (B), (C) or (D) above, as the case may be (the "Offer Closing Date"). The sale or transfer to the Offeror shall not be consummated unless the Offeror agrees in writing to comply with the provisions of Sections 12.1, 12.2, 12.3.1, 12.3.2, 12.3.3, 12.3.4, 12.3.5, 12.4, 12.6 (if the elections described therein are timely made by the Foundation), 12.9.2, 12.10, 12.17, 12.20, 12.21 and (if not
     already satisfied by the date of sale) 12.18 of this Agreement that apply to the Purchaser and such Offeror shall, upon the acquisition of such Baptist Assets, be bound by such terms as though such Offeror were an original signatory hereto. A copy of such writing shall be provided to the Foundation and shall state that the Foundation (but no other Person) shall be a third party beneficiary thereof. If the sale to the Offeror of the Baptist Assets does not occur pursuant to this Section 12.9.2(c) on or before the Offer Closing Date, then the provisions of Section 12.9.2 shall apply anew with respect to the sale of such Baptist Assets thereafter.

          (d) If the Foundation and the Elector have not failed to perform any obligation set forth in this Section 12.9.2 or in the executed definitive agreement, if any, described in Section 12.9.2(b), and the terms and conditions of the Offer are changed or revised in any material respect, other than any purchase price adjustments, if any, as provided for in the Offer (a "Revised Offer"), Purchaser may not proceed with the Revised Offer without first complying with the other provisions of this Section 12.9.2 as to the Revised Offer. If the Foundation or the Elector has failed to perform in any material respect any obligation set forth in this Section 12.9.2 or in the executed definitive agreement, if any, described in Section 12.9.2(b), then the provisions of this Section 12.9.2 shall expire and be of no further force and effect with respect to the Baptist Assets that were the subject of the Offer, it being understood and acknowledged that Purchasers shall thereafter own and control the Baptist Assets free and clear of the restrictions set forth in this Section 12.9.2 (except for the last two sentences of Section 12.9.2(c)).

          (e) The Foundation shall have the right to assign the right of first refusal described in this Section 12.9.2 to a third party prior to the expiration of the Response Period, provided that (i) such assignment is irrevocable, (ii) the Foundation notifies the Purchasers and Vanguard of such assignment promptly thereafter (and in any event before the expiration of the Response Period) and includes in such notice a complete and genuine copy of the assignment, (iii) the assignee agrees in the assignment to be bound by all of the terms and conditions of this Section
     12.9.2 applicable to the Foundation and such assignment expressly states that Purchasers and Vanguard are third party beneficiaries, (iv) such assignment shall not relieve the Foundation of any of its obligations to Purchasers under this Agreement, and (v) the Foundation shall provide such financial and other information concerning the assignee as Purchasers or Vanguard shall reasonably request (subject to confidentiality obligations) to evaluate the ability of the assignee to perform the obligations of the Elector hereunder.

          12.9.3. Permitted Exceptions. The Purchasers shall have the right to sell, assign, transfer or otherwise dispose of individual parcels of Real Property (e.g., condominium units, medical office buildings or undeveloped parcels of land) free and clear of the restrictions in this Agreement so long as Purchasers continue to operate the Baptist Hospitals in their entirety on that portion of their respective campuses remaining after the sale, assignment, transfer or disposition. The Purchasers shall have the right to grant mortgages or deeds of trusts on the Real Property and, if required by the mortgagees or beneficiaries thereunder as a condition to approving or financing the Transaction (and subject to Purchasers' covenant in Section 10.5), Sellers and the Foundation shall execute such instruments or agreements that are reasonably requested to subordinate the provisions of this Section 12.9 and 12.21 to the lien of such mortgages or deeds of trust. Nothing in this Section 12.9 shall limit or impair the ability of the Purchasers to operate and conduct the business of the Baptist Hospitals as they see fit in their sole discretion, subject to their obligations in this Agreement.

          12.9.4. Recording. As of, or promptly after the Closing, the rights and obligations of the Parties under this Section 12.9 shall be recorded with the appropriate county and/or state agencies.

     12.10 Use, Purpose and Mission of Baptist Facilities. For a period of ten
(10) years after the Closing Date, Purchasers shall not change the use of PBHMC or ACHMC with respect to its primary purpose or change the mission of PBHMC or ACHMC relative to providing a continuum of health care services to the community.

     12.11 Purchasers' Payables. Purchasers shall pay in a timely manner all Accounts Payable that are assumed by the Purchasers. Sellers agree to promptly remit to Purchasers all relevant invoices and bills they receive after the Closing for the payment of Accounts Payable.

     12.12 Purchasers' Receivables. Sellers shall remit to Purchasers, by the tenth (10th) day following the date of collection, any payments they may receive after the Closing which constitute payments of Accounts Receivable.

     12.13 Post-Closing Maintenance of and Access to Information and
Cooperation.

     (a) The Parties acknowledge that after Closing each Party may need access to information or documents in the control or possession of another Party for the purposes of concluding the transactions herein contemplated, preparing Tax Returns or conducting Tax audits, complying with the Government Payment Programs and other Legal Requirements, and prosecuting or defending third party claims. Accordingly, each Party shall keep, preserve and maintain in the ordinary course of business, and as required by Legal Requirements and relevant insurance carriers, all books, records, documents and other information in the possession or control of such Party and relevant to the foregoing purposes at least until the expiration of any applicable statute of limitations or extensions thereof.

     (b) Each Party shall cooperate fully with, and make available for inspection and copying by, the other Party, its employees, agents, counsel and accountants and/or Governmental Authorities, upon written request and at the expense of the requesting Party, such books, records, documents and other information (excluding those items subject to attorney-client privilege) to the extent reasonably necessary to facilitate the purposes of Section 12.13(a). In addition, each Party shall cooperate with, and shall permit and use its reasonable best efforts to cause its respective former and present officers and employees to cooperate with, the other Party on and after Closing in furnishing information, evidence, testimony and other assistance in connection with any action, proceeding, arrangement or dispute of any nature with respect to the subject matters of this Agreement.

     (c) Each Party to this Agreement agrees that on and after Closing, it will execute any and all necessary documents, and take any and all necessary actions, to effect the purposes and terms of this Agreement or any other reasonable request. Specifically, the Parties shall (i) cooperate with each other in the defense of any litigation, investigation, claim or proceeding related to Sellers, Purchasers or the Baptist Facilities including the provision of witnesses and records (including contracts, memoranda, charge data, invoices, correspondence and other documentation) in a timely manner as reasonably requested by a Party to this Agreement; (ii) cooperate with each other on all matters related to the preparation and submission of claims to the Medicare and AHCCCS programs and other third party payers for services provided to beneficiaries; (iii) cooperate with each other in the preparation and settlement of Medicare and AHCCCS cost reports for all cost reporting years which are open as of the Closing Date; and (iv) abide by any applicable confidentiality privileges. Each Party also agrees to (v) promptly notify each other Party in writing of any claim or threatened claim against a Party or its present, previous or future directors or officers arising out of any matter relating to Sellers and the Baptist Facilities; (vi) promptly deliver to each other Party all correspondence or other written materials belonging to such other Party received by a Party after Closing pertaining to such other Party; and (vi) provide any documents necessary to obtain or maintain licenses, franchises, permits, certificates, certificates of need, accreditations, contracts, consents, and approvals, required by law or governmental regulations from all applicable federal, state and local authorities and any other regulatory agencies necessary for the legal operation of Sellers and the Baptist Facilities and reimbursement for services.

     (d) At any time and from time to time at and after the Closing, upon request of any Purchaser, each Seller shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such further acts, deeds, assignments, transfers, conveyances, powers of attorney and confirmations as Purchasers may reasonably request to more effectively convey, assign and transfer to and vest in Purchasers, its successors and permitted assigns, full legal right, title and interest in and actual possession of the Purchased Assets and the Baptist Facilities, to confirm such Seller's capacity and ability to perform its post-Closing covenants and agreements under this Agreement and the Closing documents, and to generally carry out the purposes and intent of this Agreement.

     (e) The exercise by any Party of any right of access granted herein shall not unreasonably interfere with the business operations of the other Party.

     12.14 Bulk Transfer Laws. In the event that the provisions of any bulk transfer law or similar law, including but not limited to any codification of the provisions of Article 6 of the Uniform Commercial Code, are applicable to the Transaction, the Parties hereby waive compliance with respect thereto.

     12.15 Restricted Assets. Purchasers acknowledge that Sellers hold certain monies or other restricted assets that are required by the donors thereof to be spent at the Baptist Facilities. Schedule 12.15 sets forth a description of the restricted assets to be transferred to Purchasers and to be retained by Sellers and the hospital uses to which they must be applied.

     12.16 Transition Services and Patients. If Purchasers receive any cost report settlement amounts from the Government Payment Programs for discharges occurring prior to the Closing Date, Purchasers shall tender same to Sellers within ten (10) days after receipt thereof. If Sellers receive any cost report settlement amounts from the Government Payment Programs for discharges occurring on or after the Closing Date, Sellers shall tender same to Purchasers within ten (10) days after receipt thereof. Each Party shall be entitled to receive from the Government Payment Programs cost reimbursement settlements (including capital costs, indirect medical education and disproportionate share) for those patients discharged by a Party at the time such Party owned the Baptist Facilities based upon the Cost Report filed by such Party.

     12.17 Indigent Care. Purchasers accept the responsibility to treat indigent patients in the service area of the Baptist Facilities and will comply with all applicable federal and state laws and regulations governing such matters. To this end, Purchasers shall maintain for not less than five years after Closing Sellers' policies for the treatment of indigent patients at the Baptist Facilities as described on Schedule 12.17, subject to changes in governmental policy, such as implementation of universal healthcare insurance or similar governmental programs.

     12.18 Purchaser Post-Closing Expenditures.

     (a) From the Closing Date of the Transaction until the seventh anniversary of the Closing Date, Purchasers shall expend not less than $50 million in capital expenditures for the benefit of the Baptist Facilities (i) on the Phoenix Campuses, and/or (ii) otherwise for the development within the Primary Service Area of primary care outpatient treatment centers only, in any event with an average annual expenditure as of the end of each of the first seven anniversaries of the Closing Date of not less than $6 million, provided that during the first year Purchasers shall expend not less than $4 million at the Phoenix Campus of PBHMC and not less than $2 million at the Phoenix Campus of ACHMC.

     (b) If the Purchasers fail in any year to satisfy the capital expenditure obligations described in Section 12.18(a) above, then the following shall apply with respect to such year:

          (i) For the first year following the Closing Date, Purchasers shall be required to expend not less than $4 million at the Phoenix Campus of PBHMC and not less than $2 million at the Phoenix Campus of ACHMC;

          (ii) For the second year following the Closing Date, Purchasers shall be required to expend a minimum of One Million Five Hundred Thousand Dollars ($1,500,000) regardless of the amount of EBITDA (as defined in Section 12.18(d) below) generated from the operation of the Baptist Facilities during that year, but Purchasers shall not be required to expend an amount greater than $1,500,000 unless the EBITDA of the Baptist Facilities exceeds $1,500,000, in which case the Purchasers shall be required to expend an amount equal to the EBITDA generated from the operation of the Baptist Facilities, but in no event greater than $6,000,000 unless the Purchasers elect to do so;

          (iii) For the third year following the Closing Date, Purchasers shall be required to expend a minimum of Three Million Dollars ($3,000,000) regardless of the amount of EBITDA generated from the operation of the Baptist Facilities during that year, but Purchasers shall not be required to expend an amount greater than $3,000,000 unless the EBITDA of the Baptist Facilities exceeds $3,000,000, in which case the Purchasers shall be required to expend an amount equal to the EBITDA generated from the operation of the Baptist Facilities, but in no event greater than $6,000,000 unless the Purchasers elect to do so;

          (iv) For the fourth year following the Closing Date, Purchasers shall be required to expend a minimum of Four Million Five Hundred Thousand Dollars ($4,500,000) regardless of the amount of EBITDA generated from the operation of the Baptist Facilities during that year, but Purchasers shall not be required to expend an amount greater than $4,500,000 unless the EBITDA of the Baptist Facilities exceeds $4,500,000, in which case the Purchasers shall be required to expend an amount equal to the EBITDA generated from the operation of the Baptist Facilities, but in no event greater than $6,000,000 unless the Purchasers elect to do so; and

          (v) For the fifth through the seventh anniversaries of the Closing Date, Purchasers shall be required to expend a minimum of Six Million Dollars ($6,000,000) per year.

Purchasers' compliance with the provisions of Section 12.18(b) shall not reduce or otherwise modify Purchasers' obligation to make the full $50 million aggregate capital commitment during the seven year period described in Section 12.18(a).

     (c) If at the end of any of the first seven anniversaries of the Closing Date, Purchasers have failed to expend an average annual amount of $6 million pursuant to Section 12.18(a) or the minimum amount required in such year pursuant to Section 12.18(b), the Purchasers shall pay in cash to the Foundation or its assignee upon demand, an amount equal to the lesser of the amounts necessary to satisfy Section 12.18(a) or Section 12.18(b), which necessary amounts, for purposes of calculating the average annual amount expended by Purchasers, shall be subject to credit for any previous amounts paid to the Foundation or its assignee pursuant to this Section 12.18(c). In addition, if the full $50 million is not expended by Purchasers within the seven-year period, the balance shall be paid in cash to the Foundation or its assignee upon demand, subject to credit for any previous amounts paid to the Foundation or its assignee pursuant to this Section 12.18(c).

     (d) The following shall constitute capital expenditures expended by Purchasers within the meaning of this Section: (i) capital expenditures actually expended by Purchasers or their Affiliates, (ii) capital expenditures actually expended by third parties at the request or direction of Purchasers (other than capital expenditures made by governmental authorities on public rights-of-way), and (iii) capital expenditures committed to be expended pursuant to binding Contracts executed by Purchasers, their Affiliates, or third parties described in clause (ii). As used in this Section 12.18, "EBITDA" means the earnings before interest, income taxes, depreciation and amortization.

     12.19 Annual Compliance Certificate. Purchasers shall provide the Foundation, within 60 days after each of the first seven anniversaries of the Closing Date, a certificate signed by an officer of Purchasers (a "Compliance Certificate") detailing with reasonable specificity the expenditures made and committed to by Purchasers pursuant to Section 12.18 of this Agreement during the prior year. Upon the Foundation's request, Purchasers shall provide the Foundation with reasonable documentation evidencing the information and statements made in the Compliance Certificate. In addition, if requested by the Foundation, Purchasers shall make available for inspection and copying by the Foundation and its employees and agents such books, records, documents and other information deemed reasonably necessary by such parties to verify the information and statements made in the Compliance Certificate.

     12.20 Foundation Treatment. The Parties acknowledge and agree that after the Closing the Foundation shall remain independent of Purchasers with no restrictions on its activities or operations, except as otherwise specifically set forth in Section 12.23(a) of this Agreement, subject, however, to Section 12.23(b).

     12.21 Binding Effect on Successors, Assigns and Transferees. The Parties acknowledge and agree that the commitments and obligations of Purchasers in this Article 12 shall also be binding upon any of Purchasers' respective successors and assigns and any Person that acquires either or both of the Baptist Hospitals if and to the extent required by Section 12.9.2(c). Purchasers shall require any Person who acquires all or substantially all of either or both of the Baptist Hospitals to agree to assume the provisions of Sections 12.1, 12.2, 12.3.1, 12.3.2, 12.3.3, 12.3.4, 12.3.5, 12.4, 12.6 (if the
elections described therein are timely made by the Foundation), 12.9.2, 12.10, 12.17, 12.20, 12.21 and (if not already satisfied by the date of sale) 12.18 of this Agreement that apply to the Purchasers. The Foundation (but no other Person) shall be a third party beneficiary of such agreement to assume.

     12.22 Certain COBRA Benefits. If requested by Sellers not less than ten days prior to Closing, Vanguard will permit all persons who are qualified beneficiaries of Sellers under COBRA law as of the Closing Date ("COBRA Employees") to participate in the health benefit plans of Vanguard for the period of time equal to that which Sellers would be required under the COBRA law if Sellers were to keep their health benefit plans in existence. Sellers shall reimburse Vanguard for all expenditures incurred by Vanguard for benefits rendered under the plans to COBRA Employees. COBRA Employee participation shall be subject to the terms of the plans with respect to participating providers, deductibles, copayments and other conditions of plan benefits generally applicable to persons covered by the plans. Sellers shall provide to Purchasers at Closing a list of all COBRA Employees.

     12.23 Noncompetition.

     (a) For a period of ten years from and after the Closing Date, no Seller nor any then Affiliate of Sellers nor the Foundation shall directly or indirectly (including by affiliation or "virtual merger" with another Person), in any capacity:

          (i) own, lease, manage, operate, control, participate in the management or control of, be employed by, or maintain or continue any interest whatsoever in any enterprise engaged in the business of providing healthcare goods or services, including hospitals and outpatient surgery or diagnostic facilities, within a 30-mile radius of each of the Baptist Facilities; or

          (ii) employ or solicit the employment of any former Seller employee employed by Purchasers at Closing or any Subsidiary or Joint Venture employee unless (X) such employee resigns voluntarily (without any solicitation from any Seller or any of its Affiliates), (Y) Purchasers consent in writing to such employment or solicitation, or (Z) such employee is terminated by Purchasers, the Subsidiary or the Joint Venture after the Closing Date; or

          (iii) induce, cause or attempt to induce or cause any Person (including any physician employee or medical staff appointee) to replace or terminate any contract for the provision or arrangement of health care services from the Baptist Facilities with products or services of any other Person at any time after the Closing Date; or

          (iv) own, operate, manage or otherwise control or operate any independent physician association, physician hospital organization, management service organization or similar entity or association (including the PHO) doing business with any physician who is an appointee to the medical staff of either of the Baptist Hospitals.

     (b) Notwithstanding any of the foregoing;

          (i) the Foundation shall not be prohibited from making grants and gifts and providing financial support in the restricted area for healthcare goods and services, research and education, or other purposes, nor shall the Foundation be prohibited from funding indigent care services in the restricted area;

          (ii) the Affiliates of Sellers that currently own and operate the Excluded Business may continue to operate the Excluded Businesses in the same scope and manner as such businesses have been operated prior to the Effective Date, provided that such Affiliates may not expand their businesses into any business otherwise prohibited by Section 12.23(a); and

          (iii) nothing in this Section 12.23 shall restrict in any manner any purchaser of or successor to the Excluded Businesses that is not an Affiliate of Sellers or La Paz Regional Hospital, Inc. after it ceases to be an Affiliate of Sellers.

     (c) The covenants in Section 12.23(a) shall terminate if the Foundation or its Affiliate purchases either of the Baptist Facilities from Purchasers pursuant to Section 12.9.2 (but only with respect to the particular purchaser of the particular Baptist Facility acquired).

     (d) Sellers acknowledge that any remedy at law for any breach of this Section would be inadequate and consent to the granting by any court of competent jurisdiction of an injunction or other equitable relief, without the necessity of actual monetary loss being proved, in order that a breach or threatened breach of this Section may be effectively enjoined.

     12.24 Use of Names. From and after Closing, Sellers shall not use the names "Phoenix Baptist Hospital and Medical Center" "Arrowhead Community Hospital and Medical Center" and or any variation of the foregoing in the conduct of their businesses, except as may be necessary to wind up their corporate affairs and except that the Foundation may continue to conduct its business under its current name after Closing.

     12.25 Medical Staff Accounts. Purchasers shall place funds in existing Seller Medical Staff accounts into separate accounts of Purchasers for similar use and access by the Medical Staff.

     12.26. Information System Services and License Agreements. Sellers and Purchasers shall negotiate in good faith with each other and the proposed purchasers of the Excluded Businesses the terms and conditions of an agreement pursuant to which Purchasers shall continue to provide information system services to the Excluded Businesses after Closing for a period of time mutually acceptable to the parties to enable the Sellers and such purchasers to transition off the information systems in a smooth manner so to minimize the disruption on patient care and the operation of the Excluded Businesses. Sellers and Purchasers shall also negotiate in good faith with each other the terms and conditions of an agreement pursuant to which Purchasers shall license to Sellers and their Affiliates the right to use certain disposable supplies, Intellectual Properties, including, but not limited to, logos and service marks, in the operation of the Excluded Businesses until such businesses are sold or otherwise disposed of by Sellers.

     12.27 Continuing Guarantee. So long as the Continuing Guarantee dated September 1, 1993 executed by BHHS in favor of Farm Bureau Life Insurance Company and constituting one of the Venture Documents remains in force and effect, Purchasers, Vanguard or their Affiliates will not close or discontinue all or a substantial portion of the operations of the Baptist Hospital owned by ACHMC as a medical hospital, or open another medical office building on any portion of the Real Property owned by ACHMC, in either case in such a manner as to constitute a "Triggering Event", as defined in the Continuing Guarantee described above.

     12.28 Foundation Office Space. Sellers and Purchasers shall negotiate in good faith with each other the terms and conditions of a lease agreement pursuant to which the Foundation may sublease from Purchasers adequate space located at the existing BHHS corporate office (2224 West Northern Avenue) for the Foundation's operations at a fair market value rate.

     12.29 DHHS Settlement Agreement. The United States Department of Health Services ("DHHS") has proposed a form of settlement agreement to be executed by DHHS, ACHMC and counsel to ACHMC in connection with an alleged violation on July 10, 1997 of 42 U.S.C. ss. 1395dd(a). ACHMC shall (i) execute the settlement agreement in the form provided to Purchasers as soon as possible after the Effective Date and deliver to Purchasers a copy of the settlement agreement duly executed by all parties thereto not later than Closing, (ii) pay all sums required by and in accordance with the settlement agreement and deliver to Purchasers a copy of the certified or cashier's check evidencing such payment, (iii) cause to be published the advertisements required by and in accordance with the settlement agreement as soon as possible after the Effective Date, provided that the second publication shall occur on the 6th Sunday after the first publication, and deliver to Purchasers copies of the Arizona Republic containing such advertisements.

                                   ARTICLE 13

                             CONDITIONS TO CLOSING

     13.1 Conditions Precedent to Purchasers' Obligation to Close. The obligation of Purchasers to proceed with consummation of the Transaction on the Closing Date and to close the Transaction shall be subject to the satisfaction or waiver by it of each of the following conditions precedent:

     (a) Each of the representations and warranties of Sellers contained in this Agreement shall be true and correct on the Effective Date; each of the representations and warranties of Sellers contained in this Agreement that are qualified as to materiality shall be true and correct on and as of the Closing Date; and each of the other representations and warranties of Sellers contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date.

     (b) Sellers shall have performed and complied in all material respects with all covenants and conditions required by the Agreement to be performed or complied with by them prior to or on the Closing Date.

     (c) Purchasers shall have received a certificate of a duly authorized officer of each Seller, dated as of the Closing Date, certifying on behalf of
Sellers: (i) since the Pricing Date and except as set forth in Schedule 6.9, there has been no material adverse change in the operations or financial condition of the Baptist Facilities prior to the Closing Date and to his/her knowledge, there has been no event, occurrence or development which has had or is likely to have a material adverse change in the Purchased Assets or results of operations or financial condition of the Sellers, and the Baptist Facilities taken as a whole, except for the effect of changes in laws, regulations or market conditions generally applicable to hospitals operating in Phoenix, Arizona; and (ii) its representations and warranties contained in Article 6 or
Article 7, as the case may be, are true and correct on and as of the Closing Date as if made on and as of such date.

     (d) No suit or action by any third party or any investigation, inquiry, or proceeding by any governmental authority, or any legal or administrative proceeding shall have been instituted or threatened on or before the Closing Date which: (i) questions the validity or legality of this Agreement or any transaction contemplated herein, (ii) seeks to enjoin any transaction contemplated herein, or (iii) seeks material damages on account of the consummation of the Transaction.

     (e) All notices required to be given by Sellers related to any bond financing or to any governmental or regulatory authority shall have been duly given and any and all waiting periods (including those under the HSR Act) shall have expired or been terminated or waived, but with respect to such notices only to the extent the failure to give such notices would materially and adversely affect the consummation of the Transaction or the operation of the Baptist Facilities following the Closing. All appropriate bond trustee, bondholder, bond insurer, third party and governmental or regulatory approvals, authorizations or consents to the consummation of the Transaction shall have been obtained, to the extent the failure to obtain any of the foregoing would materially and adversely affect the consummation of the Transaction or the business or operations of the Baptist Facilities following the Closing.

     (f) Purchasers shall have received irrevocable commitments by the Title Insurance Company to issue the title insurance policies, subject to the Permitted Exceptions dated as of the Closing Date issued in favor of Purchasers.

     (g) Sellers shall have delivered to Purchasers the documents to be delivered by them pursuant to Article 5 in the forms provided for herein.

     (h) Purchasers shall have obtained documentation or other evidence reasonably satisfactory to Purchasers that:

          (i) Purchasers have received confirmation from the Arizona Department of Health Services and other applicable licensure agencies that upon Closing all licenses required by law to operate the Baptist Facilities will be transferred to or issued in the name of Purchasers;

          (ii) Sellers have obtained consents to assignment of substantially all of the Assumed Contracts for which such consents are required;

          (iii) Sellers have obtained such consents and approvals as may be legally or contractually required for Sellers to transfer and assign the Shares to Purchasers; and

          (iii) Purchasers shall have obtained such consents, approvals, amendments and/or waivers as Purchasers or Purchasers lenders shall require pursuant to the commitments in Section 8.7 to mortgage, pledge, collaterally assign or otherwise grant Encumbrances on the Purchased Assets, subject to the obligations of Purchasers in the Agreement.

     (i) Since the Pricing Date and except as disclosed on Schedule 6.9, no material adverse change in the Purchased Assets or results of operations or financial condition of the Sellers, and the Baptist Facilities taken as a whole, shall have occurred, and there has been no event, occurrence, development or state of circumstances which has had or is likely to have a material adverse change in the Purchased Assets or results of operations or financial condition of the Sellers, and the Baptist Facilities taken as a whole, except for the effect of changes in laws, regulations or market conditions generally applicable to hospitals operating in Phoenix, Arizona.

     (j) No Seller nor the Subsidiary or Joint Venture shall (i) be in receivership or dissolution, (ii) have made any assignment for the benefit of creditors, (iii) have admitted in writing its inability to pay its debts as they mature, (iv) have been adjudicated a bankrupt, (v) have filed a petition in voluntary bankruptcy, a petition or answer seeking reorganization, or an arrangement with creditors under the federal bankruptcy law or any other similar law or statute of the United States or any state, nor shall any such petition have been filed against any of them, or (vi) have entered into any Contract to do or permit the doing of any of the foregoing on or after the Closing Date.

     (k) Purchasers shall have received the Environmental Reports with respect to the Baptist Facilities prepared by Persons acceptable to Purchasers and the scope, findings and conclusions of such reports shall be reasonably satisfactory to Purchasers.

     (l) Purchasers shall have received the title insurance policies described in Section 9.8.

     (m) Purchasers shall have received an opinion from counsel to Sellers dated as of the Closing Date and addressed to Purchasers in form and substance reasonably satisfactory to Purchasers, to substantially the following effect:

          (i) Each Seller is a nonprofit corporation duly incorporated and validly existing in good standing under the laws of the State of Arizona with full corporate power to carry on its business as it is now being conducted. The Foundation for Baptist Health Systems is a nonprofit corporation duly incorporated and validly existing in good standing under the laws of the State of Arizona with full corporate power to carry on its business as it is now being conducted. Project Oasis, LLC is a limited liability company duly organized and validly existing in good standing under the laws of the State of Arizona with full company powers to carry on its business at it is now being conducted. Each Seller and the Foundation has full power and authority to execute and deliver this Agreement and each of the Closing Documents to which it is a party and to perform its obligations therein. All corporate proceedings required to be taken by each Seller and the Foundation to authorize the execution and delivery of this Agreement and each of the Closing Documents to which it is a party and to authorize the performance of its obligations therein, have all been duly and properly taken.

          (ii) The Subsidiary is a corporation duly incorporated and validly existing in good standing under the laws of the State of Arizona with full corporate power to carry on its business as it is now being conducted. The Joint Venture is a general partnership duly organized and validly existing in good standing under the laws of the State of Arizona with full partnership power to carry on its business as it is now being conducted.

          (iii) The execution, delivery and performance of this Agreement and each of the Closing Documents to which each Seller, the Subsidiary, the Joint Venture or the Foundation is a party does not violate any provision of its articles of incorporation or bylaws, partnership agreement, or of any indenture or other Contract to which such Person is a party and of which such counsel has knowledge.

          (iv) This Agreement and each of the Closing Documents to which each Seller or the Foundation is a party constitutes a valid and binding obligation of such person, enforceable against such Seller or the Foundation in accordance with its terms, subject, as to enforcement of remedies, to (a) applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect, (b) limitations on the enforcement of equitable remedies and (c) such other qualifications as counsel to the Parties may mutually agree upon.

          (v) To such counsel's knowledge, the consummation of the Transaction will not result in a violation, breach or default by any Seller, the Subsidiary, the Joint Venture or the Foundation under any material law, regulation, judgement or order.

          In rendering such opinion, such counsel may rely upon certificates of governmental officials and may place reasonable reliance upon certificates of officers of Sellers and the Foundation. If requested by Vanguard's principal lenders, such counsel shall also deliver to such lenders reliance letters addressed to such lenders with respect to such opinions, which reliance letters shall be in form and substance satisfactory to such lenders.

     (n) There shall be no Encumbrance on or affecting any of the Purchased Assets, the Joint Venture Assets or the Baptist Facilities relating to or arising out of the Hill-Burton Act.

     (o) Sellers shall have complied with the so-called non-profit hospital facility conversion provisions of Arizona law (A.R.S. 10- 11251, et seq.).

     (p) Sellers shall have received all consents necessary to assign to Purchasers the managed care Contracts between Sellers and the payors listed on
Schedule 6.30(a)(i).

     (q) Purchasers shall have obtained equity and debt financing from institutional investors and commercial banks or such other Persons on terms and conditions as Purchasers shall deem satisfactory in their sole discretion in aggregate amounts sufficient to enable Purchasers to pay the Purchase Price, provided that, if Vanguard does not amend its existing principal credit facility to borrow additional amounts of term loans in order to obtain debt financing for the Transaction, then, in addition, Vanguard shall have obtained approval of the lenders under its principal credit facility to consummate the Transaction.

     (r) A settlement agreement shall have been entered into between Sellers and the federal authorities with respect to an alleged billing problem pertaining to the PBHMC transitional care unit and either no Corporate Integrity Agreement shall be imposed upon Sellers as a result of such settlement or, if imposed, such Corporate Integrity Agreement shall not be applicable to or otherwise bind Purchasers as the successors to Sellers in the ownership or operation of any of the Baptist Facilities.

     (s) One of the following scenarios, as applicable, shall have occurred with respect to ACHMC:

          (i) ACHMC shall have been surveyed by HCFA prior to Closing and the results of the survey shall have been conveyed to ACHMC and Purchasers prior to Closing. In such event, Purchasers shall be permitted to participate in the survey process and attend the exit interview. If HCFA finds condition-level deficiencies at ACHMC, then Sellers must cure such deficiencies to the reasonable satisfaction of Purchasers and HCFA prior to Closing or the parties may mutually agree to resolve the deficiencies in another manner. If Sellers are unable to cure the deficiencies prior to Closing or the parties have not reached a mutually acceptable resolution of such deficiencies prior to Closing, this condition shall not be satisfied, and Purchasers will not be required to close the transaction. If HCFA does not find condition-level deficiencies at ACHMC, then this condition shall be deemed satisfied; or

          (ii) ACHMC shall have been surveyed by HCFA prior to Closing, but the results of the survey are not conveyed to ACHMC or Purchasers prior to Closing. In such event, Purchasers shall be permitted to participate in the survey process and attend the exit interview. If, during the exit interview, it reasonably appears that HCFA will find condition-level deficiencies at ACHMC, then Sellers must cure such condition-level deficiencies to the reasonable satisfaction of Purchasers prior to Closing or the parties may mutually agree to resolve the deficiencies in another manner. If Sellers are unable to cure the deficiencies prior to Closing or the parties have not reached a mutually acceptable resolution of such deficiencies prior to Closing, this condition shall not be satisfied, and Purchasers will not be required to close the transaction. If, however, during the exit interview, it reasonably appears that HCFA will not find condition-level deficiencies at ACHMC, then this condition shall be satisfied, or

          (iii) HCFA has not committed to survey ACHMC prior to the Closing Date. In such event, Purchasers shall be permitted to conduct a "mock" survey of ACHMC by qualified surveyors selected by Sellers and Purchasers no later than two weeks prior to the scheduled Closing Date. If the mock survey yields condition-level deficiencies at ACHMC, then Sellers must cure such condition-level deficiencies to the reasonable satisfaction of Purchasers prior to Closing or the parties may mutually agree to resolve the deficiencies in another manner. If Sellers are unable to cure the deficiencies prior to Closing or the parties have not reached a mutually acceptable resolution of such deficiencies prior to Closing, this condition shall not be satisfied, and Purchasers will not be required to close the transaction. If, however, the mock survey does not yield condition-level deficiencies at ACHMC, then Purchasers shall be required to proceed with the closing, and this condition shall be satisfied. If Purchasers do not conduct a "mock" survey no later than two weeks prior to the scheduled Closing Date, then this condition shall be deemed satisfied. If a HCFA survey occurs prior to Closing after a mock survey occurs, then subsections (i) or (ii), as applicable, of this Section 13.1(s) shall apply, and this subsection (iii) shall not apply.

     (t) Sellers shall not have elected to terminate this Agreement pursuant to
Section 9.8.

     (u) Purchasers shall have received consents from lenders on the Option Properties and Joint Venture Property necessary for, and waivers or other instruments, executed by all holders of applicable rights of first refusal to purchase the Option Properties waiving such rights arising out of (i) the Transaction, (ii) the grant by Purchasers of mortgages on the Option Properties, and (iii) the full exercise by the holders of such mortgages of their rights in the Option Properties, pursuant to which such persons waive or elect not to exercise such rights in each of the above circumstances.

     (v) All Schedules identified in this Agreement shall have been approved by the Parties as Final Schedules pursuant to Section 17.20.

     13.2 Conditions Precedent to Sellers' Obligations to Close. The obligation of each Seller to proceed with consummation of the Transaction on the Closing Date and to close the Transaction shall be subject to the satisfaction or waiver by it of each of the following conditions precedent:

     (a) Each of the representations and warranties of Purchasers and Vanguard contained in this Agreement shall be true and correct on the Effective Date; and each of the representations and warranties of Purchasers and Vanguard contained in this Agreement that are qualified as to materiality shall be true and correct on and as of the Closing Date; and each of the other representations and warranties of Purchasers and Vanguard contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date.

     (b) Purchasers and Vanguard shall have performed and complied in all material respects with all covenants and conditions required by the Agreement to be performed or complied with by them prior to or on the Closing Date.

     (c) Sellers shall have received a certificate of a duly authorized officer of each Purchaser and Vanguard, dated as of the Closing Date, certifying on behalf of Purchasers and Vanguard that the representations and warranties of the Purchaser and Vanguard contained in Article 8 are true and correct on and as of the Closing Date as if made on and as of such date.

     (d) No suit or action by any third party or any investigation, inquiry, or proceeding by any governmental authority, or any legal or administrative proceeding shall have been instituted or threatened on or before the Closing Date which: (i) questions the validity or legality of this Agreement or any transaction contemplated herein, (ii) seeks to enjoin any transaction contemplated herein, or (iii) seeks material damages on account of the consummation of the Transaction.

     (e) All notices required to be given by Purchasers or Vanguard to any governmental or regulatory authority shall have been duly given and any and all waiting periods (including those under the HSR Act) shall have expired or been terminated or waived, but with respect to such notices only to the extent the failure to give such notices would materially and adversely affect the consummation of the Transaction or the operation of the Baptist Facilities following the Closing. All appropriate third parties and appropriate governmental or regulatory approvals, authorizations or consents to the consummation of the Transaction shall have been obtained, to the extent the failure to obtain any of the foregoing would materially and adversely affect the consummation of the Transaction or the operations of the Baptist Facilities following the Closing.

     (f) Purchasers and Vanguard shall have delivered to Sellers the documents to be delivered by Purchasers pursuant to Article 5 in the forms provided for herein.

     (g) Neither any Purchaser nor Vanguard shall (i) be in receivership or dissolution, (ii) have made any assignment for the benefit of creditors, (iii) have admitted in writing its inability to pay its debts as they mature, (iv) have been adjudicated a bankrupt, (v) have filed a petition in voluntary bankruptcy, a petition or answer seeking reorganization, or an arrangement with creditors under the federal bankruptcy law or any other similar law or statute of the United States or any state, nor shall any such petition have been filed against any Purchaser or Vanguard, or (vi) have entered into any Contract to do or permit the doing of any of the foregoing on or after the Closing Date.

     (h) Sellers shall have received an opinion from counsel to Purchasers and Vanguard (who may be in-house counsel) dated as of the Closing Date and addressed to Sellers, in form and substance reasonably satisfactory to Sellers, to substantially the following effect:

          (i) Each Purchaser and Vanguard is a corporation duly incorporated and validly existing in good standing under the laws of the State of its incorporation with full corporate power to carry on its business as it is now being conducted. Each Purchaser and Vanguard has full power and authority to execute and deliver this Agreement and each of the Closing Documents to which it is a party and to perform its obligations therein. All corporate proceedings required to be taken by Purchaser and Vanguard to authorize the execution and delivery of this Agreement and each of the Closing Documents to which it is a party and to authorize the performance of its obligations therein, have all been duly and properly taken.

          (ii) The execution, delivery and performance by each Purchaser and Vanguard of this Agreement and each of the Closing Documents to which it is a party does not violate any provision of its articles of incorporation, bylaws, or of any indenture or other material Contract to which any Purchaser or Vanguard is a party and of which counsel has knowledge.

          (iii) This Agreement and each of the Closing Documents to which each Purchaser or Vanguard is a party constitutes a valid and binding obligation of such Person, enforceable against each Purchaser or Vanguard in accordance with its terms, subject, as to enforcement of remedies, to
     (A) applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect,
     (B) limitations on the enforcement of equitable remedies, and (C) such other qualifications as counsel to the Parties may mutually agree upon.

          (iv) To such counsel's knowledge, the consummation of the Transaction will not result in a violation, breach or default by any Purchaser or Vanguard under any material Legal Requirements.

          In rendering such opinion, such counsel may rely upon certificates of governmental officials and may place reasonable reliance upon certificates of officers of any Purchaser and Vanguard.

     (i) There shall have been compliance with the requirements of Section 12.7 pertaining to the Allocated Bonds.

     (j) Sellers shall not have elected to terminate this Agreement pursuant to
Section 9.8.

     (k) Vanguard's lenders shall have agreed to use commercially reasonable efforts to notify the Foundation of any default by Vanguard under Vanguard's principal credit agreement prior to foreclosing upon the Real Property, the Foundation hereby acknowledging that such agreement may be conditioned upon the Foundation's acknowledgment that the lenders' failure to notify the Foundation of such default shall not impair the lenders' rights under the loan agreement or other applicable documents.

     (l) All Schedules identified in this Agreement shall have been approved by the Parties as Final Schedules pursuant to Section 17.20.

                                   ARTICLE 14

                        INDEMNIFICATION AND SURVIVAL OF
                   COVENANTS, WARRANTIES AND REPRESENTATIONS

     14.1 Indemnification by Sellers. Subject to and to the extent provided in this Article, from and after the Closing, Sellers shall jointly and severally indemnify, defend and hold harmless Purchaser's Indemnified Persons, and each of them, from and against any Losses incurred or suffered by Purchaser's Indemnified Persons, directly or indirectly, as a result of or arising from:

     (a) any inaccuracy of any representation or warranty of any Seller, whether or not Purchaser's Indemnified Persons relied thereon or had knowledge thereof; provided that in determining whether there has been any such inaccuracy, any qualification as to materiality included in any representation or warranty shall not be taken into account;

     (b) the nonfulfillment of any covenant, agreement or other obligation of any Seller set forth in this Agreement or in any other agreement or instrument delivered by any Seller pursuant to this Agreement;

     (c) the Excluded Liabilities other than the liabilities described in
Section 14.1(e) and Section 14.1(f);

     (d) any liability or obligation of the Subsidiary or the Joint Venture other than liabilities or obligations of the Subsidiary or Joint Venture arising on or after the Closing Date with respect to periods commencing on or after the Closing Date;

     (e) the loss of licensure, JCAHO accreditation or Medicare or AHCCCS certification of either of the Baptist Hospitals after Closing as a result of acts or omissions occurring prior to the Closing Date;

     (f) any deficiencies identified by the responsible governmental or accrediting agency upon survey related to licensure, JCAHO accreditation or Medicare or AHCCCS certification of either of the Baptist Hospitals after Closing as a result of acts or omissions occurring prior to the Closing Date, which do not result in the loss of licensure, JCAHO accreditation or Medicare or AHCCCS certification of either of the Baptist Hospitals; and

     (g) any liability or obligation incurred by Purchasers under section 8 of that certain Settlement Agreement and Release dated as of March 17, 1988 by and between PBHMC, BHHS, Bethany Enterprises, Inc., and BMC Associates (as assigned by BMC Associates to Health Care Property Investors, Inc, the "Settlement Agreement"). If Purchaser's liability arises under section 8(b) of the Settlement Agreement, Sellers may satisfy their indemnification obligations hereunder by lending to Purchasers a principal amount equal to the principal amount to be loaned by Purchasers pursuant to section 8(a) of the Settlement Agreement. The loan from Sellers to Purchasers pursuant to this subsection 14.1(g) shall be evidenced by a promissory note containing the same terms and conditions as the loan made by Purchasers pursuant to section 8(b) of the Settlement Agreement, except that (i) the loan shall be nonrecourse to Purchasers, and (ii) the loan shall be secured by a pledge of the promissory note payable to Purchasers pursuant to section 8(b) of the Settlement Agreement and a collateral assignment of the second mortgage securing it. In connection with any indemnification claim made pursuant to this Section 14.1(g), the Parties shall cooperate in good faith in enforcing the obligations of the obligor under the promissory note payable to Purchasers, the related second mortgage, and the associated ground lease (whether such obligation arises under section 8(a) or 8(b) of the Settlement Agreement).

     14.2 Sellers' Limitations.

     (a) Sellers shall have no liability under Section 14.1 and no claim under
Section 14.1 shall:

          (i) accrue to any of Purchasers' Indemnified Persons against Sellers under Section 14.1(a) unless (1) the claim arising under the applicable representation or warranty under Section 14.1(a) exceeds $10,000 and (2) only to the extent the total liability of Sellers in respect of such claim(s) satisfying the threshold requirement in (1) above, together with claims made under Section 14.1(f), exceed(s) $1,000,000 in the aggregate; provided that there shall be no minimum loss requirements, and liability of Sellers shall arise from and after $1.00 of Losses, in respect of Losses resulting from any Seller's intentional misrepresentation or fraud; and

          (ii) accrue to any of Purchasers' Indemnified Persons against Sellers under Section 14.1(f) unless and only to the extent the total liability of Sellers in respect of such claim, together with claims made under Section 14.1(a), exceeds $1,000,000;

          (iii) accrue to any of Purchasers' Indemnified Persons against Sellers under Section 14.1(e) or Section 14.1(f) unless such claim is made within 12 months after Closing; and

          (iv) be made unless notice thereof shall have been given by or on behalf of any of Purchasers' Indemnified Persons to Sellers in the manner provided in Section 14.5.

     (b) Furthermore, notwithstanding any other provision in this Agreement to the contrary, Sellers' total aggregate liability under Section 14.1(a), Sections 14.1(e) and 14.1(f) shall be capped at, and shall not exceed $10,000,000 in total with (i) up to $10,000,000 for liability under Sections 14.1(e) and 14.1(f), and (ii) up to $5,000,000 for liability under Section 14.1(a); provided that there shall be no maximum liability of Sellers in respect of Losses resulting from any Seller's intentional misrepresentation or fraud.

     14.3 Indemnification by Purchasers. Subject to and to the extent provided in this Article, from and after the Closing Date, Purchasers shall jointly and severally indemnify, defend and hold harmless Sellers' Indemnified Persons, and each of them, from and against any Losses incurred or suffered by Sellers' Indemnified Persons, directly or indirectly, as a result of or arising from:

     (a) the inaccuracy in any representation or warranty of any Purchaser whether or not Seller's Indemnified Persons relied thereon or had knowledge thereof; provided that in determining whether there has been any such inaccuracy, any qualification as to materiality included in any representation or warranty shall not be taken into account;

     (b) the nonfulfillment of any covenant, agreement or other obligation of any Purchaser set forth in this Agreement or in any other agreement or instrument delivered by any Purchaser pursuant to this Agreement;

     (c) the Assumed Liabilities; and

     (d) liabilities or obligations arising out of or in connection with claims, litigation or proceedings which arise on or after the Closing Date allegedly arising out of or based upon acts or omissions which occurred after the Closing Date.

     14.4 Purchaser's Limitations.

     (a) Purchasers shall have no liability under Section 14.3 and no claim under Section 14.3 shall:

          (i) accrue to any of Sellers' Indemnified Persons against Purchasers under Section 14.3(a) unless (1) the claim arising under the applicable representation or warranty under Section 14.3(a) exceeds $10,000 and (2) only to the extent the total liability of Purchasers in respect of such claim(s) satisfying the threshold requirement of (1) above exceed(s) $1,000,000 in the aggregate, provided that there shall be no such minimum Loss requirement, and liability of Purchasers shall arise from and after $1.00 of Losses, in respect of Losses resulting from Purchaser's intentional misrepresentation or fraud; and

          (ii) be made unless notice thereof shall have been given by or on behalf of any of Sellers' Indemnified Persons to Purchasers in the manner provided in Section 14.5.

     (b) Furthermore, notwithstanding any other provision in this Agreement to the contrary, Purchasers' total aggregate liability under Section 14.3(a) shall be capped at, and shall not exceed, $5,000,000; provided that there shall be no maximum liability of Purchasers in respect of Losses resulting from any Purchaser's intentional misrepresentation or fraud.

     14.5 Notice and Procedure. All claims for indemnification by any Indemnified Party against an Indemnifying Party under this Article shall be asserted and resolved as follows:

          (a) (i) If any claim or demand for which an Indemnifying Party would be liable for Losses to an Indemnified Party is alleged or asserted by a Person other than any Purchasers' Indemnified Person or any Sellers' Indemnified Person (a "Third Party Claim"), the Indemnified Party shall deliver a Claim Notice with reasonable promptness to the Indemnifying Party, together with a copy of all papers served, if any, and specifying the nature of and alleged basis for the Third Party Claim and, to the extent then feasible, the alleged amount or the estimated amount of the Third Party Claim. If the Indemnified Party fails to deliver the Claim Notice to the Indemnifying Party within 30 days after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim if and only to the extent that the Indemnifying Party's ability to defend the Third Party Claim has been irreparably prejudiced by such failure. The Indemnifying Party will notify the Indemnified Party within 10 days after receipt of the Claim Notice (the "Notice Period") whether the Indemnifying Party intends, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against the Third Party Claim.

          (ii) If the Indemnifying Party notifies the Indemnified Party within the Notice Period that the Indemnifying Party intends to defend the Indemnified Party against the Third Party Claim, then the Indemnifying Party will have the right to defend, at its sole cost and expense, the Third Party Claim by all appropriate proceedings, which proceedings will be diligently prosecuted by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party (with the consent of the Indemnified Party not to be unreasonably withheld). The Indemnifying Party will have full control of such defense and proceedings; provided that the Indemnified Party may file during the Notice Period, at the sole cost and expense of the Indemnified Party, any motion, answer or other pleading that the Indemnified Party may deem necessary or appropriate to protect its interests and not irrevocably prejudicial to the Indemnifying Party (it being understood and agreed that, except as provided in Section 14.5(a)(iii), if an Indemnified Party takes any such action that causes a final adjudication that is materially adverse to the Indemnifying Party, the Indemnifying Party will be relieved of its obligations hereunder with respect to that portion of the Third Party Claim prejudiced by the Indemnified Party's action); and provided further that, if requested by the Indemnifying Party, the Indemnified Party shall cooperate, at the sole cost and expense of the Indemnifying Party, with the Indemnifying Party and its counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest or, if appropriate in the judgment of the Indemnified Party and related to the Third Party Claim, in making any counterclaim or cross-claim against any Person (other than the Indemnified Party). The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim assumed by the Indemnifying Party pursuant to this Section 14.5(a)(ii) and, except as provided in the preceding sentence, the Indemnified Party will bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnifying Party may not assume the defense of the Third Party Claim on behalf of the Indemnified Party if (1) the Persons against whom the claim is made, or any impleaded Persons, include both the Indemnifying Party and any Indemnified Party, and (2) representation of both such Persons by the same counsel would be inappropriate due to actual or potential differing interests between them, in which case any Indemnified Party shall have the right to defend the Third Party Claim on its own behalf and to employ counsel at the expense of the Indemnifying Party.

          (iii) If the Indemnifying Party fails to notify the Indemnified Party within the Notice Period that the Indemnifying Party intends to defend the Indemnified Party against the Third Party Claim, or if the Indemnifying Party gives such notice but fails to diligently defend or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Notice Period, then the Indemnified Party will have the right (but not the obligation) to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be diligently prosecuted by the Indemnified Party to a final conclusion or settled at the discretion of the Indemnified Party. The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof, provided that, if requested by the Indemnified Party, the Indemnifying Party shall cooperate, at the sole cost and expense of the Indemnifying Party, with the Indemnified Party and its counsel in contesting the Third Party Claim which the Indemnified Party is contesting, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim or cross claim against any Person (other than the Indemnifying Party).

          (iv) Notwithstanding the foregoing provisions of Section 14.5(a)(iii), if the Indemnifying Party notifies the Indemnified Party within the Notice Period that the Indemnifying Party disputes its obligation to indemnify the Indemnified Party against the Third Party Claim, and if such dispute is resolved pursuant to Section 14.5(c) in favor of the Indemnifying Party, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to Section 14.5(a)(iii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all such costs and expenses. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to Section 14.5(a)(iii), but the Indemnifying Party will bear its own costs and expenses with respect thereto.

     (b) In the event any Indemnified Party should have a claim against any Indemnifying Party that is not a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party specifying the nature of and specific basis for the claim and, to the extent then feasible, the amount or the estimated amount of the claim. The failure by any Indemnified Party to give timely notice referred to in the preceding sentence shall not impair such Person's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party does not notify the Indemnified Party within twenty days following its receipt of the Indemnity Notice that the Indemnifying Party disputes its obligation to indemnify the Indemnified Party hereunder, the claim will be conclusively deemed a liability of the Indemnifying Party hereunder.

     (c) If the Indemnifying Party timely disputes its liability with respect to a claim described in a Claim Notice or an Indemnity Notice, the Indemnifying Party and the Indemnified Party shall proceed promptly and in good faith to negotiate a resolution of such dispute within 60 days following receipt of the Claim Notice or Indemnity Notice and, if such dispute is not resolved through negotiations during such 60-day period, it shall be resolved by arbitration pursuant to Section 17.1.

     (d) The Indemnifying Party shall pay the amount of any liability to the Indemnified Party within 30 days following its receipt of a Claim Notice or an Indemnity Notice, or on such later date (i) in the case of a Third Party Claim, as the Indemnified Party suffers Losses in respect of the Third Party Claim, or
(ii) in the case of an Indemnity Notice in which the amount of the claim is estimated, promptly after any Losses in respect of such claim are actually incurred by the Indemnified Party. In the event the Indemnified Party is not paid in full for its claim in a timely manner after the Indemnifying Party's obligation to indemnify and the amount thereof has been determined, the amount due shall bear interest from the date that the Indemnifying Party received the Claim Notice or the Indemnity Notice until paid at the interest rate provided in Section 17.19, and in addition to any other rights it may have against the Indemnifying Party, the Indemnified Party shall have the right to set-off the unpaid amount of such claim against any amounts owed by it to the Indemnifying Party.

     (e) Any estimated amount of a claim submitted in a Claim Notice or an Indemnity Notice shall not be conclusive of the final amount of such claim, and the giving of a Claim Notice when an Indemnity Notice is properly due, or the giving of an Indemnity Notice when a Claim Notice is properly due, shall not impair such Indemnified Party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. Notice of any claim comprised in part of Third Party Claims and claims that are not Third Party Claims may be given pursuant to either Section 14.5(a) or 14.5(b).

     14.6 Survival of Representations: Indemnity Periods. Notwithstanding any right of Purchasers (whether or not exercised) to investigate the Baptist Facilities and the Purchased Assets or any right of any Party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other Party contained in this Agreement, Sellers have, on the one hand, and Purchasers have, on the other hand, the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The representations, warranties, covenants and agreements in this Agreement made by Sellers and Purchasers respectively will survive the Closing (a) indefinitely with respect to matters covered by Sections 3.1, 3.2, 6.2, 8.2, 14.1(c), and 14.3(c), (b) until 60 days after the expiration of all applicable statutes of limitations (including all periods of extension, whether automatic or permissive) with respect to matters covered by Sections 6.4 (except to the extent covered by Section 6.14(c)), 6.5, 6.10, 6.11, 6.14(a), 6.14(b), 6.17, 6.27, 6.28, 8.3, 8.5, 8.8 and the last sentence of 8.4, (c)
until the first anniversary date of the Closing Date with respect to Section 6.14(c) and, to the extent covered by Section 6.14(c), Section 6.4, and (d) until the second anniversary of the Closing Date in the case of all other representations, warranties, covenants and agreements, except that:

          (i) any representation or warranty that would otherwise terminate in accordance with clause (b) or (c) above shall survive if a Claim Notice or an Indemnity Notice shall have been given on or prior to such termination date, until the related claim has been satisfied or otherwise resolved as provided in this Article,

          (ii) in the event of intentional misrepresentation or fraud in the making of any representation or warranty, or intentional nonfulfillment or breach of any covenant in this Agreement, all representations, warranties, covenants and agreements that are the subject of the intentional misrepresentation, fraud, or intentional nonfulfillment or breach, shall survive until 60 days after the expiration of all applicable statutes of limitations (including all periods of extension, whether automatic or permissive) with respect to matters covered thereby,

          (iii) covenants and agreements to be performed after the Closing Date will survive the Closing for the term specified therein, or, if no term is specified, indefinitely, and

          (iv) rights to indemnification under this Article will survive until the respective claim brought hereunder within the time period prescribed above shall have been satisfied or otherwise resolved as provided herein.

                                   ARTICLE 15

                            DISCLAIMERS AND RELEASES

     15.1 Disclaimer and Release As To Information.

     (a) Except for the representations and warranties set forth in this Agreement and the Contracts and other documents and information set forth in or referred to in the Schedules hereto, Purchasers and Vanguard acknowledge and agree that any title insurance commitment, survey and any and all other information, whether written or oral, pertaining to Sellers or the Purchased Assets (including, without limitation, any information pertaining to the condition, suitability, integrity, marketability, compliance with law or other attributes or aspects of the Baptist Facilities or Purchased Assets), and any and all records and other documents pertaining to the Baptist Facilities or Purchased Assets they have received or may receive from Sellers or their respective officers, employees, consultants or agents are furnished by them without warranty or representation of any kind and solely as a courtesy to Purchasers and Vanguard. Purchasers and Vanguard agree that all such information has and will be accepted by them on the express condition that they shall make their own independent verification of the accuracy and completeness thereof. Except as represented, warranted or covenanted otherwise in this Agreement, no Seller represents or warrants that it has verified the accuracy or completion of any such information described in this Section 15.1(a) or the qualifications of the persons preparing such information, nor does any Seller warrant the accuracy or completion of any of the described information in any way.

     (b) Purchasers and Vanguard agree that neither any Purchaser nor its Affiliates, successors or assigns shall assert or seek to impose any claim, liability, or obligation on any Seller or its Affiliates (including, but not limited to, the Foundation) or their respective shareholders, members, directors, officers, employees, agents, consultants or other representatives arising out of any inaccuracy or incompleteness of any such information furnished to Purchasers or Vanguard by any of them (as such information is described in Section 15.1(a)) and Purchasers, Vanguard their Affiliates and their successors and assigns do hereby relinquish, waive and release all such claims, liabilities, and obligations. Notwithstanding the foregoing, Purchasers and Vanguard do not waive and release Sellers from such claims, liabilities and obligations from representations and warranties made by Sellers or the Foundation from its guaranty obligations under this Agreement.

     15.2 Disclaimer and Release as to Representations and Warranties.

     (a) Except as expressly provided in this Agreement, including the Schedules hereto, Purchasers acknowledge and agree that Sellers and the Foundation have not made any representations or warranties, express or implied, written or oral and any such representations or warranties heretofore made by any Seller or the Foundation which is not contained herein shall not be valid or binding. Sellers have expressly disclaimed and except as expressly set forth in this Agreement, made no representations or warranties with respect to the condition, suitability, integrity or marketability of the Purchased Assets or Baptist Facilities. SELLERS HAVE ALSO EXPRESSLY DISCLAIMED AND MADE NO REPRESENTATIONS OR WARRANTIES AS

TO MERCHANTABILITY OF ANY OF THE PURCHASED ASSETS OR THE BAPTIST FACILITIES OR THEIR FITNESS FOR ANY PARTICULAR USE. Purchasers and Vanguard represent that they are knowledgeable, experienced and professional purchasers of the property and assets included within the Purchased Assets and Baptist Facilities and that they are relying solely on their own expertise and that of their consultants and not on any statement, representation, inducement or agreement of any Seller or the Foundation, except as expressly set forth in this Agreement. Purchasers are purchasing the Purchased Assets strictly in their "As-Is" and "Where-Is" condition with any and all defects and deficiencies, and Purchasers and Vanguard hereby assume all risks, obligations and liability of any and all special, direct, indirect, consequential, and other damages of any kind which are or may be associated with or arise out of the condition of the Purchased Assets and Baptist Facilities. Purchasers and Vanguard agree that no Seller nor the Foundation shall be liable to any Purchaser or Vanguard for any special, direct, indirect, consequential or other damages of any kind which are or may be associated with or arise out of any condition of the Purchased Assets or Baptist Facilities, except as may result from the breach of any Sellers' representations or warranties expressly provided in this Agreement and subject to the limitations in Section 14.2 of this Agreement.

     (b) Purchasers and Vanguard hereby unconditionally and irrevocably release all Affiliates of Sellers (except the Foundation) and any individuals who were at any time prior to the Closing Date, who are as of the Closing Date, or who are or have been at any time after the Closing Date directors, officers, employees, agents, consultants or representatives of any Seller or any Affiliates of any Seller (including, but not limited to, the Foundation) from any and all actual or potential rights Purchasers or Vanguard might have had regarding any form of obligation, representation or warranty, express or implied, of any kind or type, relating to Sellers, the Purchased Assets or the Baptist Facilities and acknowledge that none of them has made any such representation or warranty. Such waiver and release is absolute, complete, total and unlimited.

                                   ARTICLE 16

                       TERMINATION AND LIQUIDATED DAMAGES

     16.1 Termination of Agreement. This Agreement and the Transaction may be terminated at any time prior to Closing, as follows:

     (a) By mutual written consent of Sellers and Purchasers.

     (b) By Sellers, on the one hand, or Purchasers, on the other hand, by reason of the breach by the other Party ("breaching party) in any material respect of any of its covenants or agreements contained in this Agreement, and the breach is not cured by the breaching party to the reasonable satisfaction of the non-breaching party within thirty (30) days of receipt of written notice from the non-breaching party describing the breach. Notwithstanding any other provision of this Agreement, Closing shall be postponed, but only for such time as is necessary to accommodate this cure right.

     (c) Subject to the provisions of Section 5.1, by either Sellers, on the one hand, or Purchasers, on the other hand, if the satisfaction of any condition to such Party's obligations under this Agreement becomes impossible or impracticable with the use of commercially reasonable efforts and the failure of such condition to be satisfied is not caused by a breach by the terminating Party;

     (d) Automatically, if the Final Abandonment Date should occur, unless such date is extended prior thereto with the written approval of each of the Parties.

     (e) By Sellers pursuant to Section 9.8.

     (f) By Purchasers pursuant to Section 9.14.

     (g) By Purchasers if, since the Pricing Date and except as set forth on
Schedule 6.9, a material adverse change in the Purchased Assets or results of operations, or financial condition of the Sellers, and the Baptist Facilities taken as a whole, has occurred, or if an event, occurrence, development or state of circumstances has occurred which has had or is likely to have a material adverse change in the Purchased Assets or results of operations or financial condition of the Sellers, and the Baptist Facilities taken as a whole, except for the effect of changes in laws, regulations or market conditions generally applicable to hospitals operating in Phoenix, Arizona.

     (h) By Sellers if, as a result of an Alternative Proposal received by any Seller from a Person other than any Purchaser or any of its Affiliates, the board of directors of any Seller determines in good faith that its fiduciary obligations under applicable law require that such Alternative Proposal be accepted; provided that (i) the board of directors of such Seller shall have determined in good faith, after considering applicable provisions of state law and after giving effect to all concessions, if any, which have been offered by the Purchaser pursuant to clause (ii) of this paragraph below, on the basis of oral or written advice of outside counsel, that such action is required by its fiduciary obligations under applicable law, and (ii) prior to any such termination, such Seller shall, and shall cause its financial and legal advisors to, negotiate with Purchasers to make such adjustments in the terms and conditions of this Agreement as would enable Purchasers to proceed with the transactions contemplated hereby.

     (i) By Purchasers or by Sellers pursuant to Section 17.20(c).

     16.2 Effect of Termination.

     (a) If this Agreement is terminated pursuant to Section 16.1(b), the breaching Party(ies) shall pay the non-breaching Party(ies) a termination fee of $4 million. Any termination fee payable under this Section shall be payable in 30 days; provided, however, that if this Agreement is terminated by Sellers pursuant to Section 16.1(b), Sellers also have the right to receive the Earnest Money Deposit to partially offset any amounts owed to Sellers pursuant to this
Section 16.2(a). In the event it is determined through the arbitration procedure set forth in Section 17.1 that Purchasers, on the one hand, and Sellers, on the other hand, each breached its covenants and agreements contained in this Agreement, the Party who is determined to be more at fault (the "Primary Breaching Party") shall pay the other Party (the "Secondary Breaching Party") a percentage of the Termination Fee equal to the percentage of fault of the Primary Breaching Party minus the percentage of fault of the Secondary Breaching Party (e.g., if one Party is 60% at fault and the other Party is 40% at fault, the first Party shall pay the other Party 20% of $4,000,000 or $800,000).

     (b) If this Agreement is terminated by Sellers pursuant to Section 16.1(h), Sellers shall pay to Purchasers a termination fee of $4 million and the Earnest Money Deposit shall be returned to Purchasers. No termination by Sellers shall be effective pursuant to Section 16.1(h) unless concurrently with such termination, the termination fee is paid in full by Sellers.

     (c) If this Agreement is terminated pursuant to Section 16.1(c) due to Purchasers' inability to obtain financing (other than by reason of Sellers' unwillingness to subordinate the provisions of Sections 12.9 and 12.21 to the lien of Vanguard's lenders' mortgages or deeds of trust), the Ernest Money Deposit shall be paid to Sellers.

     (d) If this Agreement is terminated for any reason other than by Sellers pursuant to Section 16.1(b), the Earnest Money Deposit shall be returned to Purchasers, except as otherwise provided in Section 16.2(c).

     (e) Except for a breach of Sections 11.1 through 11.4 of this Agreement and notwithstanding any other provision in this Agreement to the contrary, each Party's sole and exclusive remedy for a breach of this Agreement prior to Closing shall be to terminate this Agreement and to collect liquidated damages as provided in this Section 16.2.

THE PARTIES HEREBY EXPRESSLY AGREE THAT THE SUMS IN SECTION 16.2 SHALL CONSTITUTE "LIQUIDATED DAMAGES" (THE "LIQUIDATED AMOUNT") AND FURTHER AGREE THAT BECAUSE THE PRECISE AMOUNT OF DAMAGES CAUSED BY SUCH TERMINATION OF THIS AGREEMENT WOULD BE EXTREMELY DIFFICULT TO CALCULATE ACCURATELY, THE AMOUNTS IN
SECTION 16.2 ARE NOT UNREASONABLE UNDER THE CIRCUMSTANCES EXISTING AT THE TIME OF THE EXECUTION OF THIS AGREEMENT. THE PARTIES ACKNOWLEDGE AND AGREE THAT THEY HAVE MADE A REASONABLE ENDEAVOR TO ESTIMATE THE ACTUAL DAMAGES THEY WOULD SUSTAIN AS A RESULT OF SUCH TERMINATION OF THIS AGREEMENT. HOWEVER, THE PROSPECTIVE IMPRACTICABILITY AND EXTREME DIFFICULTY OF FIXING ACTUAL DAMAGES HAS REQUIRED THE PARTIES TO AGREE TO LIQUIDATE DAMAGES.

     (f) If one Party fails to promptly pay when due to the other Party any termination fee due under this Section 16.2 and the other Party takes any action, including the filing of any lawsuit or other legal action, related to the termination of this Agreement or to collect payment of liquidated damages under this Section 16.2, together with interest as provided in Section 17.19 from the date such fee was required to be paid, the prevailing Party in such action shall be entitled to payment of its reasonable legal fees and expenses by the other Party.

     16.3 Fulfillment of Conditions. Each Party will execute and deliver at Closing each Closing document that such Party is required by this Agreement to execute and deliver as a condition to Closing, and will take all commercially reasonable steps necessary and proceed diligently and in good faith to satisfy each other condition to the obligations of the Parties contained in this Agreement other than unreasonable requests by Vanguard's lenders, to the extent that satisfaction of such condition is within the control of such Party.

                                   ARTICLE 17

                                 MISCELLANEOUS

     17.1 Arbitration. The Parties shall in good faith first attempt to resolve any controversy, dispute or disagreement arising out of or relating to this Agreement or the Transaction by face-to-face negotiations. If any such controversy, dispute or disagreement is not resolved within 30 days after such negotiations begin, that controversy, dispute or disagreement shall be submitted to binding arbitration to be held in Phoenix, Arizona under the Code of Ethics and Rules of Procedure of the American Health Lawyers Association.

     The Parties shall attempt in good faith to agree upon an arbitrator who is knowledgeable in matters covered by this Agreement. If the Parties are unable to agree upon an arbitrator within 10 days after the deadline in the preceding paragraph for negotiations has passed, then either party may file a demand for arbitration with the American Health Lawyers Association and arbitration shall proceed in accordance with the Code of Ethics and Rules of Procedure of the American Health Lawyers Association. The arbitrator shall promptly set a date for hearing and after consideration of the evidence and arguments of the Parties, render a written decision on the dispute within 21 days after the hearing. The decision of the arbitrator shall include findings of fact and conclusions of law. The decision of the arbitrator shall be final and binding as to each Party and any judgment upon the award rendered may be entered by any court having jurisdiction thereof. The costs of arbitration shall be divided equally between the Parties. The party against whom the award is rendered shall pay any monetary award and/or comply with the order of the arbitrator within 60 days of the entry of judgment on the award. The nonprevailing party shall be liable for all attorneys' fees and costs incurred by the prevailing party should the nonprevailing party fail to comply with the above 60-day deadline and the prevailing party must bring court action to collect any award rendered in its favor or to seek other court enforcement of the arbitrator's order.

     17.2 Strict Compliance. No failure by any Party to insist upon the strict performance of any covenant, agreement, term or condition of this Agreement shall constitute a waiver of any breach of such covenant, agreement, term or condition. No waiver shall be effective until executed in writing by an authorized officer of the waiving party; provided, however, no waiver of any breach shall be deemed to have amended this Agreement and each and every covenant, agreement, term and condition of the Agreement shall continue in full force and effect.

     17.3 Notices. All notices, requests, approvals, demands and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given and to be effective (i) when delivered if delivered personally, (ii) when delivered if sent by nationally recognized overnight courier or, (iii) if mailed, the earlier of actual receipt or five (5) days after being deposited in the United States mail as registered or certified mail, postage prepaid, return receipt requested, in any event addressed to the Party at the address specified below, or to such other individuals or such other address(es) a Party may designate in the future by notice under this Section 17.3 to the other Party:

if to Purchasers to:

                  Vanguard Health Systems, Inc.
                  20 Burton Hills Blvd., Suite 100
                  Nashville, TN  37215
                  Attn:  General Counsel
                  Telephone: (615) 665-6006
                  Telecopy:  (615) 665-6197

if to Sellers to:

                  David W. Grauer, Esq.
                  Squire, Sanders & Dempsey LLP
                  41 South High Street, Suite 1300
                  Columbus, Ohio 43215
                  Telephone: (614) 365-2786
                  Telecopy:  (614) 365-2499

with a copy to:

                  Baptist Hospitals and Health Systems, Inc.
                  2224 West Northern Avenue
                  Suite D-300
                  Phoenix, Arizona 85021
                  Attn:    Jerry Wissink
                           Chief Executive Officer
                  Telephone: (602) 864-5201
                  Telecopy:  (602) 864-5255

                           and

                  Baptist Hospitals and Health Systems, Inc.
                  2224 West Northern Avenue
                  Suite D-300
                  Phoenix, Arizona 85021
                  Attn:    William J. Alsentzer, Jr.
                           Executive Vice President - General Counsel
                  Telephone:  (602) 864-5237
                  Telecopy:   (602) 995-7741
if to the Foundation to:

                  David W. Grauer, Esq.
                  Squire, Sanders & Dempsey LLP
                  41 South High Street, Suite 1300
                  Columbus, Ohio 43215
                  Telephone: (614) 365-2786
                  Telecopy:  (614) 365-2499

with a copy to:

                  The Foundation for Baptist Health System
                  2224 West Northern Avenue
                  Suite D-300
                  Phoenix, Arizona 85021
                  Attn:    Jerry Wissink
                           Chief Executive Officer
                  Telephone: (602) 864-5201
                  Telecopy:  (602) 864-5255

                  And

                  The Foundation for Baptist Health System
                  2224 West Northern Avenue
                  Suite D-300
                  Phoenix, Arizona 85021
                  Attention: William J. Alsentzer, Jr.
                             Executive Vice President - General Counsel
                             Telephone: (602) 864-5237
                             Telecopy:  (602) 995-7741

     17.4 Entire Agreement. This Agreement, including all Schedules and Exhibits attached hereto, constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the Parties or any of them, with respect to the subject matter hereof.

     17.5 Amendments. Neither this Agreement nor any term or provision hereof may be changed, waived, discharged or terminated except by the written agreement of all of the Parties or their successors then remaining.

     17.6 Captions. The captions to the Agreement are for convenience of reference only and in no way define, limit or describe the scope or intent of the Agreement or any part thereof, nor in any way affect the Agreement or any part thereof.

     17.7 Assignment. Except for the Foundation's assignment rights under this Agreement, this Agreement and the rights and obligations of the Parties hereto shall not be assignable, provided that Vanguard may assign this Agreement, in whole or in part, to any wholly-owned subsidiary of Vanguard; however, as more fully described in Sections 18.2, as a condition to such an assignment, Vanguard will be required to guaranty as a principal obligor its wholly-owned subsidiary's performance under this Agreement and Vanguard and Purchasers will not be relieved of any of their respective obligations under this Agreement.

     17.8 Controlling Law. This Agreement shall be interpreted and construed in accordance with the internal laws of the State of Arizona applicable to transactions consummated entirely within this State; provided further, that the conflicts of law principles of the State of Arizona shall not apply to the extent they would operate to apply the laws of another state.

     17.9 Severability. If any provision of the Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision thereof, provided the severing of such provision does not materially alter the intent and purposes of the Parties, and the Agreement shall be construed as if such invalid or unenforceable provision were omitted.

     17.10 Successors and Assigns. The Agreement shall inure to the benefit of and be binding upon the Parties, and their respective successors and permitted assigns.

     17.11 Attorneys' Fees. In the event any party takes legal action or arbitration to enforce any of the terms of this Agreement, then, except as provided otherwise in Section 17.1, the prevailing Party to such action shall be entitled to reimbursement for such Party's expenses, including reasonable attorneys' fees, incurred in such action.

     17.12 Remedies. Except as otherwise specifically provided in this Agreement, in addition to other remedies available at law or provided for herein, the Parties shall be entitled to restraint by injunction of the violation, or attempted or threatened violation, of any condition or provision of this Agreement, or to a decree specifically compelling performance of any such condition or provision to the extent provided by applicable law.

     17.13 Third Party Beneficiaries. The terms and provisions of this Agreement (including provisions regarding employee and employee benefit matters) are intended solely for the benefit of the Parties, Purchasers' Indemnified Persons, Sellers' Indemnified Persons, and their respective successors and permitted assigns, and are not intended to confer third party beneficiary rights upon any other Person; provided, however, that the Foundation may fully enforce the terms and provisions of this Agreement, and may enforce provisions for the benefit of the employees hired by Purchasers and medical staff appointees, without a showing of harm to the Foundation.

     17.14 No Provisions Binding Until Signed. No Party to this Agreement shall be bound to any of its provisions by the presence of such provision in any draft hereof. No draft of this Agreement prior to that which is signed between the Parties shall be used by any Party, or be admissible in any proceeding, to interpret the intent of the Parties.

     17.15 Time is of the Essence. Time is of the essence with respect to the performance of all terms, conditions and obligations of this Agreement.

     17.16 No Agency or Partnership Relations. The Parties hereby acknowledge and agree that they have no intention to form a joint venture, agency or partnership relationship through this Agreement for tax or any other purpose, nor have they done so by entering into their Agreement

     17.17 Execution in Counterparts. This Agreement may be executed simultaneously in one or more counterparts, and each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

     17.18 Rules of Construction.

     (a) The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

     (b) Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. (c) The word "including" shall mean including without limitation.

     (d) All references herein to "Articles," "Sections," "Schedules" and "Exhibits" shall be deemed to be references to Articles, Sections, Schedules and Exhibits of this Agreement.

     (e) Any reference to the word "trustee" shall also mean "director" if "director" is used to describe an individual's board membership under the applicable state corporation statutes, and any reference to the word "director" shall also mean "trustee" if "trustee" is used to describe an individual's board membership under the applicable state corporation statutes.

     (f) When the context requires, the gender of all words includes the masculine, feminine and neuter, and the number of all words includes the singular and plural.

     (g) The division of this Agreement into Articles and Sections, and the use of captions and headings in connection therewith, are solely for convenience and shall have no legal effect in construing the provisions of this Agreement.

     17.19 Interest. Unless otherwise provided herein to the contrary, any monies required to be paid by any Party to another Party pursuant to this Agreement shall be due five days after demand therefor and if not paid when due shall accrue interest from and after the due date to and including the date full payment is made at an annual rate equal to the average prime rate of Citibank, N.A., during such period plus three percent (3%) per annum.

     17.20 Schedules.

     (a) The Schedules referred to in or attached to this Agreement (including Schedules delivered to Purchasers pursuant to one or more side letters described below) are integral parts of this Agreement as if fully set forth herein and all statements appearing therein shall be deemed to be representations and disclosures in one Schedule shall be disclosures for all other Schedules in which the same disclosure would be appropriate. Nothing in the Schedules shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Schedule reasonably identifies the exception and, without limiting the generality of the foregoing, the mere listing of a document as an exception to any representation or warranty shall not be deemed to disclose the contents of such document as an exception to any representation or warranty, but an exception may be reasonably identified if the Schedule references an extrinsic document that sets forth the facts relating to the particular exception. Certain Schedules include confidential, proprietary or other sensitive information and, for that reason, are being delivered to Purchasers pursuant to one or more side letters simultaneously with the delivery and attachment of the Final Schedules. Except that such Schedules shall not be attached to this Agreement, such Schedules containing confidential, proprietary or other sensitive information shall be treated for all purposes of this Agreement as though they were attached hereto.

     (b) The parties acknowledge that not all of the Schedules anticipated to have been completed by Sellers (the "Signing Schedules") as of the Effective Date have been completed by Sellers and Purchasers, and Sellers shall not be in breach of any representation or warranty made in this Agreement by reason of the fact that all of the Signing Schedules are not in fact attached to this Agreement on the Effective Date. Each Schedule on the List of Schedules attached hereto which is initialed by the Parties is a "Final Schedule", may not change without agreement of the Parties and shall not be governed by the provisions of this Section 17.20(b). With respect to each missing Signing
Schedule:

          (i) Sellers will prepare or complete a draft (the "Draft Schedules") of all of Signing Schedules to be prepared by Seller and deliver the Draft Schedules to Purchasers promptly after the Effective Date, but in any event no later than two weeks after the Effective Date, and Purchasers will prepare or complete all Draft Schedules to be prepared by Purchasers and deliver the Draft Schedules to Sellers promptly after receipt of the Draft Schedules prepared by Sellers, but in any event no later than ten business days after receipt of the Draft Schedules from Sellers;

          (ii) If any Draft Schedule is acceptable to the other Parties and initialed by each Party, it will thereupon be a "Final Schedule"; and

          (iii) If Purchasers notify Sellers that a Draft Schedule prepared by Sellers is not acceptable, or if Sellers notify Purchasers that a Draft Schedule prepared by Purchasers is not acceptable, the Parties will attempt promptly to resolve their differences with respect to the Draft Schedule, and if the parties reach a written agreement with respect to the Draft Schedule, the Draft Schedule will be a "Final Schedule".

     (c) Each Final Schedule shall be deemed to be the corresponding Schedule referred to in this Agreement and shall be part of this Agreement as fully as if it had been appended hereto on, and shall speak as of, the Effective Date. Notwithstanding any other provision of this Agreement, if any Draft Schedule is not for any reason whatsoever delivered by Sellers to Purchasers on or before two weeks after the Effective Date, or delivered by Purchasers to Sellers on or before ten business days after receipt of the Draft Schedules from Sellers, or any Draft Schedule does not for any reason whatsoever become a Final Schedule pursuant to the provisions of this Section 17.20 on or before the close of business on one week after delivery of the Draft Schedule, then Purchasers (if the missing Final Schedule is to be prepared by Sellers) or Sellers (if the missing Final Schedule is to be prepared by Purchasers) shall have the absolute right to terminate this Agreement on any date subsequent to one month after the Effective Date. Subject to the obligation of the Parties to act in good faith, Purchasers and Sellers shall be under no obligation whatsoever to accept any Draft Schedule in the form provided or to resolve differences with respect thereto.

     17.21 Reproduction of Documents. This Agreement and all documents relating hereto, including consents, waivers and modifications which may hereafter be executed, the Closing Documents, financial statements, certificates and other information previously or hereafter furnished to any Party, may be reproduced by any Party by any photographic, microfilm, electronic or similar process and the Parties may destroy any original documents so reproduced. The Parties stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial, arbitral or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the ordinary course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

     17.22 Consented Assignment. Anything contained herein to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Assumed Contract, claim or other right without the consent of another Person (unless such consent is obtained) if the assignment or attempted assignment thereof without the consent of such other Person would (i) constitute a breach thereof or in any material way affect the rights of any Seller thereunder, (ii) be ineffective or render the Contract void or voidable, or (iii) materially affect any Seller's rights thereunder so that Purchasers would not in fact receive all such rights. In any such event, Sellers shall cooperate in any reasonable arrangement designed to provide for Purchasers the benefits under any such Contract, claim or right, including enforcement of any and all rights of any Seller against the other Person arising out of the breach or cancellation by such other Person or otherwise. After Closing, the Parties shall continue to use commercially reasonable efforts to obtain the consent of the assignment of such Contract, claim or right.

     17.23 Misdirected Payments. Sellers shall remit to Purchasers with reasonable promptness any monies received by Sellers constituting or in respect of the Purchased Assets, Joint Venture Assets and Assumed Liabilities. Purchasers shall remit to Sellers with reasonable promptness any monies received by Purchasers constituting or in respect of the Excluded Assets and Excluded Liabilities. If funds previously paid or credited to any Seller or the Baptist Facilities by a third party in respect of services rendered prior to the Closing Date have resulted in an overpayment or must be repaid, then, except to the extent included in the Net Working Capital, Sellers shall be responsible for the repayment of said monies (and the defense of such actions). If Purchasers suffer any deduction to or offset or withhold against amounts due Purchasers of funds previously paid or credited to any Seller or the Baptist Facilities by a third party in respect of services rendered prior to the Closing Date, then, except to the extent included in the Net Working Capital, Sellers shall pay to Purchasers the amounts so billed or offset upon demand. Any amounts due Purchasers by Sellers or one of their then-Affiliates, or due Sellers by Purchasers or one of their then-Affiliates, may be offset against monies or other funds held by the Party entitled to payment. The provisions of this Section shall not constitute a guarantee of collectibility of the Accounts Receivable.

                                   ARTICLE 18

                        GUARANTEE; CONTINUING LIABILITY

     18.1 Guarantee of Sellers' Obligations. The Foundation, as principal obligor and not merely as a surety, hereby unconditionally guarantees full, punctual and complete performance by Sellers, and any of Sellers' successors or assignees, of each Seller's obligations under this Agreement and each of the Closing Documents subject to the terms hereof and thereof and so undertakes to Purchasers that, if and whenever any Seller is in default, the Foundation will on demand duly and promptly perform or procure the performance of each Seller's obligations. The foregoing guarantee is a continuing guarantee and will remain in full force and effect until the obligations of each Seller under this Agreement have been duly performed or discharged and will continue to be effective or will be reinstated, as the case may be, if at any time any sum paid to Purchasers must be restored by Purchasers upon the bankruptcy, liquidation or reorganization of any Seller. The Foundation's obligations under this Section shall not be affected or discharged in any way by any proceeding with respect to any Seller under any federal or state bankruptcy, insolvency or debtor relief laws. The Foundation agrees that it shall execute such further documentation as the Purchasers or its successors or assigns deem reasonably necessary to evidence the Foundation's guaranty obligations under this Section 18.1.

     18.2 Vanguard Guarantee of Obligations. Vanguard, as principal obligor and not merely as a surety, hereby unconditionally guarantees, full, punctual and complete performance by Purchasers and any of Purchasers' successors or assignees, (referred to herein individually as a "Vanguard Successor" and collectively as "Vanguard Successors") of each of the obligations of Purchasers under this Agreement (collectively, "Purchaser Obligations") and each of the Closing Documents subject to the terms hereof and thereof and so undertakes to Sellers and the Foundation that, if and whenever any Purchaser or Vanguard Successor is in default, Vanguard will on demand duly and promptly perform or procure the performance of each Purchaser Obligation. The foregoing guarantee is a continuing guarantee and will remain in full force and effect until all Purchaser Obligations under this Agreement have been duly performed or discharged and will continue to be effective or will be reinstated, as the case may be, if at any time any sum paid to Sellers must be restored by Sellers upon the bankruptcy, liquidation or reorganization of any Purchaser or Vanguard Successor. Vanguard's obligations under this

Section shall not be affected or discharged in any way by any foreclosure proceeding by Vanguard's lenders or by any proceeding with respect to any Purchaser or Vanguard Successor under any federal or state bankruptcy, insolvency or debtor relief laws. Vanguard agrees that it shall execute such further documentation as the Foundation or Sellers deem reasonably necessary to evidence Vanguard's guaranty obligations under this Section 18.2.

                                   ARTICLE 19

                           FOUNDATION REPRESENTATIONS

     As of the date of this Agreement and the Closing Date, the Foundation represents and warrants to Purchasers that:

     19.1 Authority to Enter into Agreement: Enforceability. It has full corporate power and authority to enter into and to carry out the terms and provisions of this Agreement, and the Transaction, without the approval and consent of any other party or authority. All corporate proceedings have been taken and all corporate authorizations have been obtained by it to authorize execution of the Agreement. All corporate proceedings have been or will be taken, and all corporate authorizations have been or will be obtained by it, to effect the Transaction. The Agreement, when duly executed and delivered by it and, when duly executed by the other Parties hereto, will constitute its legal, valid, and binding obligation enforceable against it in accordance with its terms except as limited by: (a) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally, and (b) general principles of equity.

     19.2 Organization and Standing. It has been duly organized, is validly existing, and in good standing under the laws of its jurisdiction of incorporation. It has all requisite power and authority to own, lease, and operate its properties and to carry on its business as it is now being conducted. To the extent it is claiming to be exempt from federal taxation, it is recognized as exempt from federal income taxation under Section 501(c)(3) and 509(a), respectively, of the Code and has no knowledge of any action by the IRS to revoke or terminate such tax-exempt status under Code Sections 501(c)(3) or 509(a).

     19.3 No Breach. Neither the execution and delivery of the Agreement, nor the consummation of the Transaction, will conflict with or result in a violation or breach of any term or provision of, or constitute a default under
(a) its governing documents; (b) to its knowledge, any material statute, rule, regulation, order, judgment, writ, injunction, or decree of any court or any governmental or regulatory body applicable to it; or (c) to its knowledge, any material agreement, contract or other instrument to which it is a party or by which it is or may be bound, or any material license, permit or similar authorization held by it, which conflict, violation, breach, or default would have a material adverse effect on its business or operations.

     19.4 No Broker of Finder. It is not in any way obligated under any contract or agreement for payment of fees and expenses to any broker or finder in connection with the origin, negotiation or execution of this Agreement or consummation of the Transaction.

     IN WITNESS WHEREOF, the Parties to this Agreement have executed this Agreement by their duly authorized representatives as of the Effective Date.

                                  "Purchaser"

                                  VHS OF PHOENIX, INC.


                                  By:   /s/ Keith B. Pitts
                                     -------------------------------------------

                                  Its:  Executive Vice President
                                      ------------------------------------------

                                  "Vanguard"

                                  VANGUARD HEALTH SYSTEMS, INC.


                                  By:   /s/ Keith B. Pitts
                                     ------------------------------------------

                                  Its:  Executive Vice President
                                      -----------------------------------------

                                  "Sellers"

                                  BAPTIST HOSPITALS AND HEALTH SYSTEMS, INC.


                                  By:   /s/ Gerald L. Wissink
                                     ------------------------------------------

                                  Its:  President and Chief Executive Officer
                                      -----------------------------------------

                                  PHOENIX BAPTIST HOSPITAL AND
                                  MEDICAL CENTER, INC


                                  By:   /s/ Jeffrey K. Norman
                                    --------------------------------------------

                                  Its:  Executive Vice President and Chief
                                        Executive Officer
                                      ------------------------------------------

                                  ARROWHEAD COMMUNITY HOSPITAL AND MEDICAL
                                  CENTER, INC.

                                  By:   /s/ Richard Alley
                                     -------------------------------------------
                                  Its:  Executive Vice President and Chief
                                        Executive Officer
                                      ------------------------------------------

                                  ARIZONA NETWORK DEVELOPMENT, INC.


                                  By:   /s/ Gerald L. Wissink
                                     -------------------------------------------

                                  Its:  President and Chief Executive Officer
                                      ------------------------------------------

                                  "Foundation"

                                  THE FOUNDATION FOR BAPTIST HEALTH SYSTEMS


                                  By:   /s/ Gerald L. Wissink
                                     -------------------------------------------

                                  Its:  President and Chief Executive Officer
                                      ------------------------------------------

                                  PROJECT OASIS, LLC

                                  By:   Baptist Hospitals and Health Systems,
                                        Inc., Manager

                                        By:  /s/ Gerald L. Wissink
                                           -------------------------------------

                                        Its: President/ Chief Executive Officer
                                            ------------------------------------


                                      -2-